Execution Version STOCK AND ASSET PURCHASE AGREEMENT by and between EMERGENT BIOSOLUTIONS CANADA INC. and BTG INTERNATIONAL INC. Dated as of July 31, 2024 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ii TABLE OF CONTENTS Page ARTICLE I DEFINED TERMS; INTERPRETATION................................................................... 1 Section 1.01 Defined Terms. ..................................................................................... 1 Section 1.02 Interpretation. ...................................................................................... 17 ARTICLE II PURCHASE AND SALE .......................................................................................... 18 Section 2.01 Purchase and Sale. .............................................................................. 18 Section 2.02 Transferred Assets and Excluded Assets. ........................................... 18 Section 2.03 Consents to Certain Assignments. ...................................................... 22 Section 2.04 Assumption of Liabilities; Retained Liabilities. ................................. 24 Section 2.05 Purchased Marketing Authorization Withdrawals .............................. 26 Section 2.06 Risk of Loss ........................................................................................ 26 ARTICLE III CLOSING ................................................................................................................... 27 Section 3.01 Closing. ............................................................................................... 27 Section 3.02 Transactions To Be Effected at the Closing. ...................................... 27 Section 3.03 Purchase Price Adjustment. ................................................................ 28 Section 3.04 Purchase Price Allocation. .................................................................. 31 Section 3.04 Withholding Rights. ............................................................................ 31 Section 3.05 Purchase Price Allocation. .................................................................. 31 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER .................................... 32 Section 4.01 Organization and Standing. ................................................................. 32 Section 4.02 Authority; Execution and Delivery; Enforceability. ........................... 32 Section 4.03 Non-Contravention and Approvals. .................................................... 33 Section 4.04 Transferred Entity. .............................................................................. 33 Section 4.05 Title to Shares and Assets. .................................................................. 34 Section 4.06 Real Property. ..................................................................................... 34 Section 4.07 Sufficiency of Transferred Assets. ...................................................... 35 Section 4.08 Intellectual Property. ........................................................................... 35 Section 4.09 Data Protection and Privacy................................................................ 37 Section 4.10 Financial Information.......................................................................... 37 Section 4.11 Absence of Changes ............................................................................ 37 Section 4.12 Contracts. ............................................................................................ 38 Section 4.13 Inventory. ............................................................................................ 38 Section 4.14 Taxes. .................................................................................................. 39 Section 4.15 Litigation. ............................................................................................ 41 Section 4.16 Compliance with Laws ....................................................................... 41 Section 4.17 Employees; Benefit Plans. .................................................................. 42 Section 4.18 Regulatory Matters.............................................................................. 44 Section 4.19 Environmental Matters........................................................................ 46

Section 4.20	Solvency.	47
Section 4.21	Material Customers and Suppliers.	47
Section 4.22	Product Liability.	47
Section 4.23	Brokers and Finders.	48
ARTICLE V	REPRESENTATIONS AND WARRANTIES OF PURCHASER	48
Section 5.01	Organization and Standing.	48
Section 5.02	Authority; Execution and Delivery; Enforceability.	48
Section 5.03	Non-Contravention and Approvals.	49
Section 5.04	Litigation.	49
Section 5.05	Purchaser Insurance Policies.	49
Section 5.06	Compliance with Laws	50
Section 5.07	Brokers and Finders.	50
Section 5.08	Financial Ability	50
Section 5.09	Residence	50
Section 5.10	Purchase of Inventory	50
ARTICLE VI	COVENANTS	51
Section 6.01	Access to Information.	51
Section 6.02	Confidentiality.	52
Section 6.03	Publicity.	52
Section 6.04	Wrong Pockets.	53
Section 6.05	Accounts Receivable and Payable.	53
Section 6.06	Litigation Support.	54
Section 6.07	Insurance.	55
Section 6.08	Services from Affiliates.	55
Section 6.09	Seller Guarantees.	55
Section 6.10	Use of Retained Names and Marks.	56
Section 6.11	Intellectual Property Transfer.	58
Section 6.12	License of Seller Background IP.	59
Section 6.13	Commercialization	59
Section 6.14	Regulatory Transfers.	60
Section 6.15	Regulatory Responsibilities	62
Section 6.16	Fulfillment of Tender Obligations	62
Section 6.17	Further Action.	63
Section 6.18	Parties' Representations; Independent Investigation	64
Section 6.19	Mutual Release.	65
Section 6.20	Bulk Transfer Laws.	66
Section 6.21	Purchaser Insurance Policy Terms	66
Section 6.22	Novation of Prime Government Contracts	66
Section 6.23	Non-Compete	67
Section 6.24	Non-Solicitation	68
Section 6.25	Indemnification of Directors and Officers	68
Section 6.26	Privileged Matters	69
Section 6.27	WARN Act.	70

iii

iv Section 6.28 Employee Matters ............................................................................... 71 ARTICLE VII INDEMNIFICATION; SURVIVAL .......................................................................... 73 Section 7.01 Indemnification by Seller. ................................................................... 73 Section 7.02 Indemnification by Purchaser. ............................................................ 73 Section 7.03 Indemnification Procedures. ............................................................... 74 Section 7.04 Limitations on Indemnification. .......................................................... 76 Section 7.05 Calculation of Indemnity Payments. ................................................... 77 Section 7.06 Exclusivity. ......................................................................................... 78 Section 7.07 Tax Treatment of Indemnification. ..................................................... 80 Section 7.08 Survival. .............................................................................................. 80 Section 7.09 No Setoff Rights. ................................................................................ 80 ARTICLE VIII CERTAIN TAX MATTERS ...................................................................................... 80 Section 8.01 Transfer Taxes. ................................................................................... 80 Section 8.02 VAT. ................................................................................................... 81 Section 8.03 Tax Returns. ........................................................................................ 81 Section 8.04 Tax Contests........................................................................................ 82 Section 8.04 Section 338(h)(1) Election .................................................................. 82 Section 8.06 Tax Refunds. ....................................................................................... 83 Section 8.06 Records. .............................................................................................. 84 Section 8.06 Tax Elections. ..................................................................................... 84 Section 8.09 Survival of Tax Covenants.................................................................. 84 ARTICLE IX MISCELLANEOUS ................................................................................................... 84 Section 9.01 Assignment. ........................................................................................ 84 Section 9.02 No Third-Party Beneficiaries. ............................................................. 84 Section 9.03 Expenses. ............................................................................................ 85 Section 9.04 Notices. ............................................................................................... 85 Section 9.05 Limitation on Damages. ...................................................................... 86 Section 9.06 Severability. ........................................................................................ 86 Section 9.07 Governing Law; Jurisdiction; Dispute Resolution. ............................. 86 Section 9.08 Service of Process. .............................................................................. 87 Section 9.09 Waiver of Jury Trial ............................................................................ 87 Section 9.10 Amendments and Waivers .................................................................. 87 Section 9.11 Specific Performance .......................................................................... 87 Section 9.12 Joint Drafting. ..................................................................................... 88 Section 9.13 Fulfillment of Obligations................................................................... 88 Section 9.14 Counterparts. ....................................................................................... 88 Section 9.15 Entire Agreement. ............................................................................... 88

v EXHIBITS Exhibit A Form of First Bill of Sale and Assignment Assumption Agreement Exhibit B Form of Second Bill of Sale and Assignment Assumption Agreement Exhibit C Form of Domain Name Assignment Agreement Exhibit D Form of Pre-Novation Agreement Exhibit E Form of Supply Agreement Exhibit F Form of Trademark Assignment Agreement Exhibit G Form of Transition Services Agreement Exhibit H Estimated Inventory Statement Exhibit I Purchaser Insurance Policies SCHEDULES 1.01(a) Closing Inventory Value 1.01(b) Employees 1.01(c) Knowledge of Seller 1.01(d) Back-up Packaging Line 1.01(e) Permitted Liens 1.01(f) Transferred Entity Marketing Authorizations 2.02(a)(i) Transferred Government Contracts 2.02(a)(ii) Transferred Government Bids 2.02(a)(iii) Transferred Contracts 2.02(a)(v) Transferred Marketing Authorizations 2.02(a)(vii)(A) Transferred Trademark Rights 2.02(a)(vii)(D) Transferred Domain Names 2.02(a)(xii) Other Transferred Assets 2.02(c)(xx) Other Excluded Assets 2.03(c) Shared Contracts 2.04(a)(viii) Other Assumed Liabilities 2.04(b)(xiv) Other Retained Liabilities 3.02(a)(ii) Delivery of Transferred Assets 6.09 Seller Guarantees 6.10(a) Retained Names and Marks 6.27 WARN Act 6.28(a) Bonus and Incentive Compensation Programs DISCLOSURE SCHEDULES

vi INDEX OF DEFINED TERMS Defined Term Page Defined Term Page Accrued PTO .........................................72 Acquisition .............................................18 Adverse Event ..........................................1 Affiliate ....................................................1 Aggregate Purchase Price ........................2 Agreement ................................................1 Allocation ...............................................31 Alternative Arrangement .......................23 Ancillary Agreements ..............................2 Assumed Liabilities ...............................24 Back-up Packaging Line ..........................2 Benefit Plan ..............................................2 [**] APA .............................................2 Business ...................................................2 Business Day ............................................3 cGMP .......................................................3 Chosen Courts ........................................87 Claim Notice ..........................................75 Closing ...................................................27 Closing Date...........................................27 Closing Inventory Value ..........................3 Closing Payment ......................................3 Code .........................................................3 Commercialization ...................................3 Company Indemnitee .............................68 Competing Business...............................67 Confidentiality Agreement.....................52 Consent ....................................................3 Continuing Employee ............................71 Contract ....................................................3 Control .....................................................3 Copyright Rights ......................................3 COVID-19................................................3 COVID-19 Response Action ...................4 Data Protection Laws ...............................4 Database Transition Period ....................57 Deal Communications ............................69 Deal Counsel ..........................................69 Delayed Transfer Contract .......................4 Development ............................................4 Direct Claim ...........................................75 Disclosure Schedule ...............................32 Dispute .....................................................4 Domain Name Assignment Agreement ...........................................4 Employee .................................................4 Enforceability Exceptions ......................33 Environmental Laws ................................4 Environmental Permits.............................4 ERISA ......................................................4 ERISA Affiliate .......................................4 Estimated Closing Inventory Value .......28 ETA ..........................................................5 Excluded Assets .....................................20 Excluded Books and Records ..................5 Excluded Intellectual Property .................5 Existing Stock ........................................56 Exploit ......................................................5 FDA........................................................13 Final Purchase Price ...............................30 Financial Information.............................37 Finished Inventory ...................................5 First Bill of Sale and Assignment and Assumption Agreement .......................6 Fraud ........................................................6 GAAP .......................................................6 Government Bid .......................................6 Government Contract ...............................6 Governmental Entity ................................6 GST ..........................................................6 Hazardous Substances ..............................6 Health Care Laws .....................................6 Indebtedness .............................................7 Indemnification Objection Notice..........76 Indemnification Objection Period ..........76 Indemnified Party...................................74 Indemnifying Party ................................74 Independent Expert ................................29 Intellectual Property .................................7 Inventory ..................................................7 Inventory Statement ...............................28 Judgment ..................................................7 [**] ......................................................7 Know-How ...............................................7 Knowledge of Seller ................................7 Label Transition Period............................8

vii Law ..........................................................8 Leased Real Property ...............................8 Liabilities .................................................8 Liens .........................................................8 Losses .....................................................73 Manufacture .............................................8 Marketing Authorization Transfer Date .....................................................8 Marketing Authorizations ........................9 Marketing Authorizations Transfer Plan ....................................................60 Material Adverse Effect ...........................9 Material Customers ................................10 Material Suppliers ..................................10 Milestone................................................10 Milestone Payment.................................32 [**] Agreement ..............................14 Notice of Objection ................................28 Notified Body.........................................10 Novation Packages .................................67 Objection Period ....................................28 OFAC .....................................................14 Parties .......................................................1 Party .........................................................1 Patent Rights ..........................................11 Permits ...................................................11 Permitted Liens ......................................11 Person .....................................................11 Personal Data .........................................11 Personnel ................................................36 Post-Closing Tax Period ........................11 Pre-Closing Accounts Payable ...............25 Pre-Closing Accounts Receivable..........21 Pre-Closing Tax Period ..........................11 Pre-Closing Tax Return .........................82 Pre-Closing Taxes ..................................11 Preliminary Allocation ...........................31 Prime Government Contract ..................12 Privileged Deal Communications ..........70 Proceeding..............................................12 Processing ..............................................12 Product ...................................................12 Product Labeling ....................................12 Product Liability Claim..........................12 PST .........................................................12 PST Law.................................................13 PST Provinces ........................................13 Purchase Price ........................................13 Purchaser ..................................................1 Purchaser 401(k) Plan ............................72 Purchaser Indemnitees ...........................73 Purchaser Material Adverse Effect ........49 Purchaser Released Matters ...................65 Purchaser Released Party .......................78 Purchaser Tax Act ..................................13 QST ........................................................13 Registered Intellectual Property .............35 Regulatory Authority .............................13 Release ...................................................13 Released Claims .....................................78 Representatives ......................................14 Resolution Period ...................................29 Responsible Contracting Officer............67 Retained Liabilities ................................25 Retained Names and Marks ...................56 Reverse Supply Agreement....................14 Sanctioned Person ..................................14 Sanctioned Territory ..............................14 Sanctions ................................................14 Second Bill of Sale and Assignment and Assumption Agreement ..............14 Section 338(h)(10) Allocation Table .....83 Section 338(h)(10) Election ...................82 Section 338(h)(10) Election Forms ........83 Sell .........................................................14 Seller ........................................................1 Seller 401(k) Plan ..................................72 Seller Background IPR ..........................14 Seller Bonuses ........................................71 Seller Guarantees ...................................56 Seller Indemnitees ..................................73 Seller Parent .............................................1 Seller Released Matters..........................65 Seller Released Party .............................78 Seller Tax Contest ..................................82 Seller Tax Return ...................................81 Shared Contract ......................................14 Straddle Tax Period................................15 Supply Agreement .................................15 Target Inventory Value ..........................15 Tax .........................................................15 Tax Act...................................................15

viii Tax Return .............................................15 Taxes ......................................................15 Taxing Authority ....................................15 Tender Commitments.............................63 Territory .................................................15 Third Party .............................................15 Third Party Claim ..................................74 Trademark Assignment Agreement .......15 Trademark Rights...................................15 Transaction Expenses.............................26 Transfer ..................................................15 Transfer Taxes .......................................16 Transferred Assets .................................18 Transferred Contracts.............................19 Transferred Copyright Rights ................16 Transferred Domain Names ...................19 Transferred Entity ....................................1 Transferred Entity Intellectual Property .............................................16 Transferred Entity Inventory ..................16 Transferred Entity Marketing Authorizations ...................................16 Transferred Entity Permits .....................16 Transferred Equipment ..........................16 Transferred Government Bid .................19 Transferred Government Contract .........19 Transferred Intellectual Property ...........19 Transferred Inventory ............................19 Transferred Know-How .........................16 Transferred Marketing Authorizations ..19 Transferred Product Records .................17 Transferred Regulatory Documentation ..................................17 Transferred Shares ...................................1 Transition Services Agreement ..............17 VAT .......................................................17

STOCK AND ASSET PURCHASE AGREEMENT, dated as of July 31, 2024 (this “Agreement”), by and between Emergent BioSolutions Canada Inc. an Ontario corporation (“Seller”), and BTG International Inc., a corporation organized under the laws of Delaware (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” WHEREAS, (a) Seller Parent owns all of the issued and outstanding shares of capital stock (collectively, the “Transferred Shares”) of Emergent Protective Products USA Inc., a Delaware corporation (the “Transferred Entity”), and (b) Seller and its Affiliates (including the Transferred Entity) operate the Business and collectively own all of the Transferred Assets; and WHEREAS, the Parties desire that, at the Closing (or such other time as specified in this Agreement or the Transition Services Agreement), (a) Seller shall cause Seller Parent to sell, and Purchaser shall purchase from Seller Parent, the Transferred Shares and (b) Seller shall, and shall cause its applicable Affiliates to, sell and assign to Purchaser or its Affiliates, and Purchaser shall, or shall cause its applicable Affiliates to, purchase and assume from Seller and such Affiliates, the Transferred Assets and the Assumed Liabilities, in each case, upon the terms and subject to the conditions of this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I DEFINED TERMS; INTERPRETATION SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a medical device and which does not necessarily have to have a causal relationship with the administration of such medical device. “Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with, the specified individual or entity. For purposes of this definition (a) the direct or indirect ownership of over 50% of the outstanding voting securities of an entity, (b) the right to receive over 50% of the profits or earnings of an entity, or (c) the ability to otherwise direct or cause, directly or indirectly, the management or policies of an entity, shall be deemed to constitute control. For purposes of this Agreement or any Ancillary Agreement (i) at and prior to completion of the Closing step detailed in Section 3.01(a), the Transferred Entity shall be deemed to be an Affiliate of Seller, (ii) following completion of the Closing step detailed in Section 3.01(a), the Transferred Entity shall be deemed to be an Affiliate of Purchaser and shall not be deemed to be an Affiliate of Seller, (iii) no equity holder of Emergent BioSolutions Inc., a Delaware corporation (“Seller Parent”), shall be an Affiliate of Seller or any of Seller’s

2 Affiliates, and (iv) neither Charterhouse Capital Partners LLP nor any Affiliate of Charterhouse Capital Partners LLP other than Purchaser and its controlled Affiliates shall be deemed to be Affiliates of Purchaser. “Aggregate Purchase Price” means an amount equal to (a) the Closing Payment, plus (b) the amount (if any) by which the Estimated Closing Inventory Value exceeds the Target Inventory Value, minus (c) the amount (if any) by which Target Inventory Value exceeds the Estimated Closing Inventory Value, plus (d) the Milestone Payment if such amount becomes payable pursuant to Section 3.06. “Ancillary Agreements” means the First Bill of Sale and Assignment and Assumption Agreement, the Second Bill of Sale and Assignment and Assumption Agreement, the Domain Name Assignment Agreement, the Pre-Novation Agreement, the Reverse Supply Agreement, the Supply Agreement, the Trademark Assignment Agreement, and the Transition Services Agreement. “Auditing Organization” means a recognized organization to conduct a single regulatory audit of a medical device manufacturer that satisfies the relevant regulatory requirements of the countries participating in the Medical Device Single Audit Program (MDSAP) (e.g., Australia, Brazil, Canada, Japan and United States). For clarity, BSI constitutes an Auditing Organization. “Back-up Packaging Line” means the equipment set forth on Schedule 1.01(d), comprising the back-up packaging line for the Product. “Benefit Plan” means each (a) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, (b) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, termination, vacation, bonus, incentive or other compensatory plan, program, policy or agreement, and (c) medical, vision, dental or other health plan, life insurance plan, or fringe benefit plan, in each case, sponsored, maintained or contributed to, or required to be maintained or contributed to, by the Seller Parent or any of its Affiliates or under which the Seller Parent or any of its Affiliates has any obligation or Liability, in each case for the benefit of any current or former officer, employee, individual consultant or director of the Transferred Entity or in which any Employee participates or has participated, whether written or unwritten. “[**] APA” means that certain Asset Purchase Agreement, by and among [**] USA Inc., [**] Diagnostics, Inc., E-Z-EM, Inc., EZEM Canada Inc. and Emergent BioSolutions Inc., dated as of April 24, 2013, as amended by Amendment No.1, dated July 30, 2013, and Amendment No. 2, dated August 1, 2013. “BSI” means the British Standards Institution. “Business” means the Exploitation of the Product in the Territory by or on behalf of Seller and its Affiliates, as of immediately prior to the Closing.

3 “Business Day” means any day, other than a Saturday, a Sunday, or any day on which commercial banks are required or authorized to remain closed in any of New York, New York, London, England, Brussels, Belgium, the City of Luxembourg, Grand Duchy of Luxembourg or Paris, France. “cGMP” means the applicable then-current standards of design control, quality management systems, and good manufacturing practice for conducting design, development, and Manufacturing activities for medical devices as promulgated, enforced, endorsed or required by any applicable Governmental Entity in the Territory, including FDA regulations at 21 C.F.R. Part 820, and relevant international standards, including ISO 13485. “Closing Inventory Value” means the aggregate value of the Inventory constituting Transferred Inventory and Transferred Entity Inventory as of 12:01 a.m., Eastern Time on the Closing Date, determined in accordance with the accounting principles, policies, procedures, methods, judgments, estimation processes and practices set forth on Schedule 1.01(a) and, to the extent consistent with the foregoing, GAAP. “Closing Payment” means an amount in cash equal to $75,000,000. “Code” means the Internal Revenue Code of 1986. “Commercialization ” or “Commercialize” means the conduct of all activities undertaken in preparation for and following Marketing Authorizations for a medical device product, relating to the promotion, sales (including receiving, accepting, and filling product orders), marketing, and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling, and delivering) of such medical device product, including sales force detailing, advertising, market research, market access (including price and reimbursement activities) and sales force training. “Consent” means a consent, approval, permission, waiver, ratification or authorization. “Contract” means any legally binding agreement, including any unexpired lease, sublease, license, note, mortgage, indenture or guarantee. “Control” means, with respect to any regulatory documentation, Marketing Authorization or item of Intellectual Property, the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to transfer, assign or grant a license, sublicense or other right to or under such regulatory documentation, Marketing Authorization or item of Intellectual Property as provided for herein without violating the terms of any Contract with any Third Party, and “Controlled” and “Controlled by” have correlative meanings. “Copyright Rights” means all copyrights, whether registered or unregistered, and all registrations and applications for registration therefor and all extensions, restorations and renewals thereof and all rights in any copyrightable works, databases and data collections. “COVID-19” means the COVID-19 disease caused by the SARS-CoV-2 virus (or any mutation or variation thereof).

4 “COVID-19 Response Action” means any commercially reasonable actions that Seller or any its Affiliates reasonably determines are necessary or prudent to take in connection with the COVID-19 pandemic that are (a) intended to mitigate the adverse effects of COVID-19 on their business, customers, personnel or other stakeholders or (b) intended to ensure compliance with any Law. “Data Protection Laws” means all Laws relating to the Processing of Personal Data, data privacy, data or cyber security, breach notification or data localization. “Delayed Transfer Contract” has the meaning set forth in the Transition Services Agreement. “Delayed Transfer Contracts Transfer Date” has the meaning set forth in the Transition Services Agreement. “Development ” or “Develop” means pre-clinical and clinical development activities, including clinical trials, relating to the development of a medical device product and submission of information to a Regulatory Authority to support Marketing Authorizations for such medical device product or expanding the labeling for such medical device product, and activities to develop manufacturing capabilities for such medical device product. “Dispute” means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or in connection with this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement, including any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement or any Ancillary Agreement. “Domain Name Assignment Agreement” means the Domain Name Assignment Agreement to be entered into at the Closing, substantially in the form of Exhibit C. “Employee” means each employee of the Transferred Entity, as listed on Schedule 1.01(b). “Environmental Laws” means all Laws regulating (a) pollution or protection of the environment or natural resources, including all those relating to the presence, use, production, manufacture, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of, or exposure to, any Hazardous Substance, or (b) occupational health and safety as it relates to Hazardous Substance exposure, in each case, as previously or now in effect. “Environmental Permits” means any Permit issued under any Environmental Law or by any Governmental Entity relating to Environmental Laws or Hazardous Substances. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, with respect to any entity, (a) a member of any “controlled group” (within the meaning of Section 414(b) of the Code) of which that entity is

5 also a member, (b) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with that entity, or (c) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which that entity is also a member. “ETA” means the Excise Tax Act (Canada). “Excluded Books and Records” means any and all (a) books, documents, records, files and other items prepared in connection with or relating to the negotiation and consummation of the Acquisition and the other transactions contemplated by this Agreement or the Ancillary Agreements, or otherwise prepared in connection with the sale of Seller’s rights to the Product, including all (i) bids received from Third Parties and analyses relating to the Business or Seller’s rights to the Product and (ii) strategic, financial or Tax analyses relating to the divestiture of the Transferred Entity, the Transferred Assets, the Assumed Liabilities, Seller’s rights to the Product or the Business; (b) Intellectual Property rights of Third Parties, other than Intellectual Property rights licensed to Seller or any of its Affiliates under the Transferred Contracts; (c) attorney work product, attorney-client communications and other items protected by established legal privilege, to the extent that such items cannot be transferred without losing such privilege, provided that Purchaser and Seller shall cooperate in good faith to develop substitute arrangements to the extent reasonably possible that do not result in the loss of such privilege; (d) books or records not exclusively related to the Transferred Entity, the Transferred Assets or the Employees (including all human resources, personnel records and any other employee books and records not exclusively related to the Employees); (e) financial and accounting records not exclusively related to the Product, the Transferred Assets or the Transferred Entity; (f) work papers of Seller’s or its Affiliates’ auditors; (g) Tax Returns, Tax records, related workpapers and other similar Tax information of Seller Parent, Seller and Seller’s Affiliates, except to the extent exclusively related to the Transferred Assets or the Transferred Entity; and (h) items to the extent applicable Law prohibits their transfer or where transfer thereof would subject Seller or its Affiliates to any Liability; (i) electronic files created or stored by individual employees on Microsoft OneNote; and (j) electronic mail or similar electronic communication. “Excluded Intellectual Property” means all of Seller’s and its Affiliates’ right, title and interest in, to and under (a) the Retained Names and Marks, (b) the Seller Background IPR, and (c) all other Intellectual Property and Intellectual Property rights not included in the Transferred Intellectual Property. “Exploit” or “Exploitation” means to make, have made, import, export, use, Sell, or otherwise dispose of, including all discovery, research, Development, Manufacture, Commercialization, registration, modification, improvement, storage, transportation, distribution and other activities related thereto. “Finished Inventory” means all inventory of Product in finished packaged form (together with any Product packaging materials thereon or therein) that is owned by Seller or any of its Affiliates.

6 “First Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement to be entered into at the Closing, substantially in the form of Exhibit A. “Fraud” means, with respect to any Party, an actual or intentional fraud with respect to the making of the representations and warranties contained in Article IV or Article V, as applicable; provided that such actual and intentional fraud of such Party shall be deemed to exist only if (a) such Party had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by such Party were actually false when made, (b) that such representations and warranties were made with the express intent to induce the other Party to rely thereon to such other Party’s detriment, (c) such reliance by such other Party was justifiable and (d) such reliance resulted in Losses to such other Party. “Fraud” shall only include common law liability for fraud, and shall exclude equitable fraud, promissory fraud, unfair dealing and any other fraud-based claim. “GAAP” means United States generally accepted accounting principles. “Government Bid” means any written quotation, bid or proposal made by Seller or its applicable Affiliate that is exclusively related to the Business and is outstanding as of the date of this Agreement and, if accepted or awarded, would result in a Government Contract. “Government Contract” means any Contract exclusively related to the Business for the provision of supplies or services in exchange for payment that is (a) between Seller or its applicable Affiliate, on the one hand, and a Governmental Entity, on the other hand, or (b) entered into by Seller or its applicable Affiliate as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Entity, and, in each case, (i) the period of performance of which has not yet expired or terminated, (ii) the performance thereof is not complete or has remaining administrative items to finalize prior to formal close out, (iii) under which an audit right remains open, or (iv) for which final payment has not yet been received. A task, purchase, delivery or work order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but will be considered part of the Government Contract to which it relates. “Governmental Entity” means any supranational, international, national, federal, state, provincial, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body. “GST/HST” means the goods and services tax or harmonized sales tax levied under Part IX of the ETA. “Hazardous Substances” means all pollutants, contaminants, chemicals, wastes, and any toxic or otherwise hazardous substances or materials as to which liability or standards of conduct are imposed under any Environmental Law, including petroleum or petroleum byproducts, asbestos, pesticides, polychlorinated biphenyls, noise, odor, mold or radiation. “Health Care Laws” means (a) United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.) and all related rules, regulations and guidelines and any other applicable Laws in the Territory governing the Development, approval, Manufacture, Sale,

7 distribution, Commercialization or other Exploitation of drugs and devices, including good laboratory practices, good clinical practices, and cGMP, and the purchase or prescription of or reimbursement for drugs or devices by any Governmental Entity, private health plan or entity, or individual, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)); the Civil False Claims Act (31 U.S.C. §§ 3729 – 3733), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll; Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b, 42 U.S.C. § 1320a-7; and the Federal Physician Payment Sunshine Act/Open Payments (42 U.S.C. § 1320a- 7h) and (b) any Laws in the Territory pertaining to a government sponsored or funded health care program, including the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment. “Indebtedness” means (a) indebtedness for borrowed money owing or guaranteed by Seller, its Affiliates or the Transferred Entity (subject to Section 6.09), (b) any other indebtedness evidenced by notes, bonds, debentures or other debt securities, (c) any reimbursement obligations relating to letters of credit, bankers’ acceptances, surety, performance bonds or other bonds or similar instruments to the extent called, drawn or otherwise due, (d) any obligations under capitalized leases or operating leases (in each case, other than leases associated with the Transferred Equipment or any equipment, machinery, furniture or fixtures held by the Transferred Entity), (e) any guarantees for the obligations of any Person, including guarantees of any items set forth in clauses (a) through (d), and (f) any outstanding prepayment premiums, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (e). “Intellectual Property” means Copyright Rights, Patent Rights, Trademark Rights, Know-How and domain names. “Inventory” means all (a) inventories of raw materials (including active pharmaceutical ingredients), components, sub-assemblies, packaging, labels, training kits and goods in transit with respect to the Product and (b) Finished Inventory. “Judgment” means any judgment, order or decree of any Governmental Entity or award of any arbitral body. [**] “Know-How” means any and all trade secrets, data, information, technology, processes, techniques, inventions, assays, and other know-how, including specifications, formulations, manufacturing processes, chemical or biological manufacturing control data, quality control and testing procedures, clinical data, and customer and supplier lists, in each case, whether patentable or not, including tangible manifestations thereof. “Knowledge of Seller” means the actual knowledge of any of the individuals set forth on Schedule 1.01(c), after reasonable inquiry of such individual’s direct reports.

8 “Label Transition Period” means (a) with respect to the Finished Inventory that constitutes Transferred Inventory or Transferred Entity Inventory, on a country-by-country basis, the period commencing on the Closing Date and ending on the earlier of (i) the date on which Purchaser and its Affiliates have sold all units of such Finished Inventory with respect to such country, and (ii) the latest expiry date for any unit of such Finished Inventory with respect to such country, (b) with respect to any finished version of the Product that is Manufactured by or on behalf of Purchaser or its Affiliates within six months following the Closing Date, on a country-by-country basis, the period commencing on the Closing Date and ending on the earlier of (i) the date on which Purchaser and its Affiliates have sold all units of such finished version of Product with respect to such country, and (ii) the latest expiry date for any unit of such finished version of Product with respect to such country, and (c) with respect to the Existing Stock, the period commencing on the Closing Date and ending on the date that is 90 days after the Closing Date. “Law” means any supranational, international, national, federal, state, provincial, local, foreign or administrative statute, law, ordinance, rule, code or regulation. “Lease” means the Lease Agreement, dated as of January 6, 2016, pursuant to which the Transferred Entity leases the Leased Real Property from the University of Southern Mississippi. “Leased Real Property” means that portion of the facility located at 46 Shelby Thames Drive, Hattiesburg, MS 39402 as more particularly described in the Lease. “Liabilities” means any obligations, liabilities, debts, commitments, claims or complaints of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued or unaccrued, contingent or fixed, matured or unmatured or otherwise. “Liens” means mortgages, liens, security interests, assessments, adverse claims, levies, charges, pledges, licenses, sublicenses, encumbrances or other similar claims of any kind, character or description, whether of record or not. “Manitoba RST” means the tax imposed under the Manitoba Retail Sales Tax Act, CCSM c R130. “Manufacture” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, testing, stability testing, storage and shipping and holding (prior to distribution) of any product or any intermediate thereof. “Marketing Authorization Transfer Date” means, with respect to the Product in an applicable country in the Territory, (a) the effective date approved by the applicable Governmental Entity for the Transfer of the applicable Transferred Marketing Authorization(s) with respect to the Product and such country from Seller or its applicable Affiliate to Purchaser or its applicable Affiliate, or (b) the date on which such Transfer is otherwise effected in accordance with applicable Law. Notwithstanding the foregoing, the Marketing Authorization Transfer Date for each Transferred Entity Marketing Authorization shall be deemed to be the Closing Date.

9 “Marketing Authorizations” means, with respect to a product, any and all authorizations, clearances, approvals, licenses or registrations of any Governmental Entity, including a Regulatory Authority, in a particular territory necessary to market, commercially distribute or Sell such product in such territory, including, where applicable, labeling approvals and pricing or reimbursement approvals, but excluding any manufacturing authorizations or establishment registrations. “Material Adverse Effect” means any event, change, occurrence, condition, development or effect that individually or in the aggregate, has or would be reasonably expected to have a material adverse effect on (a) the financial condition or results of operations of the Business taken as a whole, or (b) the ability of Seller and its Affiliates to consummate the Acquisition and the other transactions contemplated by this Agreement; provided, however, that, in the case of (a) only, none of the following, and no effect, change, event or occurrence arising out of or resulting from the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (a) (i) Seller’s and its Affiliates’ compliance with the terms and conditions of this Agreement or any Ancillary Agreement, (ii) the failure to take any action prohibited pursuant to this Agreement that Seller or its Affiliates have requested the necessary consent of Purchaser to take and to which Purchaser did not grant its consent or (iii) any other action by Seller or its Affiliates (A) expressly contemplated by this Agreement or any Ancillary Agreement or (B) which Purchaser has requested in writing be taken; (b) any event, change, occurrence, condition, development or effect affecting the industry or industry sectors in which the Business operates or competes generally or the general economy, in each case, in the geographic areas in which the Business operates or competes, or the credit or other financial markets; (c) regulatory or political conditions, including the worsening of any existing conditions; (d) any natural disaster or pandemic (including the COVID-19 pandemic or any COVID-19 Response Action) or any hostility or acts of terrorism, sabotage, military action or war (whether or not declared), or any escalation or worsening thereof, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis; (e) any failure of the Business to meet internal or public forecasts, projections, predictions, guidance, estimates, milestones or budgets (but the underlying reason for the failure to meet such forecasts, projections, predictions, guidance, estimates, milestones or budgets may be considered, except as otherwise provided in this definition); (f) the negotiation or execution of this Agreement or any Ancillary Agreement or the announcement or pendency of the Acquisition or a potential transaction involving the Business, including any loss of, reduction in or impact on the relations of the Business with, any employees, customers, suppliers, partners or distributors as a result thereof (provided that this clause (f) shall not apply with respect to the representations and warranties set forth in Section 4.03 and Section 4.08(j)); (g) any acts or omissions of Purchaser or any of its Affiliates; (h) any failure of Seller or its Affiliates to obtain approval from any Governmental Entity for the Exploitation of the Product in any geographic area where the Product is not Exploited (as applicable) (provided that, for clarity, any lapse, revocation, expiry or termination of any Marketing Authorizations for the Exploitation of the Product in the Territory which are in effect as at the date hereof may be taken into account in determining whether there has been a Material Adverse Effect); (i) any recommendations, statements or other pronouncements published or proposed by professional medical organizations, or any Governmental Entity, or any panel or advisory body empowered or appointed thereby, relating to the Product or any product that is approved for the same indication as the Product in the

10 Territory (provided, that any resulting termination of a customer contract may be taken into account in determining whether there has been a Material Adverse Effect; provided, further that the failure by a Third Party to exercise any remaining contract options shall not be construed as termination of any such contract); (j) any loss of regulatory exclusivity or change or prospective change in reimbursement or payor rules or policies applicable to the Product; (k) the failure of any Transferred Government Bid to result in a Government Contract, any protest initiated by any Third Party with respect to any Transferred Government Contract or Transferred Government Bid, the failure of any protest relating to any Transferred Government Contract or Transferred Government Bid initiated by Purchaser, Seller, or their respective Affiliates, any failure to be awarded task orders under Transferred Government Contracts, or the failure of any Governmental Entity to fund all or any portion of any Transferred Government Contract; or (l) any change or prospective change in Laws, GAAP or the interpretation or enforcement thereof applicable to the Transferred Entity, the Transferred Assets, the Assumed Liabilities or the Business; provided, further, that, with respect to a matter described in any of clauses (b), (c), (d), and (l), such event, change, occurrence, condition, development or effect may be taken into account in determining whether there has been a Material Adverse Effect only to the extent such event, change, occurrence, condition, development or effect has a disproportionate adverse effect on financial condition or results of operations of the Business taken as a whole relative to other Persons operating businesses similar to the Business in the geographic areas in which the Business operates (and only to the extent of such disproportionate adverse effect). “Material Customers” means the largest five customers, by revenue, of the Business during the year ended December 31, 2023. “Material Suppliers” means the largest five suppliers of the Business by expenditures made, during the year ended December 31, 2023. “Milestone” means receipt of written evidence to Purchaser’s reasonable satisfaction that a [**] is duly qualified and, to the extent required by applicable Law, permitted for use in the Product under any Marketing Authorization for the Product. “Notified Body” means (a) an organization that has been designated by a member state of the European Union to assess the conformity of certain products, before being placed on the EU market, with the Medical Devices Regulation (2017/745/EU) or the Medical Devices Directive (93/42/EEC), and applicable harmonized standards, including ISO 13485 (Medical Devices–Quality Management Systems–Requirements for Regulatory Purposes) (“ISO 13485”), or (b) a “UK Approved Body” designated by the Medicines and Healthcare products Regulatory Agency under Medical Devices Regulations 2002 (SI 2002 No 618, as amended) (UK MDR 2002). For clarity, BSI constitutes a Notified Body. “Novation Agreement” means the agreement entered into by and between the applicable United States Governmental Entity, Seller (or its applicable Affiliate) and Purchaser, which is in substantially the same form and format set forth in FAR 42.1204(i) and which sets forth the terms and conditions of the novation of the Prime Government Contracts to Purchaser.

11 “Patent Rights” means all national, regional and international issued patents and patent applications, including all provisionals, continuations, divisionals, continuations-in-part, reissues, reexaminations, and certificates of invention, and extensions, restorations and renewals of any of the foregoing. “Permits” means federal, state, local and foreign permits, licenses, registrations, authorizations, certificates, orders, approvals, franchises, variances, exemptions and other similar rights issued by or obtained from any Governmental Entities. “Permitted Liens” means (a) such Liens as are set forth on Schedule 1.01(e); (b) landlord’s, mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business; (c) Liens arising under original purchase price conditional sales Contracts and equipment leases with Third Parties entered into in the ordinary course of business; (d) Liens for Taxes and other governmental charges that are not yet due or for those Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (e) rights of a licensor or licensee or sublicensor or sublicensee of Intellectual Property granted on a non-exclusive basis by Seller or any of its Affiliates in the ordinary course of business; (f) purchase money Liens and Liens securing rental payments under capital lease arrangements which have arisen in the ordinary course of business; (g) in the case of securities, the restrictions imposed by federal, state and foreign securities Laws; (h) with respect to the Leased Real Property, (i) easements, covenants, rights-of-way and other similar restrictions; (ii) zoning, building and other similar restrictions and (iii) Liens on the landlord’s or fee title owner’s interest therein; (i) Liens to secure bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; and (j) other imperfections of title, licenses or Liens, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate. “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity. “Personal Data” means all data or information that constitutes personal data, personally identifiable information or personal information under any applicable Data Protection Laws, including any financial, credit, billing, transactional, medical or other information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, or any personal or device identifier. “Post-Closing Tax Period” means all taxable periods beginning after the Closing Date and the portion of any Straddle Tax Period beginning on the date after the Closing Date. “Pre-Closing Tax Period” means all taxable periods ending on or prior to the Closing Date and the portion of any Straddle Tax Period ending on, and including, the Closing Date. “Pre-Closing Taxes” means, without duplication, (a) Taxes imposed on Seller and its Affiliates (other than the Transferred Entity); (b) all Taxes of or imposed on the Transferred Entity for any Pre-Closing Tax Period and the portion of any Straddle Tax Period ending on the

12 Closing Date, determined in accordance with Section 8.03(b), (c) all Taxes of any member of an affiliated, combined, consolidated or unitary group of which the Transferred Entity (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar U.S. state or local, or non- U.S. Law, (d) all Taxes attributable to a Pre-Closing Tax Period imposed on the Transferred Entity by operation of Law, as a transferee or successor or by Contract entered into prior to the Closing (other than a Contract the principal subject matter of which is not Taxes), and (e) any Taxes resulting from the Section 338(h)(10) Election, and (f) reasonable third party costs and expenses incurred in connection with any Seller Tax Contest that Seller does no elect to control pursuant to Section 8.04(b); provided, however, that Pre-Closing Taxes do not include any Taxes imposed as a result of a Purchaser Tax Act. “Pre-Novation Agreement” means that certain agreement to be entered into pursuant to Section 2.12 of the Transition Services Agreement, to subcontract the obligations of Seller (or its applicable Affiliate) under the Prime Government Contracts to Purchaser, in substantially the form of Exhibit D. “Prime Government Contract” means any Transferred Government Contract, or any Government Contract that follows from a Transferred Government Bid, with a Governmental Entity of the United States. “Proceeding” means any suit, action, litigation, arbitration, hearing, audit, investigation, mediation or proceeding. “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal, disclosure or other activity regarding data (whether electronically or in any other form or medium). “Product” means (a) the Reactive Skin Decontamination Lotion Kit and the Reactive Decontamination Lotion, in each case, that is intended to remove or neutralize chemical warfare agents from the skin, including tabun, sarin, soman, cyclohexyl sarin, VR, VX, mustard gas and T-2 toxin, and (b) the Inactive Skin Decontamination Lotion and Inactive Skin Decontamination Training Lotion, in each case of clauses (a) and (b), that is being Sold or otherwise Exploited by or on behalf of Seller or any of its Affiliates as of immediately prior to the Closing in the Territory, including under the brand name RSDL®. “Product Labeling” means (a) the full instructions for use for the Product in the Territory, including any required patient information, and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for the Product in the Territory. “Product Liability Claim” means any product liability claim asserted by any Third Party with respect to a medical device product, including any such claim related to any failure to warn or the Manufacture, design, development or use of, or defect in, such product, or any failure of any unit of such product to conform to the applicable specifications therefor. “PST” means any provincial sales tax payable under applicable PST Law.

13 “PST Law” means the Retail Sales Tax Act (Manitoba) and any similar Law applicable in any PST Province. “PST Provinces” means British Columbia, Saskatchewan and Manitoba. “Purchase Price” means an amount equal to (a) the Closing Payment, plus (b) the amount (if any) by which the Estimated Closing Inventory Value exceeds the Target Inventory Value, minus (c) the amount (if any) by which Target Inventory Value exceeds the Estimated Closing Inventory Value. “Purchaser Insurance Policies” means (a) the representation and warranty insurance policy issued by [**] (the “R&W Insurer”, and such insurance policy, the “R&W Policy”) and (b) the retroactive coverage under Purchaser’s Pharmaceutical Public, Products and Pollution Liability including Clinical Trials, Products Recall and Errors and Omissions Insurance policy (Policy Number [**]) issued by Medical & Commercial International (Europe) GmbH (UK Branch) (such insurance policies, collectively, the “Product Liability Policy”), in each case, in connection with the transactions contemplated by this Agreement. “Purchaser Tax Act” means, except as required or contemplated by this Agreement, (a) any election under any provision of applicable Law effective for the Pre-Closing Tax Period that is made after the Closing by Purchaser, any of its Affiliates (including, after the Closing, the Transferred Entity), or any transferee or successor of Purchaser or any of its Affiliates and that is not required by Law or any Taxing Authority and (b) any other action taken after the Closing and outside of the ordinary course of business, by Purchaser, any of its Affiliates (including, after the Closing, the Transferred Entity), or any transferee or successor of Purchaser or any of its Affiliates, in each case, that increases the amount of liability for Taxes with respect to the Transferred Entity, the Business or the Transferred Assets for any Pre-Closing Tax Period; for the avoidance of doubt, (i) any action or election described in Section 8.03(c) shall constitute a Purchaser Tax Act, and (ii) the Section 338(h)(10) Election shall not constitute a Purchaser Tax Act. “QST” means the Québec sales tax imposed under Title I of the Act respecting the Quebec sales tax (Quebec). “Regulatory Authority” means (a) any Governmental Entity that has jurisdiction over the safety, efficacy, quality, Manufacture, investigation, Sale, pricing and reimbursement or other Exploitation of pharmaceuticals, medical devices, biologics or biopharmaceuticals, including the United States Food and Drug Administration (“FDA”), the United States Centers for Medicare & Medicaid Services, Health Canada, and (b) any relevant Notified Body or Auditing Organization. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, injecting, depositing, disposing, discharging, dispersal, or leaching into the environment, including surface water, soil or groundwater.

14 “Representatives” means, as to any Person, such Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives. “Reverse Supply Agreement” means the Reverse Supply Agreement to be entered into following the Closing in accordance with Section 2.13 of the Transition Services Agreement. “Sanctioned Person” means any person, organization or vessel (a) designated on the U.S. Department of Treasury’s Office of Foreign Assets Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons, or on any list of targeted persons issued under Sanctions, (b) that is, or is part of, a government of a Sanctioned Territory or the Government of Venezuela, (c) owned or controlled by, or acting on behalf of, any of the foregoing, or (d) otherwise targeted under Sanctions. “Sanctioned Territory” means any country or territory that is the subject or target of a general export, import, financial or investment embargo under Sanctions, which countries and territories, as of the date hereof, are the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and the separatist-controlled portions of the Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine. “Sanctions” means any economic or financial sanctions, trade embargoes or restrictive measures, or export controls, implemented, administered or enforced by OFAC, the U.S. State Department, the U.S. Commerce Department, or any other agency or instrumentality of the U.S. Government, the United Nations, the United Kingdom, the European Union or any member state thereof. “Second Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement to be entered into at the Closing, substantially in the form of Exhibit B. “Sell” or “Selling” means to commercially sell or offer for sale, including promotion and marketing activities with respect thereto. “Sale” means the action of Selling, and “Sold” has the corresponding meaning. “Seller Background IPR” means all Intellectual Property Controlled by Seller or any of its Affiliates as of the Closing Date that is used by or on behalf of Seller or any of its Affiliates as of the Closing Date in connection with the conduct of the Business (including the Exploitation of the Product or any component thereof), excluding (a) the Retained Names and Marks and (b) the Transferred Assets. For clarity, subject to Section 6.11(d) and except to the extent included in the Transferred Know-How, Seller Background IP includes all Intellectual Property Rights Controlled by Seller or any of its Affiliates as of the Closing Date pursuant to the Exclusive Supply Agreement, by and between [**] and Seller, effective as of [**] (“[**]Agreement”), including any [**] Product Development Know-How (as defined therein). “Shared Contract” means any Contract entered into between or among Seller or any of its Affiliates (other than the Transferred Entity), on the one hand, and any Third Party, on

15 the other hand, that is, in each case, (a) material to the conduct of the Business and (b) used by or benefits both (i) the Business or the Product, and (ii) any other business or operations of Seller or its Affiliates. “Straddle Tax Period” means any taxable period that begins before and ends after the Closing Date. “Supply Agreement” means the Master Manufacturing Services Agreement to be entered into at the Closing, substantially in the form of Exhibit F. “Target Inventory Value” means $[**]. “Tax” or “Taxes” means any and all U.S. federal, state or local, and any non-U.S. taxes, levies, imposts, tariffs, contributions, duties, or similar charge in the nature of tax, including income, franchise, property, sales, use, excise, customs, import and export, goods and services, employment, unemployment, real property, intangible property, tangible property, payroll, social security, employment, unemployment, estimated, value added, ad valorem, transfer, withholding, and other tax, including any interest, penalties and additions thereto. “Tax Act” means the Income Tax Act (Canada). “Tax Return” means any report, return, schedule, declaration or other information or filing supplied or required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto. “Taxing Authority” means any Governmental Entity administering, assessing or collecting any Tax or Tax Return. “Territory” means each country in which Seller or any of its Affiliates has rights to the Product worldwide. “Third Party” means any Person other than Purchaser, Seller and their respective Affiliates. “Trademark Assignment Agreement” means the Trademark Assignment Agreement to be entered into at the Closing, substantially in the form of Exhibit G. “Trademark Rights” means any trademark, service mark, trade name, brand name, trade dress, logo, slogan or other designation of origin (or any combinations thereof), whether or not registered, and all registrations and applications thereof and all renewals thereof, together with all goodwill associated therewith and all common law rights thereto. “Transfer” means, for a Transferred Marketing Authorization in a country in the Territory, as applicable, (a) the assignment of rights relating to such Transferred Marketing Authorization for the Product in such country to Purchaser or Purchaser’s nominee in accordance with applicable Law and this Agreement or the applicable Ancillary Agreement; (b) to the extent such Transferred Marketing Authorization cannot be transferred because applicable Law requires the applicable Transferred Marketing Authorization transferee to apply in its own name for a

16 new Marketing Authorization, the issuance of a new Marketing Authorization for the Product and the withdrawal or termination of such Transferred Marketing Authorization, as applicable, for the Product in such country, each in accordance with applicable Law and this Agreement or the applicable Ancillary Agreement; or (c) in the event Purchaser in accordance with Section 2.05 requests the withdrawal or termination of a Transferred Marketing Authorization for the Product for such country or Seller (or its applicable Affiliate) withdraws or terminates a Transferred Marketing Authorization in accordance with Section 6.14(a), the termination, withdrawal, cancelation or lapse of such Transferred Marketing Authorization for the Product for such country in accordance with applicable Law and this Agreement or the applicable Ancillary Agreement. “Transfer Taxes” means all sales (including PST), use, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp and similar taxes, duties and fees (including any interest, penalties and additions thereto) arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement, but shall not include VAT. “Transferred Copyright Rights” means any Copyright Rights that are owned by Seller or its applicable Affiliate (other than the Transferred Entity) as of the Closing Date and that relate exclusively to, or are used exclusively in, the Business as of the Closing Date (excluding any Excluded Intellectual Property and any Retained Names and Marks contained in any copyrightable works, databases and data collections). “Transferred Entity Intellectual Property” means all Trademark Rights, Copyright Rights, Know-How or domain names owned by the Transferred Entity. “Transferred Entity Inventory” means the Inventory owned by the Transferred Entity. “Transferred Entity Marketing Authorizations” means all Marketing Authorizations issued or granted to the Transferred Entity set forth on Schedule 1.01(f). “Transferred Entity Permits” means all Permits (in each case, other than Marketing Authorizations) issued or granted to the Transferred Entity. “Transferred Equipment” means, to the extent not owned by the Transferred Entity, all equipment, machinery, furniture, fixtures (and all leases associated with the foregoing) that (a) is located at the Leased Real Property and exclusively related to the Manufacturing of the Product or (b) comprises the Back-up Packaging Line. “Transferred Know-How” means all Know-How that is identified or identifiable in a tangible or electronic form and that (a) is owned by Seller or any of its Affiliates (other than the Transferred Entity) as of the Closing Date and (b) relates exclusively to the Business. For the avoidance of doubt, Transferred Know-How includes any [**] Development Know-How (as defined in the [**] Agreement) owned by Seller or any of its Affiliates (other than the Transferred Entity).

17 “Transferred Product Records” means, other than the Transferred Regulatory Documentation, all (a) books and records with respect to the Exploitation of the Product, (b) customer and pricing lists with respect to the Product as of the Closing Date, and (c) promotion, media and marketing materials, Product literature, stationary, training materials in whatever medium and similar materials (other than packaging materials) relating to the marketing and promotion of the Product, in each case, to the extent exclusively related to the Transferred Assets or Business (whether electronic, hard copy or otherwise), and owned and maintained by, and in the possession or under the Control of, Seller or its applicable Affiliate as of the Closing Date and in the format maintained by Seller or its applicable Affiliate (but excluding any Excluded Intellectual Property contained or incorporated therein and any Excluded Books and Records). “Transferred Regulatory Documentation” means, with respect to the Product in the Territory, all (a) documentation comprising the Transferred Marketing Authorizations for the Product, (b) data exclusively related to the Product and the Territory contained in any of the Transferred Marketing Authorizations and (c) correspondence and reports exclusively related to the Product in the Territory (including all such correspondence and reports submitted to or received from Regulatory Authorities in the Territory (including minutes and official contact reports relating to any communications with any Regulatory Authority) and relevant supporting documents submitted to or received from Regulatory Authorities in the Territory with respect thereto), including final versions of advertising and promotion documents, Product Labeling used as of the Closing Date, copies of Adverse Event files and Medical Device Reports, and copies of study reports, raw data, study related documents, publications, and reports of adverse device effects, in each case, to the extent owned and maintained by, and in the possession or under the Control of, Seller or its applicable Affiliate and in the format maintained by Seller or its applicable Affiliate (but excluding any Excluded Intellectual Property contained or incorporated therein and any Excluded Books and Records). “Transition Services Agreement” means the Transition Services Agreement to be entered into at the Closing, substantially in the form of Exhibit H. “VAT” means, within the European Union, any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (Council Directive 2006/112/EC) and, in Canada, the GST/HST and QST. SECTION 1.02 Interpretation. All Exhibits and Schedules annexed hereto or referred to herein, including the Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any term used in any Schedule, including the Disclosure Schedule, or in any Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement, if any. Disclosures in any section or subsection of the Disclosure Schedule shall not only address the corresponding section or subsection of this Agreement, but also other sections or subsections of this Agreement to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other sections or subsections. References to defined terms in the singular shall include the plural and references to defined terms in the plural shall include the singular. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The descriptive headings of the several Articles and Sections of this Agreement, the Table of Contents to this Agreement and the Schedules to this Agreement, including the

18 Disclosure Schedule, are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to “Articles,” “Sections,” “Exhibits” or “Schedules” shall be deemed to be references to Articles or Sections hereof or Exhibits or Schedules hereto unless otherwise indicated. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement. References (a) to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder, (b) to any Contract are to that Contract as amended, modified, restated or supplemented from time to time in accordance with the terms hereof and thereof, (c) to days shall be deemed to refer to calendar days, unless otherwise specified, (d) to “the date hereof”, “the date of this Agreement” or similar phrases shall mean July 31, 2024, and (e) to a Person are also to its permitted successors and assigns. The terms “include,” “includes,” and “including” are not limiting and shall be deemed to be followed by the words “without limitation.” Except where the context otherwise requires, wherever used, the word “or” is used in the inclusive sense (and/or). Any references in this Agreement to dollars, or to $, are expressed in the currency of the United States. ARTICLE II PURCHASE AND SALE SECTION 2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, except as set forth in Section 2.12 of the Transition Services Agreement, at the Closing, (a) Seller shall cause Seller Parent to sell, transfer, assign and deliver to Purchaser or its designated Affiliate, and Purchaser or such designated Affiliate shall purchase, acquire and accept from Seller Parent, the Transferred Shares free and clear of all Liens (other than restrictions on the hypothecation, sale, transfer or other disposition thereof under applicable securities Laws), and (b) Seller or its applicable Affiliates (other than the Transferred Entity) shall sell, transfer, assign and, subject to Section 3.02(a)(ii) and Section 6.14, deliver to Purchaser or its designated Affiliates, and Purchaser or its designated Affiliates shall purchase, acquire and, subject to Section 3.02(a)(ii) and Section 6.14, accept from Seller or such applicable Affiliates, all of Seller’s or such applicable Affiliate’s right, title and interest in, to and under the Transferred Assets, free and clear of all Liens (other than Permitted Liens), for (i) the Aggregate Purchase Price, payable as set forth in Section 3.02(b) and Section 3.06, and subject to adjustment as set forth in Section 3.03, and (ii) the assumption by Purchaser of the Assumed Liabilities. The purchase and sale of the Transferred Shares and Transferred Assets, and the assumption of the Assumed Liabilities, are collectively referred to in this Agreement as the “Acquisition.” SECTION 2.02 Transferred Assets and Excluded Assets. (a) The term “Transferred Assets” means all of Seller’s or its applicable Affiliate’s, other than the Transferred Entity’s, right, title and interest in, to and under all of the following assets as they exist at the time of the Closing, or later, in accordance with the terms of this Agreement, including Section 2.02(b), or the Transition Services Agreement, including Section 2.12 thereof:

19 (i) all of the Government Contracts set forth on Schedule 2.02(a)(i), but excluding any Pre-Closing Accounts Receivable with respect thereto (each, a “Transferred Government Contract”); (ii) all of the Government Bids set forth on Schedule 2.02(a)(ii) (each, a “Transferred Government Bid”); (iii) all of (A) the Contracts set forth on Schedule 2.02(a)(iii) and (B) the Shared Contracts to be assigned to Purchaser or its Affiliates in accordance with Section 2.03(c), but, in each case, excluding any Pre-Closing Accounts Receivable with respect thereto (all of such Contracts described in clauses (A) and (B), together with the Transferred Government Contracts and Transferred Government Bids, the “Transferred Contracts”); (iv) all of the Transferred Equipment; (v) all of the Marketing Authorizations set forth on Schedule 2.02(a)(v) (together with the Transferred Entity Marketing Authorizations, the “Transferred Marketing Authorizations”); (vi) all of the Transferred Product Records and the Transferred Regulatory Documentation; (vii) all of the (A) Trademark Rights set forth on Schedule 2.02(a)(vii)(A), (B) Transferred Copyright Rights, (C) Transferred Know-How, and (D) domain names set forth on Schedule 2.02(a)(vii)(D) (the “Transferred Domain Names”) (all of the foregoing in this clause (vii), together with the Transferred Entity Intellectual Property, collectively, the “Transferred Intellectual Property”); (viii) all Inventory (which, for the avoidance of any doubt, shall not include any Transferred Entity Inventory) (the “Transferred Inventory”); (ix) all accounts receivable arising from Sales of the Product on and after the Closing Date; (x) all goodwill associated with the Business; (xi) all claims, counterclaims, defenses, causes of action, rights under express or implied warranties, rights of recovery, rights of set-off, and rights of subrogation against any Third Party, to the extent exclusively relating to any Assumed Liabilities or Transferred Assets; and (xii) all other assets specifically listed on Schedule 2.02(a)(xii). (b) Notwithstanding anything to the contrary contained in this Agreement, and subject to Section 2.02(c), (i) the inclusion of a single asset within the scope of more than one clause of Section 2.02(a) does not imply that such asset must be conveyed to Purchaser more than once, (ii) no Excluded Asset described or identified in Section 2.02(c) shall be included within the Transferred Assets, (iii) Seller (or its applicable Affiliates) shall not sell, transfer,

20 assign or deliver to Purchaser or its designated Affiliates, and Purchaser and its designated Affiliates shall not purchase, acquire or accept, any right, title and interest of Seller (or its applicable Affiliates) in, to or under any assets of Seller (or its Affiliates), other than the Transferred Assets, the Transferred Shares and subject to Section 2.02(c), all assets owned, leased or licensed by the Transferred Entity (all such other assets, the “Excluded Assets”) and (iv) (A) with respect to certain Transferred Assets, delivery to Purchaser shall, unless the Parties otherwise mutually agree, be to the locations and on the timeframes set forth on Schedule 3.02(a)(ii), or as otherwise set forth in this Agreement or in any applicable Ancillary Agreement (including, with respect to the Delayed Transfer Contracts, Section 2.12 of the Transition Services Agreement), (B) with respect to the Transferred Product Records and Transferred Regulatory Documentation, Seller may, in its sole discretion, deliver electronic versions or physical copies, and (C) Seller (or its applicable Affiliates) may retain copies of the Transferred Product Records and Transferred Regulatory Documentation provided, that any such copies of the Transferred Product Records and Transferred Regulatory Documentation retained by Seller (or its applicable Affiliates) (excluding the information entitled to be redacted, including pursuant to Section 2.02(d), and Excluded Books and Records) shall be held subject to Section 6.02(b). (c) Notwithstanding anything to the contrary herein or in any Ancillary Agreement, Excluded Assets include the following assets of Seller and its Affiliates (including, except as otherwise expressly set forth below, the Transferred Entity): (i) all cash, cash equivalents, investments and securities and bank or other deposit or securities accounts; (ii) all intercompany accounts receivable, intercompany accounts payable, intercompany debts or other intercompany obligations; (iii) all employees (other than the Employees); (iv) any and all rights and assets arising out of or related to employee benefit plans, programs or arrangements for the present or past employees of Seller or any of its Affiliates or any independent contractors, consultants, or agents of Seller or any of its Affiliates or any rights or other assets related to any employees of Seller or any of its Affiliates (other than the Employees); (v) all real property (other than the Leased Real Property); (vi) all tangible personal property (other than the Inventory or the Transferred Equipment) of Seller or any of its Affiliates (other than the Transferred Entity); (vii) any refunds, claims for refunds or rights to receive refunds of any and all Taxes paid or to be paid by Seller or its Affiliates (including any and all Taxes paid or to be paid by any of Seller’s Affiliates on behalf of Seller); (viii) all rights to insurance policies or practices of Seller and its Affiliates (including any captive insurance policies, self-insurance, surety bonds or corporate insurance

21 policies or practices), any refunds paid or payable in connection with the cancellation or discontinuance of any such policies or practices, and any claims made under such policies; (ix) all rights to causes of Proceedings, Judgments, claims, counterclaims, rights of recovery and demands to the extent related to any Retained Liabilities or Excluded Assets; (x) all confidentiality, joint defense or similar agreements with prospective purchasers of Seller’s rights to the Product (provided, however, that, following the Closing, in the event of a breach of any such agreement related to the Business, the Transferred Entity, any Transferred Asset, or any Assumed Liability, Seller shall, and shall cause its Affiliates to, at the reasonable request, with the cooperation of, and at the sole expense of, Purchaser, at Seller’s option, either (A) use commercially reasonable efforts to enforce Seller’s or its applicable Affiliate’s rights under such agreement or (B) assign such rights to Purchaser solely to facilitate Purchaser’s enforcement of such agreement in respect of the Business, the Transferred Entity, any Transferred Asset, or any Assumed Liability); (xi) the Excluded Books and Records; (xii) all rights of Seller or its Affiliates under this Agreement, the Ancillary Agreements and any other agreements, certificates and instruments relating to the transactions contemplated hereby, or otherwise delivered in connection with this Agreement; (xiii) all shares of capital stock and other equity interests, and all stock record books and ledgers, of Seller or any of its Affiliates (other than in respect of the Transferred Entity); (xiv) all certificates of incorporation, by-laws, corporate minutes, corporate resolutions and other similar corporate documents and records of Seller or any of its Affiliates (other than in respect of the Transferred Entity); (xv) all accounts receivable of Seller or any of its Affiliates (including the Transferred Entity) arising from the Exploitation of the Product prior to the Closing Date (the “Pre-Closing Accounts Receivable”); provided that, for the avoidance of doubt, amounts due to Purchaser under the Pre-Novation Agreement or the Reverse Supply Agreement are not included in Pre-Closing Accounts Receivable; (xvi) all Contracts (including Government Contracts and Government Bids) other than the Transferred Contracts or Contracts to which the Transferred Entity is party; (xvii) all Shared Contracts to be retained by Seller or its Affiliates in accordance with Section 2.03(c); (xviii) except as specifically listed on Schedule 2.02(a)(xii), all information technology systems and software and all related license maintenance and service Contracts; (xix) the Excluded Intellectual Property; and

22 (xx) the assets set forth Schedule 2.02(c)(xx). (d) Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement and subject to Section 6.02(b), Seller shall have the right, on behalf of itself and its Affiliates, licensees, sublicensees, licensors, sublicensors and distributors, to (i) retain copies of the documents, materials and data relating to the conduct of the Business prior to the Closing Date, in each case, as shall be reasonably required to enable it to comply with and perform its obligations or exercise its rights or remedies under this Agreement or any Ancillary Agreement, or complete its legal, regulatory, stock exchange, Tax, insurance and financial reporting requirements and for any other reasonable business purpose, including in respect of litigation and insurance matters, and (ii) prior to delivering or making available any Transferred Asset to Purchaser in accordance with Section 2.01 and Section 3.02, redact from such Transferred Asset any information to the extent that such information (x) does not relate to the Business or (y) constitutes any Excluded Books and Records. (e) Notwithstanding anything to the contrary in this Agreement, Seller retains, on behalf of itself and its Affiliates, licensees, sublicensees, licensors and distributors, on a non- exclusive basis, such rights in and to the Transferred Assets, including a right of reference to the Transferred Regulatory Documentation, solely to the extent necessary or reasonably useful to exercise its or its Affiliates’ respective rights or perform its or its Affiliates’ respective obligations under this Agreement and the Ancillary Agreements. Except as expressly granted herein or in any Ancillary Agreement, neither Party grants any other right or license to any assets or rights, including any Intellectual Property or Intellectual Property rights, of such Party or its Affiliates. SECTION 2.03 Consents to Certain Assignments. (a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not, nor shall any Ancillary Agreement, constitute an agreement to sell, transfer, assign or deliver, directly or indirectly, any Transferred Asset (including any Contract), or any right or benefit arising thereunder, if an attempted direct or indirect sale, transfer, assignment or delivery thereof, without the Consent of a Third Party (including a Governmental Entity), would constitute a breach, default, violation or other contravention of the rights of such Third Party or a violation of applicable Law, or would be ineffective with respect to any party to a Contract concerning such Transferred Asset. Purchaser agrees that, subject to compliance by Seller with the provisions of Section 2.03(b), none of Seller or any of its Affiliates shall have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any such Consent, and no representation, warranty or covenant of Seller herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of such failure or any Proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Consent. (b) If any such Consent is not obtained prior to the Closing, the Closing shall nonetheless take place on the terms set forth herein and, thereafter, for a period of up to nine months following the Closing Date, each of Purchaser and Seller shall, and shall cause each of its applicable Affiliates to, use its respective commercially reasonable efforts to secure such Consent as promptly as practicable after the Closing and cooperate in good faith (with each Party

23 being responsible for its own out-of-pocket expenses) in any lawful and commercially reasonable arrangement reasonably acceptable to Purchaser and Seller under which (i) Purchaser shall obtain (without infringing upon the legal rights of any Third Party, violating any Law, or causing Seller or any of its Affiliates to provide any non-ordinary course extensions of credit, including by being liable for any order for which Purchaser has not prepaid such cost to Seller) the economic interest, rights and benefits under the Transferred Asset with respect to which the Consent has not been obtained and (ii) Purchaser shall assume any related economic liability or burden with respect to such Transferred Asset, subject to any indemnification obligations of Seller pursuant to Article VII (any such arrangement, an “Alternative Arrangement”). Following the Closing, until such Consent is obtained, Purchaser will, and will cause each of its Affiliates to, use commercially reasonable efforts to cooperate with Seller and its Affiliates to enable them to comply with the terms of any Contract that would have constituted a Transferred Asset except for the failure to receive a required Consent to such transfer or assignment. If any customer denies the Parties’ request to Consent to assign its Contract to Purchaser or its applicable Affiliates during the nine-month period following the Closing Date, Seller and Purchaser shall continue to operate under an Alternative Arrangement until such Consent is obtained or the applicable Contract is terminated or expires in accordance with its terms. In no event shall the Parties be required to continue any Alternative Arrangement with respect to any Contract after the termination of such Contract or expiration of such Contract in accordance with its terms. (c) Schedule 2.03(c) sets forth, with respect to each Shared Contract, whether such Shared Contract will be (i) assigned to Purchaser at the Closing (which Shared Contract shall constitute a Transferred Asset), (ii) retained by Seller or its applicable Affiliate following the Closing (with no further obligation of Seller or any of its Affiliates to Purchaser or any of its Affiliates with respect to such Shared Contract from and after the Closing, except as may be otherwise expressly provided in any Ancillary Agreement, and which Shared Contract shall constitute an Excluded Asset) or (iii) otherwise addressed in accordance with this Section 2.03(c). Seller shall use its commercially reasonable efforts, for a period of no longer than nine months following the Closing, to cause each Shared Contract (other than any Shared Contract referred to in the immediately preceding clause (i) or (ii)) to be appropriately amended and new Contracts entered into after the Closing Date so that Purchaser shall be entitled to the economic interest, rights and benefits, and shall be responsible for any related economic liability or burden, relating to the Business thereunder and Seller or its applicable Affiliate shall be entitled to the economic interest, rights and benefits, and shall be responsible for any related economic liability or burden, relating to the balance of the subject matter of such Shared Contract. If any such Shared Contract cannot be so amended (and new Contracts cannot be entered into) within such period of time, or if either of the foregoing would impair the benefits that either Purchaser or Seller or their respective Affiliates would expect to derive from such amended Shared Contract, then the Parties shall cooperate with each other to obtain for Purchaser an arrangement to provide Purchaser with the benefits of such Shared Contract in some other manner, including Seller entering into such lawful arrangements with Purchaser to place Purchaser in substantially the same economic and Liability position as of such amendments and new Contracts were entered into in accordance with the foregoing. Notwithstanding the foregoing, the obligations of Seller pursuant to this Section 2.03(c) shall not extend beyond the remaining term of the applicable Shared Contract as of the Closing Date.

24 (d) Nothing in this Section 2.03 shall require Seller or its Affiliates to make any payment, incur any obligation for which Purchaser has not assumed the liability or grant any concession in order to effect any transaction contemplated by this Section 2.03. This Section 2.03 shall not apply to the Transfer of any Transferred Marketing Authorization, as to which Section 6.14 shall control, or to any Prime Government Contract, as to which the Transition Services Agreement and Section 6.22 shall control, and for the avoidance of doubt, such arrangements under Section 6.14, Section 6.22 or the Transition Services Agreement shall not constitute an Alternative Arrangement hereunder. SECTION 2.04 Assumption of Liabilities; Retained Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall, except as set forth in Section 2.12 of the Transition Services Agreement, unconditionally assume, effective as of the Closing, and shall pay, perform and discharge when due, any and all Liabilities of Seller and its Affiliates (other than the Transferred Entity) to the extent arising out of, relating to or otherwise in respect of the ownership, use, sale or license of the Transferred Assets on or after the Closing Date or the operation or conduct of the Business on or after the Closing Date (collectively, the “Assumed Liabilities”). The Assumed Liabilities shall include the following: (i) all Liabilities to suppliers for materials and services relating to the Transferred Assets to be delivered or provided on or after the Closing Date, and all Liabilities to customers under purchase orders for any units of Product that have not yet been shipped as of the Closing Date; (ii) all Liabilities to the extent arising out of or relating to any unit of Product Sold by or on behalf of Purchaser or its Affiliates on or after the Closing Date, including Liabilities to the extent arising out of or relating to Product Liability Claims in relation to any such unit of Product; (iii) all Liabilities for any credits or rebates in respect of any unit of Product Sold by or on behalf of Purchaser or its Affiliates on or after the Closing Date, and all Liabilities arising out of or relating to any recall, market withdrawal or post-sale warning in respect of any unit of Product Sold by or on behalf of Purchaser or its Affiliates on or after the Closing Date (except to the extent otherwise provided in the Supply Agreement or Transition Services Agreement); (iv) all Liabilities under (A) any Transferred Contract; provided that all Liabilities under any Delayed Transfer Contract shall be assumed by Purchaser on the Delayed Transfer Contracts Transfer Date, in accordance with the terms and conditions of Section 2.12 of the Transition Services Agreement or (B) any Shared Contract to be assigned to Purchaser or its Affiliates in accordance with Section 2.03(c), in each case, other than for breaches by Seller or its applicable Affiliates thereof prior to the Closing Date; (v) all Liabilities with respect to any Proceeding asserted by any Third Party with respect to the Business or any of the Transferred Assets, to the extent that such Proceeding

25 arises out of or relates to the ownership, use, sale or license of the Transferred Assets on or after the Closing Date, or the operation of the Business on or after the Closing Date; (vi) all Liabilities for (A) Transfer Taxes allocated to Purchaser pursuant to Section 8.01, (B) Taxes arising out of, relating to or in respect of the Transferred Assets or the Business for any Post-Closing Tax Period (determined, in the case of a Straddle Tax Period, in accordance with Section 8.03(b)) and (C) Taxes arising as a result of any Purchaser Tax Act; (vii) all Liabilities assumed by Purchaser pursuant to Section 6.28; and (viii) all other Liabilities specifically listed on Schedule 2.04(a)(viii). (b) At the Closing, neither Purchaser nor any of its Affiliates shall assume, and Seller or its applicable Affiliate (other than the Transferred Entity) shall retain, and shall pay, perform and discharge when due any and all Liabilities of Seller or any of its Affiliates (other than, except as otherwise expressly set forth below and in the case of clause (vi), the Transferred Entity), except to the extent included in the Assumed Liabilities (the “Retained Liabilities”), including: (i) all Liabilities to the extent arising out of, relating to, or otherwise in respect of the ownership, use, sale or license of the Transferred Assets prior to the Closing Date or the operation or conduct of the Business prior to the Closing Date; (ii) all Liabilities to the extent arising out of or relating to any unit of Product Sold by or on behalf of Seller or its Affiliates prior to the Closing Date, including Liabilities to the extent arising out of or relating to Product Liability Claims in relation to any such unit of Product; (iii) all Liabilities to suppliers for materials and services relating to the Transferred Assets delivered or provided prior to the Closing Date, and all Liabilities to customers under purchase orders for any units of Product shipped prior to the Closing Date; (iv) all Liabilities for (A) Transfer Taxes allocated to Seller pursuant to Section 8.01, and (B) Taxes arising out of, relating to or in respect of the Transferred Assets or the Business for any Pre-Closing Tax Period determined, in the case of a Straddle Tax Period, in accordance with Section 8.03(b); (v) all Liabilities to the extent arising out of, relating to or otherwise in respect of the ownership, use, sale or license of the Excluded Assets; (vi) all Liabilities in respect of Indebtedness; (vii) all accounts payable of Seller or any of its Affiliates (including the Transferred Entity) arising from the Exploitation of the Product prior to the Closing Date (the “Pre-Closing Accounts Payable”); (viii) all Liabilities for (A) any expenses (including all fees and expenses of counsel, accountants, investment bankers, advisors, experts and consultants to Seller, its

26 Affiliates and the Transferred Entity) incurred by Seller, any of its Affiliates or the Transferred Entity before, on or after the Closing, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement or the authorization, preparation, negotiation and execution of the other Ancillary Agreements, as well as any such expenses incurred by Seller, any of its Affiliates or the Transferred Entity in the pursuit or consideration of any alternative transaction with respect to the Transferred Assets or the Business, and (B) all transaction or retention bonuses, change-in control payments, long-term incentive and phantom equity payments or other similar amounts payable by Seller, any of its Affiliates or the Transferred Entity to any Person conditioned on execution or performance of this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, together with the employer-paid portion of any employment or payroll taxes related thereto (collectively, “Transaction Expenses”); (ix) all Liabilities for any credits or rebates in respect of any unit of Product Sold by or on behalf of Seller or its Affiliates prior to the Closing Date, and all Liabilities arising out of or relating to any recall, market withdrawal or post-sale warning in respect of any unit of Product Sold by or on behalf of Seller or its Affiliates prior to the Closing Date; (x) all intercompany debts and obligations of Seller and its Affiliates; (xi) all Liabilities relating to any employee of Seller or its Affiliates, other than the Employees (except for Liabilities of Purchaser or its Affiliates as set forth in Section 6.28); (xii) prior to the Delayed Transfer Contracts Transfer Date, all Liabilities under the Delayed Transfer Contracts, except to the extent indemnifiable by Purchaser or its Affiliates pursuant to the Reverse Supply Agreement; (xiii) all Liabilities under the [**] APA arising on or after the Closing Date, except to the extent arising out of, relating to or otherwise in respect of the ownership, use, sale or license of the Transferred Assets on or after the Closing Date or the operation or conduct of the Business on or after the Closing Date; and (xiv) the Liabilities set forth on Schedule 2.04(b)(xiv). SECTION 2.05 Purchased Marketing Authorization Withdrawals. To the extent that the Marketing Authorizations Transfer Plan includes a list of each Transferred Marketing Authorization (if any) that Purchaser desires Seller or its applicable Affiliate to terminate or withdraw (and not otherwise transfer to Purchaser or any of its Affiliates), Seller and its Affiliates shall promptly, at Seller’s reasonable discretion, terminate, withdraw, cancel or allow to lapse each Transferred Marketing Authorization identified in such list in accordance with Section 6.14. SECTION 2.06 Risk of Loss. Title to and risk of loss with respect to the Transferred Assets shall transfer to Purchaser at Closing.

27 ARTICLE III CLOSING SECTION 3.01 Closing. The closing of the Acquisition (the “Closing”) shall take place on the date hereof immediately following the execution of this Agreement (the “Closing Date.”). The Closing shall take place via the electronic exchange of executed agreements and documents and other deliverables in the manner set forth herein. The Closing shall be deemed to be effective at 12:01 a.m., Eastern Time, on the Closing Date, and shall occur in two immediately consecutive steps as follows: (a) first, Purchaser shall purchase, acquire and accept: (i) from Seller Parent the Transferred Shares; and (ii) from Seller the Transferred Assets other than the Transferred Inventory; and (b) second, immediately following completion of the steps detailed in clause (a) above, Purchaser shall cause the Transferred Entity (acting as the designated Affiliate of Purchaser) to purchase, acquire and accept from Seller the Transferred Inventory; in each case in accordance with Section 2.01, such that Purchaser shall be deemed the direct or indirect owner of the Transferred Shares and the Transferred Assets on the Closing Date. SECTION 3.02 Transactions To Be Effected at the Closing. (a) At the Closing (or as provided in Section 2.02(b)(iv)), Seller shall deliver or cause to be delivered to Purchaser: (i) a counterpart of each of the Ancillary Agreements (other than the Pre- Novation Agreement and the Reverse Supply Agreement) to which Seller or any of its Affiliates is a party, executed by a duly authorized representative of Seller or its applicable Affiliate; (ii) subject to Section 2.02(b)(iv) and in accordance with Schedule 3.02(a)(ii), the tangible Transferred Assets; (iii) stock certificates (or an affidavit of loss in lieu thereof) representing the Transferred Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank for transfer; (iv) an Internal Revenue Service Form W-8BEN-E duly executed by Seller; (v) an IRS Form W-9 duly executed by Seller Parent; (vi) a certificate of good standing with respect to the Transferred Entity, issued by the Secretary of State of Delaware, as of a date not more than 30 calendar days prior to the Closing Date; (vii) Lien releases, including UCC-3 termination statements, in connection with any Liens on the Transferred Shares, any assets of the Transferred Entity or any of the

28 Transferred Assets, other than (A) in the case of the Transferred Shares, restrictions on the hypothecation, sale, transfer or other disposition thereof under applicable securities Laws, or (B) in the case of the Transferred Assets or the assets of the Transferred Entity, Permitted Liens; (viii) resignations duly executed by each director and officer of the Transferred Entity, effective as of the Closing; (ix) a statement of the aggregate Liability for Accrued PTO, including reasonable supporting detail for the calculation thereof; and (x) payment, by wire transfer of immediately available funds to the account designated in writing by Purchaser prior to the Closing, of an amount equal to 50 percent of the costs and expenses (including premiums, underwriting costs, brokerage fees and commissions and Taxes related thereto) incurred by Purchaser in connection with the procurement of the Purchaser Insurance Policies. (b) At the Closing, Purchaser shall deliver to Seller: (i) payment, by wire transfer of immediately available funds to one or more accounts designated in writing by Seller prior to the Closing, of an amount equal to the Purchase Price; (ii) a counterpart of each of the Ancillary Agreements (other than the Pre- Novation Agreement and the Reverse Supply Agreement) to which Purchaser or any of its Affiliates is a party, executed by a duly authorized representative of Purchaser or its applicable Affiliate; and (iii) each of the Purchaser Insurance Policies, bound and effective as of the date thereof. SECTION 3.03 Purchase Price Adjustment. (a) Estimated Inventory Statement. Exhibit H hereto includes a statement calculating, and including reasonable supporting detail for the calculation of, Seller’s good faith estimate of the Closing Inventory Value (the “Estimated Closing Inventory Value”). (b) Inventory Statement. Within 60 days after the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a statement (the “Inventory Statement”) calculating, and including reasonable supporting detail for the calculation of, the actual Closing Inventory Value. (c) Objections; Resolutions of Disputes. (i) Unless Purchaser notifies Seller in writing within 60 days after Seller’s delivery of the Inventory Statement (such 60-day period, the “Objection Period”) of any good faith objection to the computation of the Closing Inventory Value set forth therein (a “Notice of Objection”), the Inventory Statement shall become final and binding. Any Notice of Objection shall specify in reasonable detail each item that Purchaser disputes, the amount in dispute for each such dispute, and a description in reasonable detail of the basis for the objections set forth

29 therein. Seller and Purchaser acknowledge that the sole purpose of the determination of the Closing Inventory Value is to adjust the Purchase Price so as to reflect the difference between Closing Inventory Value and the Estimated Closing Inventory Value, and that in order to do so the Closing Inventory Value and the Estimated Closing Inventory Value need to be calculated in the same manner, without regard to any changes in GAAP that become effective following Seller’s calculation of the Estimated Closing Inventory Value. (ii) If Purchaser provides the Notice of Objection to Seller before 5:00 P.M. Eastern Time on the last day of the Objection Period, Seller and Purchaser shall, during the 30- day period following Seller’s receipt of the Notice of Objection (such 30-day period, the “Resolution Period”), attempt in good faith to resolve Purchaser’s objections. During the Resolution Period, (i) Seller and its Representatives shall, in accordance with Section 3.03(e), be permitted to review the relevant working papers of Purchaser and its accountants relating to the Notice of Objection and the basis therefor, and (ii) Purchaser and its Representatives shall, in accordance with Section 3.03(f), be permitted to review the relevant working papers of Seller and its accountants relating to the resolution of the items in the Notice of Objection. If Seller and Purchaser reach agreement with respect to any of Purchaser’s objections, such agreement shall be reduced to writing and shall be final and binding on the Parties. If Seller and Purchaser are unable to resolve all such objections within the Resolution Period, the matters remaining in dispute shall be submitted to an internationally recognized independent accounting firm, to be mutually agreed upon by Seller and Purchaser (such agreed firm being the “Independent Expert”). The Independent Expert shall be jointly engaged by Seller and Purchaser pursuant to an engagement letter among Seller, Purchaser and the Independent Expert on terms and conditions consistent with this Section 3.03. The Independent Expert shall be instructed, pursuant to such engagement letter, to resolve only those matters set forth in the Notice of Objection remaining in dispute and not to otherwise investigate any matter independently. Seller and Purchaser each agree to furnish to the Independent Expert access to such individuals and such information, books and records as may be reasonably required by the Independent Expert to make its final determination (any such information, books and records shall be provided to the other Party prior to its submission or presentation to the Independent Expert). Seller and Purchaser shall also instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 30 days from the date that the unresolved objections are submitted to the Independent Expert for review. With respect to each disputed line item, such decision, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Seller in the Inventory Statement or Purchaser in the Notice of Objection with respect to such disputed line item. Except as Seller and Purchaser may otherwise agree, all communications between Seller and Purchaser or any of their respective Representatives, on the one hand, and the Independent Expert, on the other hand, shall be in writing with copies simultaneously delivered to the non- communicating Party. The resolution of disputed items by the Independent Expert shall be final and binding on the Parties (absent manifest error). All fees and expenses of the Independent Expert shall be borne on a proportionate basis by Purchaser, on the one hand, and Seller, on the other hand, based on the percentage which the portion of the contested amount not awarded in favor of each such Party bears to the amount actually contested by such Party. By way of illustration, if Purchaser’s calculations would have resulted in a $1,000,000 net payment to Purchaser, and Seller’s calculations would have resulted in a $1,000,000 net payment to Seller and the Independent Expert’s final determination as adopted pursuant to this Section 3.03 results

30 in an aggregate net payment of $500,000 to Seller, then Purchaser and Seller shall pay 75% and 25%, respectively, of such fees and expenses. (d) Adjustment Payment. The Purchase Price shall be either increased by the amount by which the Closing Inventory Value is more than the Estimated Closing Inventory Value or decreased by the amount by which the Closing Inventory Value is less than the Estimated Closing Inventory Value (the Purchase Price as so increased or decreased being hereinafter called the “Final Purchase Price”), as set forth herein. Within five Business Days after the Closing Inventory Value has been finally determined in accordance with Section 3.03(c), (i) if the Purchase Price is less than the Final Purchase Price, Purchaser shall pay to Seller such shortfall, and (ii) if the Purchase Price is greater than the Final Purchase Price, Seller shall pay to Purchaser such excess. Any payment hereunder shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser or Seller, as the case may be (such designation to be made at least two Business Days prior to the date on which such payment is due). (e) Access to Purchaser’s Books and Records. Following the Closing and until the date the Inventory Statement has become final and binding pursuant to Section 3.03(c), and without limitation of the provisions of Section 6.01(a), Purchaser agrees that it shall (i) provide or cause to be provided to Seller and its Representatives access upon reasonable notice during normal business hours to the properties, books, contracts, personnel and records of Purchaser and its Affiliates, and Purchaser’s and its accountants’ work papers relevant to the preparation of the Inventory Statement and the adjustments contemplated by this Section 3.03, (ii) provide Seller, upon Seller’s request, with copies of any such books, contracts, records and work papers and (iii) cause its personnel to reasonably cooperate with Seller and respond to Seller’s reasonable requests for information promptly with respect to the preparation of the Inventory Statement and the calculations therein. The auditors and independent accountants of Purchaser and its Affiliates shall not be obligated to make any work papers available to any Person under this Section 3.03 unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants. (f) Access to Seller’s Books and Records. Following the delivery of the delivery of the Inventory Statement and until the date the Inventory Statement has become final and binding pursuant to Section 3.03(c), and without limitation of the provisions of Section 6.01(a), Seller agrees that it shall (i) provide or cause to be provided to Purchaser and its Representatives access upon reasonable notice during normal business hours to the properties, books, contracts, personnel and records of Seller and its Affiliates, and Seller’s and its accountants’ work papers relevant to the preparation of the Inventory Statement and the adjustments contemplated by this Section 3.03, (ii) provide Purchaser, upon Purchaser’s request, with copies of any such books, contracts, records and work papers and (iii) cause its personnel to reasonably cooperate with Purchaser and respond to Purchaser’s reasonable requests for information promptly with respect to the review of the Inventory Statement and the calculations therein. The auditors and independent accountants of Seller and its Affiliates shall not be obligated to make any work papers available to any Person under this Section 3.03 unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants.

31 SECTION 3.04 Withholding Rights. The Aggregate Purchase Price and any other payments hereunder shall be paid free and clear of any deduction or withholding on account of Taxes. If any withholding or deduction on account of Taxes is required under applicable Law to be made with respect to the payment of the Aggregate Purchase Price or other such payment hereunder, Purchaser shall be entitled to deduct and withhold from such payment as is required by applicable Law, and any amounts so deducted, withheld and properly remitted to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to Seller or Seller Parent, as applicable. Prior to deducting or withholding any amounts from any payment made pursuant to this Agreement, Purchaser and its Affiliates will use commercially reasonable efforts to give at least five Business Days advance notice to the Person in respect of whom such deduction or withholding will be made and reasonably cooperate with such Person to reduce or eliminate any amounts that would otherwise be deductible or withheld to the extent permitted by applicable Law. Purchaser and its Affiliates shall provide reasonable assistance to Seller or Seller Parent, as applicable, to enable Seller or Seller Parent, as applicable, to obtain a refund of all or any portion of any amounts so deducted and withheld to the extent permitted by applicable Law. SECTION 3.05 Tax Treatment and Purchase Price Allocation. The Parties (and their Affiliates) agree that following the Closing Date, Purchaser shall, for all U.S. federal and state and local income Tax purposes, be treated as owning the Delayed Transfer Contracts. On the Closing Date, Purchaser shall provide Seller with a schedule allocating the Aggregate Purchase Price, the Assumed Liabilities and any other item treated as consideration for U.S. federal or Canadian income tax purposes among the Transferred Assets on the one hand (and further allocated among the assets included in the Transferred Assets) and the Transferred Shares on the other hand (the “Preliminary Allocation”). Within 30 days of receipt thereof, Seller shall notify Purchaser of its agreement or any objections to the Preliminary Allocation, the Parties shall cooperate in good faith to resolve any such disagreement. If the Parties are unable to resolve such disagreements within 30 days of Purchaser’s receipt of Seller’s notice of objection, the Parties shall engage the Independent Expert, whose resolution shall be final and binding on the Parties, and shall split equally the costs and expenses of engaging the Independent Expert. The Parties (and their Affiliates) agree that the Preliminary Allocation, as agreed to by Seller or as modified as a result of the resolution of any disagreements by the Independent Expert (the “Allocation”), shall become final and binding on the Parties (and their Affiliates). Each of Seller, Purchaser and their respective Affiliates shall (a) prepare and file their respective Tax Returns (including Internal Revenue Service Form 8594) that are filed after the Closing Date as well as published financial statements prepared in accordance with GAAP on a basis consistent with the Allocation; (b) take no position inconsistent with the Allocation in any Tax proceeding unless otherwise required as a result of a change of applicable Law after the date of this Agreement or a contrary determination within the meaning of Section 1313 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law); (c) notify the respective other Party of any notice from any Taxing Authority disputing or reasonably expected to dispute the Allocation; and (d) use commercially reasonable efforts to defend the Allocation in any Tax proceeding, unless otherwise required as a result of a change in applicable Law after the date of this Agreement or a contrary determination within the meaning of Section 1313 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law).

32 SECTION 3.06 Milestone Payment. Upon the terms and subject to the conditions of this Section 3.06, Purchaser shall pay to Seller a one-time milestone payment of $5,000,000 (the “Milestone Payment”) upon the Delayed Transfer Contracts Transfer Date, as additional consideration for the Transfer of the Delayed Transfer Contracts under Section 2.12 of the Transition Services Agreement. For the avoidance of doubt, the Milestone Payment is payable only once. Seller shall notify Purchaser within five calendar days following achievement of the Milestone, and Seller shall provide an invoice to Purchaser setting out the amount of the Milestone Payment following delivery of such notice to Purchaser. Within 10 calendar days after the receipt of such invoice from Seller, Purchaser shall pay to Seller the Milestone Payment. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the disclosure schedules of Seller (the “Disclosure Schedule”), Seller hereby represents and warrants to Purchaser as follows: SECTION 4.01 Organization and Standing. Seller, and each Affiliate of Seller that is or will be a party to any Ancillary Agreement, is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization or incorporation. Seller or its applicable Affiliate has the requisite corporate or other entity power and authority to enable it to own, lease or otherwise hold the Transferred Assets owned, leased or otherwise held by it and to operate the Business as it is now being operated. SECTION 4.02 Authority; Execution and Delivery; Enforceability. Seller has the requisite corporate or other entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by Seller of its obligations hereunder and thereunder have been, or, prior to the execution and delivery thereof, will have been, duly authorized by all necessary corporate or other entity action on the part of Seller. Each Affiliate of Seller (including the Transferred Entity) that is or will be a party to any Ancillary Agreement has the requisite corporate or other entity power and authority to execute and deliver such Ancillary Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Affiliate of its obligations thereunder have been, or, prior to the execution and delivery thereof, will have been, duly authorized by all necessary corporate or other entity action on the part of such Affiliate. Seller has or, at the applicable time, will have duly executed and delivered this Agreement and each Ancillary Agreement to which it is or will be a party, and (assuming the due authorization, execution and delivery by Purchaser or its applicable Affiliate) this Agreement and each Ancillary Agreement to which it is or will be a party (assuming the due authorization, execution and delivery by the other parties thereto) constitutes or, at the applicable time, will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) (the

33 “Enforceability Exceptions”). Each Affiliate of Seller (including the Transferred Entity) that is or will be a party to any Ancillary Agreement has or, at the applicable time, will have duly executed and delivered such Ancillary Agreement, and each such Ancillary Agreement (assuming the due authorization, execution and delivery by the other parties thereto) constitutes or, at the applicable time, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to the Enforceability Exceptions. SECTION 4.03 Non-Contravention and Approvals. (a) The execution and delivery by Seller of this Agreement, and the execution and delivery by Seller and each of its applicable Affiliates (including the Transferred Entity) of each Ancillary Agreement to which it is or will be a party, the consummation by Seller of the Acquisition and the other transactions contemplated to be consummated by it by this Agreement, and the consummation by Seller and each of its applicable Affiliates (including the Transferred Entity) of the transactions contemplated to be consummated by them, as applicable, under the Ancillary Agreements, does not, in each case (i) conflict with, violate or result in the breach of the organizational documents of Seller or such Affiliate, (ii) subject to obtaining the Consents described in Section 4.03(a) of the Disclosure Schedule, conflict with, violate, result in any breach of, or constitute a default under, require notice pursuant to, or give rise to any right of termination, acceleration or cancellation of any Transferred Contract or any Contract to which the Transferred Entity is a party, (iii) subject to obtaining the Consents described in Section 4.03(b), violate any Judgment or Law applicable to Seller or such Affiliate, or any of the Transferred Assets or (iv) result in the creation or imposition of any Lien, except for any Permitted Liens, on any Transferred Asset or any of the assets of the Transferred Entity, except for (A) in the case of clauses (ii) and (iii), any such items that would not reasonably be expected to have a Material Adverse Effect and (B) the novation of the Prime Government Contracts in accordance with FAR Subpart 42.12. (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Seller or any of its Affiliates (including the Transferred Entity) in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Acquisition, other than (i) those that may be required solely by reason of Purchaser’s or any of its Affiliates’ (as opposed to any other Person’s) participation in the Acquisition and the other transactions contemplated by this Agreement and by the Ancillary Agreements, (ii) those contemplated by Section 6.14, (iii) those set forth in Section 4.03(b) of the Disclosure Schedule, (iv) novation of the Prime Government Contracts in accordance with FAR Subpart 42.12, and (v) those the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect. SECTION 4.04 Transferred Entity. (a) The Transferred Entity is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Transferred Entity has the requisite corporate power and authority to enable it to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to operate its business as it is now being operated.

34 (b) The Transferred Entity is duly qualified and, where applicable, in good standing in each jurisdiction in which such qualification is necessary for the conduct of its business as currently conducted by the Transferred Entity, except such jurisdictions where the failure to be so qualified or, where applicable, in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Business, taken as a whole. Prior to the date of this Agreement, true and complete copies of the Transferred Entity’s organizational documents in effect as of the date of this Agreement have been made available to Purchaser. (c) Seller Parent is the record and beneficial owner of the Transferred Shares, and the Transferred Shares collectively represent 100% of the issued and outstanding equity interests of the Transferred Entity. The outstanding shares of capital stock of, or other equity or voting interest in, the Transferred Entity have been duly authorized, validly issued and are fully paid and non-assessable. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock or voting securities of the Transferred Entity or obligating Seller or any of its Affiliates to issue or sell any capital stock or voting securities in the Transferred Entity (other than this Agreement). The Transferred Entity does not own, or have any interest in any equity or other ownership interests in any other Person. SECTION 4.05 Title to Shares and Assets. (a) Seller Parent has good and valid title to the Transferred Shares, free and clear of any Liens other than restrictions on the hypothecation, sale, transfer or other disposition thereof under applicable securities Laws. Other than this Agreement and the organizational documents of the Transferred Entity, the Transferred Shares are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Transferred Shares. (b) Seller or its applicable Affiliate has good and valid title to, or a valid lease or license or other right to use, the Transferred Assets (in each case, other than (i) the Transferred Intellectual Property, which is the subject of Section 4.08, and (ii) those assets that have been depleted, sold or disposed of in the ordinary course of business), free and clear of any Liens, except for Permitted Liens. (c) The Transferred Entity has good and valid title to, or a valid lease or license or other right to use, the assets owned, leased or licensed by it (in each case, other than (i) any Intellectual Property, which is the subject of Section 4.08, and (ii) those assets that have been depleted, sold or disposed of in the ordinary course of business), free and clear of any Liens, except for Permitted Liens. SECTION 4.06 Real Property. The Transferred Entity: (i) does not own any real property; (ii) has never owned any real property; (iii) is not party to any Contract to purchase or sell any real property; and (iv) does not occupy, use or have any right to occupy or use any real property other than the Leased Real Property. The Transferred Entity has a valid leasehold estate or, as the case may be, a valid leasehold interest, in the Leased Real Property, free of all Liens other than Permitted Liens. There has not been any sublease, assignment, sublicense or similar agreement entered into by the Transferred Entity in respect of the Lease or the Leased Real Property, and no Third Party is in possession of the Leased Real Property. Other than the

35 Lease, the Transferred Entity has not entered into any agreement with respect to real property. Seller has provided Purchaser a true and complete copy of the Lease. The Lease is valid and effective in accordance with its terms against the Transferred Entity, and, to the Knowledge of Seller, the other parties thereto, and there is not, under any the Lease, any material default, rent past due or material event of default (or event which with notice or lapse of time, or both, would constitute a material default) by the Transferred Entity, and, to the Knowledge of Seller, the other party thereto. Neither Seller nor any of its Affiliates nor the Transferred Entity has received any written (or, to the Knowledge of Seller, other) notice of any material default, alleged material failure to perform, or any material offset or counterclaim with respect to the Lease, which has not been fully remedied and withdrawn. The Transferred Entity has not received any written notice of any condemnation by any Governmental Entity pending or threatened, in each case with respect to the Leased Real Property. SECTION 4.07 Sufficiency of Transferred Assets. The Transferred Assets and the assets owned, leased or licensed by the Transferred Entity (assuming receipt of all required Consents and subject to the fact that the Delayed Transfer Contracts will be transferred to Purchaser or its applicable Affiliate following the Closing pursuant to Section 2.12 of the Transition Services Agreement), together with (a) the rights, assets and services provided or granted to Purchaser under this Agreement and the Ancillary Agreements, (b) the employees (other than the Employees) and real property (other than the Leased Real Property) provided by Seller and its Affiliates to the Business prior to the Closing, (c) the Shared Contracts (other than the Shared Contracts assigned to Purchaser or its Affiliates at the Closing in accordance with Section 2.03(c)), and (d) the assets, services and functions listed in Section 4.07 of the Disclosure Schedule: (i) constitute, in all material respects, all of the assets used in or necessary to conduct the Business and Exploit the Product; and (ii) are sufficient in all material respects to conduct the Business and Exploit the Product, in each case, immediately following the Closing in substantially the same manner as currently conducted by Seller and its Affiliates (including the Transferred Entity). SECTION 4.08 Intellectual Property. (a) Section 4.08(a) of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all Transferred Intellectual Property that has issued, been registered or granted, or is the subject of an application for registration, issuance or grant, and that has not expired or been abandoned, cancelled or withdrawn (collectively, the “Registered Intellectual Property”), including whether each such item of Registered Intellectual Property is solely owned or jointly owned (including the joint owner(s)). All required maintenance fees, annuity fees or renewal fees for the Registered Intellectual Property that are due and payable prior to the Closing will be timely and fully paid prior to the Closing, and all necessary documents and certificates have been filed with the relevant Governmental Entity for the purpose of maintaining such Registered Intellectual Property. (b) All Registered Intellectual Property is subsisting and all registered, issued or granted items included therein are in full force and effect, and have not been abandoned or adjudged invalid or unenforceable.

36 (c) Seller and its Affiliates (including the Transferred Entity), taken together, own good and valid title to the Transferred Intellectual Property, free and clear of Liens, other than Permitted Liens. Neither Seller nor any of its Affiliates (including the Transferred Entity) has received any written notice of any claim by any Person challenging the ownership of or rights of the Seller or any such Affiliates in and to the Transferred Intellectual Property. To the Knowledge of Seller, there is no Person who is or claims to be an inventor of any Transferred Intellectual Property who is not a named inventor thereof. (d) Each Employee and each current or former employee, consultant, contractor, officer, advisor or director (collectively, “Personnel”) of Seller or its Affiliates and, to the Knowledge of Seller, any Third Party who is or was involved in the creation or development of any material Transferred Intellectual Property, has signed a written agreement that contains (i) an irrevocable present assignment of any and all rights, title or interest that such Personnel may have in or to such Intellectual Property to Seller or its Affiliate (including the Transferred Entity) (to the extent all rights, title and interest in and to such Intellectual Property does not automatically vest in Seller or such Affiliate by operation of Law) or, to the Knowledge of Seller, the applicable Third Party and (ii) confidentiality provisions protecting such Transferred Intellectual Property. To the Knowledge of Seller, no such Personnel of the Seller, its Affiliates (including the Transferred Entity) or any Third Party has entered into any written agreement granting to any Person any rights with respect to such Transferred Intellectual Property. (e) Section 4.08(e) of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all written licenses, sublicenses or similar Contracts (other than Contracts granting non-exclusive rights with respect to any databases or non-exclusive licenses to any off- the-shelf software or any other Intellectual Property licensed or otherwise made generally commercially available pursuant to a click-wrap, shrink-wrap or similar agreement or on a subscription basis, ordinary course invention assignment agreements with employees or contractors in Seller’s standard form (except for immaterial modifications thereof), and other non-exclusive licenses or rights granted to or by Third Parties in the ordinary course of business where such license or right is incidental to and not material to performance under the relevant Contract) pursuant to which Seller (or its applicable Affiliate, including the Transferred Entity) (i) is granted any license, sublicense or similar right (including a covenant not to sue) from a Third Party with respect to any Intellectual Property that is exclusively used or held for use exclusively in the Business, including any Transferred Intellectual Property or (ii) grants any license, sublicense or similar right (including a covenant not to sue) to any Third Party with respect to any Intellectual Property that is exclusively used or held for use exclusively in the Business, including any Transferred Intellectual Property. (f) (i) No Proceeding is pending or, to the Knowledge of Seller, threatened in writing against Seller (or its applicable Affiliate (including the Transferred Entity)) by any Third Party alleging that the conduct of the Business, as currently conducted, infringes, misappropriates or otherwise violates the Intellectual Property of such Third Party or challenging, or seeking to deny or restrict, the use of or right to practice any of the Transferred Intellectual Property or any of the Seller’s (or such applicable Affiliate’s) rights therein, (ii) to the Knowledge of Seller, the conduct of the Business, as currently conducted, does not infringe, misappropriate or otherwise violate any Intellectual Property of a Third Party, and (iii) to the Knowledge of Seller, no Third Party is engaging in any activity that infringes or that misappropriates the Transferred

37 Intellectual Property, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. (g) No academic institution, research or medical center or Governmental Entity (or any Person working for or on behalf of any of the foregoing) is or was involved in the research or development of the Transferred Intellectual Property, has provided facilities or funding for the research and development of any Transferred Intellectual Property, or has any right, title or interest (including any “march in” or co-ownership rights) in or to any Transferred Intellectual Property. (h) Neither Seller nor any of its Affiliates (including the Transferred Entity) is required or obligated to make any payments by way of royalties, milestone payments, fees or otherwise, including any such payments that are contingent upon the occurrence of future events, or provide any other consideration of any kind, to any owner or licensor of, or other claimant to, any Transferred Intellectual Property with respect to the use thereof or in connection with the conduct of the Business. (i) Seller and its Affiliates (including the Transferred Entity) have taken commercially reasonable measures to protect and maintain the confidentiality of trade secrets and other material non-public Know-How and other material non-public information included in the Transferred Intellectual Property. (j) None of the execution, delivery or performance of this Agreement or the Ancillary Agreements or the consummation of the transactions or agreements contemplated by this Agreement or the Ancillary Agreements will result in the loss, termination or impairment with respect to any Transferred Intellectual Property, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. SECTION 4.09 Data Protection and Privacy. Neither Seller nor any of its Affiliates (including the Transferred Entity) Processes Personal Data in any material way in connection with their conduct of the Business, other than Personal Data Processed in the human resources context in the ordinary course of Business. SECTION 4.10 Financial Information. The financial information set forth in Section 4.10 of the Disclosure Schedule (the “Financial Information”) was prepared in good faith and derived from the audited (in the case of the Financial Information for the fiscal years ended December 31, 2022 and December 31, 2023) or unaudited (in the case of the Financial Information for the fiscal quarter ended March 31, 2024 and fiscal quarter ended June 30, 2024) financial statements of Seller Parent filed with the U.S. Securities and Exchange Commission for the relevant period in accordance with US GAAP, and accurately reflects in all material respects the sales revenues of the Business as of the date thereof and for the periods indicated therein. SECTION 4.11 Absence of Changes. From December 31, 2023 until the date of this Agreement, (a) except for matters relating to the transactions contemplated by this Agreement or any Ancillary Agreement, the Business has been conducted in the ordinary course

38 in a manner substantially consistent with past practice, and (b) there has not been a Material Adverse Effect. SECTION 4.12 Contracts. (a) Each of the Transferred Contracts and each of the Contracts to which the Transferred Entity is party is a legal, valid and binding obligation of Seller or an Affiliate of Seller (including the Transferred Entity) and, to the Knowledge of Seller, each other party thereto, subject, as to enforcement, to the Enforceability Exceptions. Neither Seller nor its applicable Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, the other party to a Transferred Contract or Contract to which the Transferred Entity is party is in material breach or default thereunder. Neither Seller nor its applicable Affiliates (including the Transferred Entity) has given or received any written notice terminating or materially reducing any commitment under any Transferred Contract or Contract to which the Transferred Entity is party, or indicating an intention to do the same. Prior to the date hereof, true and correct copies of all Transferred Contracts and Contracts to which the Transferred Entity is party (including, in each case, all amendments, exhibits, schedules, and supplements thereto) have been made available to Purchaser, except to the extent such Contracts have been redacted to (i) enable compliance with applicable Laws relating to the safeguarding of data privacy, (ii) comply with confidentiality obligations owed to Third Parties or (iii) remove pricing information; provided that with respect to any Contracts that have been redacted in accordance with sub-clause (ii), true and correct unredacted versions of those Contracts have been made available to the Clean Team as defined in, and pursuant to, that certain Clean Room Agreement entered into between Seller Parent and Purchaser, dated June 5, 2024. (b) During the past three years, none of the Seller or its Affiliates (including the Transferred Entity) have (i) breached or violated, in any material respect, any applicable Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (ii) in the conduct of the Business, been suspended or debarred from bidding on government contracts by a Governmental Entity; (iii) been audited by any Governmental Entity with respect to any Government Contract (other than in the ordinary course of business, such as routine audits by a Governmental Entity); (iv) conducted or initiated any internal investigation or made any disclosure to any Governmental Entity with respect to any alleged material irregularity, material misstatement or material omission arising under a Government Contract; (v) received from any Governmental Entity or any other Person any written notice of breach, cure, show cause or default that is material to the Business and that remains unresolved with respect to any Government Contract; or (vi) had any Government Contract terminated by any Governmental Entity for default or failure to perform. (c) Except as set forth on Section 4.12(c) of the Disclosure Schedule, there are no Shared Contracts. SECTION 4.13 Inventory. To the Knowledge of Seller, the Transferred Inventory and the Transferred Entity Inventory consists of a quantity and quality that is saleable or usable in the ordinary course of business consistent with past practice, and with respect to Finished Inventory that constitutes Transferred Inventory or Transferred Entity Inventory, such Finished Inventory (a) was Manufactured in material conformity with cGMP and other legal

39 requirements, (b) is not held on consignment, and (c) which has been released for Sale in the applicable jurisdiction has been tested in accordance with established protocol sufficient to release the applicable Product for Sale in the jurisdiction where it is Sold in accordance with applicable Law. The quantities of each item of Transferred Inventory and Transferred Entity Inventory (whether raw materials, work-in-progress or finished goods) are reasonable, in all material respects, in the present circumstances of the Business. SECTION 4.14 Taxes. (a) There are no Liens for Taxes on the Transferred Assets or the assets of the Transferred Entity other than Liens for Taxes that are not yet due and payable. (b) All income and other material Tax Returns required to be filed pursuant to applicable Tax Laws by the Transferred Entity and with respect to the Transferred Assets and the Business for any Pre-Closing Tax Period have been timely filed, and such Tax Returns are complete and accurate in all material respects. All material amounts of Taxes due and payable by the Transferred Entity and with respect to the Transferred Assets and the Business, whether or not shown on such Tax Returns, have been paid in full by the due date thereof. As of the date hereof, no material claims have been asserted in writing against the Transferred Entity and with respect to the Transferred Assets and the Business with respect to any such Taxes or Tax Returns. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by the Transferred Entity or with respect to the Transferred Assets and the Business. No audits, exams, or administrative or judicial proceedings are currently in progress with respect to the Tax Returns of the Transferred Entity or with respect to the Transferred Assets and the Business and no such audit, exam, or proceeding has been conducted within the last three years with respect to the Transferred Entity or with respect to the Transferred Assets and the Business. (c) No assessment or deficiency for any Tax or adjustment to any Tax item has been proposed or threatened in writing with respect to the Transferred Entity or with respect to the Transferred Assets and the Business. (d) There are no unexpired waivers or extensions of the statute of limitations relating to any Taxes of the Transferred Entity or with respect to the Transferred Assets and the Business. (e) All Taxes that are required to be withheld, with respect to the Transferred Assets by Seller or by the Transferred Entity from amounts owing to any employee, creditor, equity holder or other Person, and remitted to any Taxing Authority have been properly withheld and remitted. (f) Seller has duly and timely collected all material amounts on account of any retail sales, PST or VAT required by Law to be collected by it in respect of the Transferred Assets and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by Law to be remitted by it. (g) No claim has ever been made by any Taxing Authority in a jurisdiction in which (i) Seller does not file Tax Returns that Seller is or may be subject to taxation or required to filed Tax Returns in that jurisdiction with respect to the Transferred Assets or the Business; or (ii) the

40 Transferred Entity does not file Tax Returns that the Transferred Entity is or may be subject to taxation or required to file Tax Returns in that jurisdiction. (h) None of the Transferred Assets is a United States real property interest, as defined in Section 897(c) of the Code. The Transferred Entity is not, and has not been during the period specified in Section 897(c)(1)(A)(ii)(II) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2). (i) The Transferred Entity has not participated in or been a party to a transaction that, as of the date of this Agreement, is a “listed transaction” required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder. (j) The Transferred Entity is not a party to any written Tax sharing, Tax indemnification, or Tax allocation agreement or similar contract or arrangement pursuant to which it will have any obligation to make any payments after the Closing. (k) The Transferred Entity will not be required to include any material amounts of income in, or exclude any material items of deduction from, taxable income in a taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in accounting occurring prior to the Closing, (ii) an installment sale or open transaction occurring prior to the Closing Date, (iii) a prepaid amount received or deferred revenue realized on or prior to the Closing Date, (iv) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of applicable Tax Law) executed on or prior to the Closing Date, or (v) intercompany transaction entered into prior to the Closing Date or excess loss account. (l) No closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any Taxing Authority with respect to the Transferred Entity. (m) The Transferred Entity has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring in the prior two years that was purported or intended to be governed by Section 355 of the Code (or any corresponding or similar provision of state, local or foreign Tax law). (n) The Transferred Entity is not treated for any Tax purpose as resident in a country other than the country of its incorporation and it has no, or has not had, a branch, agency or permanent establishment in a country other than the country of its incorporation. (o) Seller is duly registered under Subdivision (d) of Division V of Part IX of the ETA and its registration number is 885463950. (p) The representations made in this Section 4.14 and Section 4.17 are the sole representations by Seller with respect to Taxes of the Transferred Entity or in respect of the Transferred Assets. No representations are made with respect to the amount or availability of any Tax attributes (such as adjusted tax basis, net operating losses, tax credit carryforward, or capital loss carryforwards of the Transferred Entity or any of its assets) of the Transferred Entity after the Closing.

41 SECTION 4.15 Litigation. There is no Proceeding pending or, to the Knowledge of Seller, threatened in writing against (a) Seller or any of its Affiliates in respect of the Business or the Transferred Assets or Seller’s or its Affiliates’ ownership or operation thereof, or (b) against the Transferred Entity, in each of the foregoing clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. Neither Seller nor any of its Affiliates is party or subject to or in default under any unsatisfied Judgment that is applicable to the Transferred Assets, the Product or the conduct of the Business, and the Transferred Entity is not party or subject to or in default under any unsatisfied Judgment, in each case, other than such Judgments or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. There is no Proceeding by Seller or its Affiliates pending, or which Seller or its Affiliates has threatened in writing to initiate, against any other Person in connection with the Business or the Transferred Assets, and no Proceeding by the Transferred Entity pending, or which the Transferred Entity has threatened in writing to initiate, against any other Person, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole. SECTION 4.16 Compliance with Laws. (a) The Transferred Entity is, and during the last three years has been in compliance in all material respects with applicable Laws. During the last three years, the Transferred Entity has not received any written notice, other written communication, or, to the Knowledge of Seller, any other material communication from a Governmental Entity that alleges that the Transferred Entity is not in such compliance. (b) The Business is being, and during the last three years has been, conducted by Seller and its Affiliates in compliance with all applicable Laws in all material respects. During the last three years, neither Seller nor any of its Affiliates has received any written notice from a Governmental Entity that alleges that the conduct of the Business is not, or has not been at any time during such three-year period, in such compliance with applicable Laws. (c) Neither Seller nor any of its Affiliates (including the Transferred Entity), nor, to the Knowledge of Seller its or their, directors, officers or employees, (i) is a Sanctioned Person; (ii) is located, organized or resident in a Sanctioned Territory; or (iii) has received any notice, request or citation or otherwise been made aware of any Proceeding in respect of the Business with regard to a potential violation by Seller, its Affiliates (including the Transferred Entity), or its or their respective directors, officers or employees of applicable Sanctions. (d) To the Knowledge of Seller, (i) Seller has no material unclaimed property or escheat obligation with respect to the Transferred Assets and (ii) the Transferred Entity is in material compliance with all escheat or unclaimed property Laws, and has no material Liability to pay over any amount to any Governmental Entity any cash or other property under escheat or unclaimed property Laws.

42 SECTION 4.17 Employees; Benefit Plans. (a) Section 4.17(a) of the Disclosure Schedule contains a true and complete list of Employees as of the date of this Agreement, including, for each Employee: name, job title, exempt/nonexempt status under the Fair Labor Standards Act, full-time or part-time status, hire date, service reference date (if different from hire date), work location (city and state), current base salary or hourly wage rate (as applicable), target bonus opportunity or other incentive-based compensation opportunity, amount of accrued and unused paid-time off, sick time or vacation time (dollar and hour equivalent), disciplinary history, any severance or termination payment (in cash or otherwise) to which such Employee could be entitled under existing contractual or other obligations, and an indication of whether such employee is on a leave of absence (and expected return date, if applicable). All such employees are authorized to work in the United States. (b) Section 4.17(b) of the Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of each material Benefit Plan in which employees of the Transferred Entity participate as of the date hereof. With respect to each material Benefit Plan in which employees of the Transferred participate as of the date hereof, Seller has made available to Purchaser, to the extent applicable, complete and correct copies, as the date hereof, of (i) the written Benefit Plan document, including amendments thereto (or, for any unwritten Benefit Plan, a written summary of such Benefit Plan), (ii) the most recent summary plan description (including any modification) for which a summary plan description is required by applicable Law, (iii) the most recent Internal Revenue Service determination, notification, or opinion letter, if any, received with respect to any applicable Benefit Plan, and (iv) any material correspondence with any Governmental Entity in the prior three years. (c) Except as provided on Section 4.17(c) of the Disclosure Schedule, the Transferred Entity does not sponsor, maintain, contribute to and is not required to sponsor, maintain or contribute to any Benefit Plans. (d) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the Internal Revenue Service or may rely upon a favorable prototype opinion letter from the Internal Revenue Service as to its qualified status, and no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to adversely affect any such qualification. Each Benefit Plan and any related trust complies and has been maintained and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and other applicable Law. All contributions, premiums or payments required to be made with respect to the Seller 401(k) Plan have been made on or before their due dates and within the applicable time required by the Benefit Plan and applicable Law and nothing has occurred, and no condition exists with respect to any Benefit Plan that could result in any Tax, penalty or other Liability of the Transferred Entity. Other than routine claims for benefits, there are no Proceedings, governmental audits or investigations that are pending, or to the Knowledge of Seller, threatened in writing, against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan. (e) None of Seller Parent or any of its ERISA Affiliates has ever sponsored, maintained or contributed to, or been required to maintain or contribute to, or has any actual or

43 contingent Liability in respect of any (i) “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, (ii) plan that is subject to Section 302 or Title IV of ERISA or Sections 412 or 430 of the Code, (iii) “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA, (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, or (iv) health or other welfare arrangement that is self- insured by Seller Parent or its Affiliates, in each for the benefit of the any current or former officer, employee, individual consultant or director of the Transferred Entity. (f) No Benefit Plan provides for post-retirement or other post-employment benefits (including welfare benefits) for the benefit of any current or former officer, employee, individual consultant or director of the Transferred Entity, other than health care continuation coverage as required by Section 4980B of the Code or any similar Law or ERISA or the full cost of which is borne by such individual (or any of his or her beneficiaries). (g) No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred involving any Benefit Plan and no fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Benefit Plan that would reasonably be expected to result in material liability for the Transferred Entity under Section 406 of ERISA or Section 4975 of the Code. (h) The Transferred Entity does not have any obligation to gross-up, reimburse or indemnify any current or former officer, employee, individual consultant or director with respect to any Tax or related interest or penalties incurred with respect to Section 409A or 4999 of the Code or otherwise. (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events) (i) entitle any current or former officer, employee, individual consultant or director of the Transferred Entity to any payment of compensation or benefits (including severance, change in control payments or otherwise,) (ii) increase the amount of compensation or benefits due to any such current or former officer, employee, individual consultant or director of the Transferred Entity, (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefits to any such current or former officer, employee, individual consultant or director of the Transferred Entity and (iv) give rise to any “parachute payment” (within the meaning of Section 280G(b)(2) of the Code) to be made to any Employee. (j) To the Knowledge of Seller, no Employee has provided written notice of the intent to terminate his or her employment relationship with the Transferred Entity. (k) None of Seller Parent or any of its Affiliates (including the Transferred Entity) is a party to, has any duty to bargain for, or is currently negotiating any collective bargaining agreement or other Contract with a labor organization in respect of the Employees and there are no labor unions or other organizations representing, purporting to represent, or, to the Knowledge of Seller, seeking to represent any Employee. Neither the Seller Parent or any of its Affiliates (including the Transferred Entity) has experienced any labor strike, dispute, walkout,

44 work stoppage, slowdown, lockout or union organizing activities involving any Employees. The Transferred Entity is not the subject of any pending or, to the Knowledge of Seller, threatened Proceeding in respect of any Employee or any other current or former service providers of the Transferred Entity (including any Proceeding alleging that the Transferred Entity has engaged in any materially unfair labor practice under any Law). (l) The Transferred Entity has complied with and is in compliance in all material respects with any applicable Law relating to the employment or engagement of any current or former officer, employee, individual consultant or director, including without limitation applicable Laws relating to hiring, background checks, wages, pay equity, hours, collective bargaining and labor relations, classification of independent contractors and employees, equal opportunity, document retention, notice, plant closing and mass layoff, health and safety, employment eligibility verification, immigration, child labor, discrimination, harassment, retaliation, accommodations, disability rights or benefits, affirmative action, workers’ compensation, unemployment insurance, employment and reemployment rights of members of the uniformed services, secondment, employee leave issues and the payment of social security and other Taxes and are not liable for any arrears of wages, other compensation or benefits, or any Taxes or penalties for failure to comply with any of the foregoing. No individual who has performed services for the Transferred Entity has been improperly excluded from participation in any Benefit Plan. There is no material employment- or labor-related claim pending against the Transferred Entity, brought by or on behalf of any current or former officer, employee, individual consultant or director of the Transferred Entity or any Governmental Authority and, to the Knowledge of Seller, no such claim is threatened. In the last five years, no allegations of sexual or other unlawful harassment or discrimination have been made against (i) any current or former officer or director of the Transferred Entity or (ii) any other Employee. SECTION 4.18 Regulatory Matters. (a) (i) Seller or its applicable Affiliate (including the Transferred Entity) possesses, or has rights to control directly or through Third Party distributors, all Transferred Marketing Authorizations, (ii) the Transferred Marketing Authorizations are in full force and effect, (iii) no Proceeding is pending or, to the Knowledge of Seller, has been threatened in writing, regarding the withdrawal or suspension of any Transferred Marketing Authorization, (iv) none of Seller or its applicable Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, any of their Third Party distributors, have received during the three years prior to the date hereof any written communication from any Regulatory Authority or other Governmental Entity threatening to withdraw or suspend any Transferred Marketing Authorization and (v) none of Seller or its applicable Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, any of their distributors, are in material violation of the terms of any Transferred Marketing Authorization. All Products Sold by or on behalf of Seller or its Affiliates (including the Transferred Entity) during the last three years under the Transferred Marketing Authorizations have been Manufactured, marketed, Sold and otherwise Exploited in all material respects in accordance with the specifications contained in such Transferred Marketing Authorizations. (b) During the last three years, the Product has been developed, tested, labeled, packaged, Manufactured, distributed, stored and otherwise Exploited by or on behalf of Seller and its Affiliates (including the Transferred Entity) in compliance in all material respects with all

45 applicable Laws (including Health Care Laws), and no Product has been adulterated or misbranded in any material respect by or on behalf of Seller or its Affiliates (including the Transferred Entity) or, to the Knowledge of Seller, by any other Person, in violation of any applicable Law (including any Health Care Laws). Neither Seller nor any of its Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, its Third Party manufacturers or distributors (i) have received any notice, demand, claim, complaint, warning letter, untitled letter, or request for information related to the Product from, or (ii) have been subject to any hearing, civil, criminal or administrative action, suit, or investigation related to the Product by, in each case, the FDA, any Regulatory Authority or other Governmental Entity, or any other Person concerning or alleging material noncompliance with applicable Laws related to the Exploitation of the Product. (c) Seller and its Affiliates (including the Transferred Entity) are in material compliance with all Transferred Entity Permits. (i) No Transferred Entity Permits have lapsed, been cancelled, terminated, been withdrawn or been restricted and (ii) no Proceeding to modify, suspend, revoke, withdraw, terminate, or otherwise limit any such Transferred Entity Permit is pending, or, to the Knowledge of Seller, threatened in writing. Seller and its Affiliates (including the Transferred Entity) do not own any Permits (other than Marketing Authorizations or the Transferred Entity Permits) exclusively related to the Business. (d) All Manufacturing operations conducted by or for Seller and its applicable Affiliates (including the Transferred Entity) with respect to the units of Product Manufactured or Sold in the Territory during the last three years have been and are being conducted in material compliance with applicable Law, including cGMP. The Seller and its applicable Affiliates (including the Transferred Entity) have filed with the applicable Regulatory Authorities, where required by applicable Law, including Health Care Laws, all required notices, registration applications, reports, supplemental applications and annual or other reports or documents, including Medical Device Reports, that are material to the continued development, Manufacture, Sale, distribution and other Exploitation of the Product in the Territory. During the three years prior to the date hereof, with respect to the Product in the Territory, neither Seller nor any of its applicable Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, any contract manufacturers, have received any Form 483 observations, warning letters, untitled letters, or other similar written correspondence from any applicable Regulatory Authority with respect to the Product in which such Regulatory Authority asserted that the operations of the Seller, its applicable Affiliates (including the Transferred Entity), or any of their contract manufacturers were not in compliance with applicable Law. (e) All preclinical studies and clinical trials of the Product conducted by or on behalf of Seller or its Affiliates (including the Transferred Entity) during the three years prior to the date hereof have been and, if still pending, are being, conducted in compliance, in all material respects, with the applicable protocol for such study or trial, good laboratory practices and good clinical practices and all Laws applicable to such studies and trials. No clinical trial of the Product conducted by or on behalf of Seller or its Affiliates (including the Transferred Entity) during the three years prior to the date hereof has been terminated or suspended prior to scheduled completion, and no Regulatory Authority or institutional review board have initiated, or, to the Knowledge of Seller, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation of the Product

46 conducted by or on behalf of Seller or its Affiliates (including the Transferred Entity) during the three years prior to the date hereof. (f) During the three years prior to the date hereof, (i) there has not been any Product recall, dear doctor letter or market withdrawal or replacement conducted by or on behalf of Seller or its Affiliates (including the Transferred Entity) in the Territory concerning the Product and there have not been any notices of action relating to a safety concern or alleged lack of regulatory and quality compliance, in any material respect, involving the Product in the Territory and (ii) neither Seller nor any of its Affiliates (including the Transferred Entity) have received any written notice that any Governmental Entity in the Territory has threatened in writing to initiate, any action to request a recall or market withdrawal of the Product in the Territory. To the Knowledge of Seller, there exists no fact or circumstance that would reasonably be expected to impose on Seller or any of its Affiliates (including the Transferred Entity) a duty to recall or withdraw the Product or notify any consumer of a product defect with respect to the Product, in each case, anywhere in the Territory. (g) With respect to the Product in the Territory, none of Seller or its applicable Affiliates (including the Transferred Entity) are a party to or has any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction, or similar agreements with or imposed by a Governmental Entity. Neither Seller nor any of its Affiliates (including the Transferred Entity) is subject to any investigation that is pending or, to the Knowledge of Seller, that is pending and not served or threatened, in each case, pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Federal False Claims Act (31 U.S.C. §3729), or any other Health Care Law, in each case, with respect to the Business. (h) Neither Seller nor its Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, any officer or employee of Seller or such Affiliates have made an untrue statement of a material fact or fraudulent statement to any Regulatory Authority relating to the Product or any Transferred Marketing Authorizations or otherwise failed to disclose a material fact required to be disclosed to any Regulatory Authority relating to the Products or any Transferred Marketing Authorizations. Neither Seller nor its Affiliates (including the Transferred Entity) nor, to the Knowledge of Seller, any officer, employee or agent of Seller or such Affiliates has, in connection with the Business, been debarred, convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (i) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar Law of any other regulatory authority, or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law of any regulatory authority. SECTION 4.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, taken as a whole: (a) the Transferred Entity is in compliance with applicable Environmental Laws and Environmental Permits;

47 (b) (i) no written notice, order, request for information, complaint or penalty has been received by the Transferred Entity or, with respect to the Business, by Seller or any of its other Affiliates, (ii) there is and there has been no Proceeding pending or, to the Knowledge of Seller, threatened, and (iii) there has been no Judgment entered by or with any Governmental Entity, in each case, which relates to an actual or alleged violation of or Liability under any Environmental Law by the Transferred Entity or, with respect to the Business, by Seller or any of its other Affiliates; (c) (i) the Transferred Entity possesses and is in compliance with all Environmental Permits required by all applicable Environmental Laws; (ii) all such Environmental Permits are valid and in full force and effect; and (iii) the Transferred Entity is not in default thereunder or violation of any conditions thereof; and (d) No claims are pending or threatened in writing against the Transferred Entity and, to the Knowledge of Seller, no facts or circumstances exist that would reasonably be expected to result in Liability arising out of, relating to or otherwise in respect of (i) on-site exposures to Hazardous Substances at the Leased Real Property, (ii) Releases of Hazardous Substances upon, into or from any of the Leased Real Property or (iii) off-site treatment, storage or disposal of Hazardous Substances transported from any of the Leased Real Property by or on behalf of the Transferred Entity, in each case that would reasonably be expected to result in any Liability to the Transferred Entity. SECTION 4.20 Solvency. (a) Immediately after giving effect to the transactions contemplated hereunder, Seller shall (i) be able to pay its debts as they become due, (ii) own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), and (iii) have adequate capital to carry on its business. (b) No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller or any of its Affiliates (including the Transferred Entity). (c) The Purchase Price is fair consideration and constitutes reasonably equivalent value for the Transferred Assets and the Transferred Shares, taking into account the assumption by Purchaser of the Assumed Liabilities from the Closing. SECTION 4.21 Material Customers and Suppliers. Section 4.21 of the Disclosure Schedule contains a true and complete list of the Material Customers and Material Suppliers. During the last three years, neither Seller nor any of its Affiliates (including the Transferred Entity) has received written notice that any of the Material Customers or Material Suppliers intends to cease purchasing from, contracting with, selling to or otherwise dealing with the Business. SECTION 4.22 Product Liability. Since January 1, 2021, neither Seller nor any of its Affiliates (including the Transferred Entity), has Manufactured or Sold any Product which (a) does not comply in any material respect with any representations or warranties

48 expressly or impliedly made by or on its behalf or (b) does not comply in all material respects with applicable Law or relevant Marketing Authorizations. SECTION 4.23 Brokers and Finders. There is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Seller or its Affiliates (including the Transferred Entity) that is entitled to any fee or commission payable by Purchaser or any of its Affiliates in connection with the Acquisition. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as follows: SECTION 5.01 Organization and Standing. Purchaser and each Affiliate of Purchaser that is or will be a party to any Ancillary Agreement is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization or incorporation. SECTION 5.02 Authority; Execution and Delivery; Enforceability. Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by Purchaser of its obligations hereunder and thereunder have been, or, prior to the execution and delivery thereof, will have been, duly authorized by all necessary corporate or other entity action on the part of Purchaser. Each Affiliate of Purchaser that is or will be a party to any Ancillary Agreement has the requisite corporate or other entity power and authority to execute and deliver such Ancillary Agreements and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Affiliate of its obligations thereunder have been, or, prior to the execution and delivery thereof, will have been, duly authorized by all necessary corporate or other entity action on the part of such Affiliate. Purchaser has or, at the applicable time, will have duly executed and delivered this Agreement and each Ancillary Agreement to which it is or will be a party, and (assuming the due authorization, execution and delivery by Purchaser) this Agreement, and each Ancillary Agreement to which it is or will be a party (assuming the due authorization, execution and delivery by the other parties thereto) constitutes or, at the applicable time, will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to the Enforceability Exceptions. Each Affiliate of Purchaser that is or will be a party to any Ancillary Agreement has or, at the applicable time, will have duly executed and delivered such Ancillary Agreement, and each such Ancillary Agreement (assuming the due authorization, execution and delivery by the other parties thereto) constitutes or, at the applicable time, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to the Enforceability Exceptions.

49 SECTION 5.03 Non-Contravention and Approvals. (a) The execution and delivery by Purchaser of this Agreement, and the execution and delivery by Purchaser and each of its applicable Affiliates of each Ancillary Agreement to which it is or will be a party, the consummation by Purchaser of the Acquisition and the other transactions contemplated to be consummated by it by this Agreement, and the consummation by Purchaser and each of its applicable Affiliates of the transactions contemplated to be consummated by them, as applicable, under the Ancillary Agreements, does not, in each case (i) conflict with, violate or result in the breach of the organizational documents of Purchaser or such Affiliate, (ii) conflict with, violate, result in any breach of, or constitute a default under, require notice pursuant to, or give rise to any right of termination, acceleration or cancellation of any Contract to which Purchaser or any such Affiliate of Purchaser is a party or by which any of their respective properties or assets is bound or (iii) subject to obtaining the Consents described in Section 5.03(b), violate any Judgment or Law applicable to Purchaser or such Affiliate or their respective properties or assets, except, in the case of clauses (ii) and (iii), any such items that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Purchaser or such Affiliate to consummate the Acquisition and the other transactions contemplated by this Agreement (a “Purchaser Material Adverse Effect”). (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Purchaser or any of its Affiliates in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Acquisition, other than (i) those that may be required solely by reason of Seller’s or any of its Affiliates’ (as opposed to any other Person’s) participation in the Acquisition and the other transactions contemplated by this Agreement and by the Ancillary Agreements, (ii) those contemplated by Section 6.14, (iii) novation of the Prime Government Contracts in accordance with FAR Subpart 42.12, and (iv) those the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect. SECTION 5.04 Litigation. There are no Proceedings pending, or to the knowledge of Purchaser, threatened in writing against Purchaser or any of its Affiliates, except as would not reasonably be expected to have a Purchaser Material Adverse Effect. Neither Purchaser nor any of its Affiliates is party or subject to or in default under any unsatisfied Judgment, other than such Judgments or defaults that would not reasonably be expected to have a Purchaser Material Adverse Effect. SECTION 5.05 Purchaser Insurance Policies. A true and complete copy of the insurance binders for each of the Purchaser Insurance Policies, together with a true and complete copy of the applicable form of Purchaser Insurance Policy attached thereto, is included in Exhibit I. Each such insurance binder has been executed by Purchaser and all applicable insurers and is bound and in full force and effect, and has not been cancelled or terminated, and none of the applicable insurers has provided written notice to Purchaser that it intends to cancel or terminate any such Purchaser Insurance Policy. As of the date hereof, Purchaser is in compliance with the applicable terms set forth in each such insurance binder.

50 SECTION 5.06 Compliance with Laws. (a) Purchaser is aware of applicable Laws relating to the distribution and Sale of the Product, and can legally import, store, distribute and Sell the Product immediately as of the Closing. (b) None of Purchaser, its Affiliates or any of their respective employees has been debarred or deemed subject to debarment pursuant to Section 306 of the United States Federal Food, Drug and Cosmetic Act, nor, to Purchaser’s knowledge, are any such Persons the subject of a conviction described in such section. (c) Neither Purchaser nor any of its Affiliates, nor, to Purchaser’s knowledge, its or their directors, officers or employees, (i) is a Sanctioned Person; (ii) is located, organized or resident in a Sanctioned Territory; or (iii) has received any notice, request or citation or otherwise been made aware of any Proceeding with regard to a potential violation by Purchaser, its Affiliates or its or their directors, officers or employees of applicable Sanctions. SECTION 5.07 Brokers and Finders. There is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or its Affiliates that is entitled to any fee or commission payable by Seller or any of its Affiliates in connection with the Acquisition. SECTION 5.08 Financial Ability. Purchaser has and will have as of the Closing sufficient cash on hand or other sources of immediately available funds to enable it to make all payments contemplated to be made by or on behalf of Purchaser pursuant to this Agreement and the Ancillary Agreements, including (a) the Purchase Price, any adjustment payment required to be made by Purchaser pursuant to Section 3.03 and the payment of all related fees and expenses and (b) all of the out-of-pocket costs of Purchaser arising from the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. SECTION 5.09 Residence. Purchaser represents and warrants that it is a non- resident of Canada for the purpose of the ETA and it does not reside in Quebec for the purpose of Title I of the Act respecting the Quebec sales tax (Quebec). SECTION 5.10 Purchase of Inventory. Purchaser is causing the Transferred Entity to acquire the Transferred Inventory located in Manitoba (except the Finished Inventory) solely for further processing and production of finished goods and Inventory is not being purchased by the Transferred Entity for consumption as this term is defined in The Retail Sales Tax Act, CCSM c R130. SECTION 5.11 Sales Tax Matters. As of the Closing Date, Purchaser is not resident in Canada and not registered for GST/HST such that the supply of intangible personal property to it under this Agreement is zero-rated under section 10.1 of Part V of Schedule VI to the ETA.

51 ARTICLE VI COVENANTS SECTION 6.01 Access to Information. (a) On and after the Closing Date, Seller shall, and shall cause its Affiliates to, maintain any books and records relating to the Business that are not transferred to Purchaser in accordance with Seller’s bona fide record retention policies applicable to its own books and records (including, for clarity, any electronic correspondence with Regulatory Authorities, customers or suppliers relating to the Business, which Seller shall, and shall cause its Affiliates to, maintain for no less than six months). During the Transition Period (as defined in the Transition Services Agreement), Seller shall, and shall cause its Affiliates to, copy a representative of Purchaser on any electronic correspondence with Regulatory Authorities, customers or suppliers, in each case, exclusively relating to the conduct of the Business. (b) After the Closing Date, Purchaser shall, and shall cause its Affiliates to, on the one hand, and Seller shall, and shall cause its Affiliates to, on the other hand, (i) grant to the other Party such access to financial records and other information and (ii) use commercially reasonable efforts to grant to the other Party such access to electronic files created or stored by individual employees on Microsoft OneNote and electronic mail and similar electronic communications that are described by such other Party in reasonable detail and for which such other Party provides a reasonably detailed description of the purpose of obtaining access to such materials, in each case ((i) and (ii)), in their possession or under their control related to the conduct of the Business and such cooperation and assistance, in each case, as shall be reasonably required to enable the other to comply with their legal, regulatory, stock exchange and financial reporting requirements or for any other reasonable business purpose, including in respect of litigation and insurance matters (other than in connection with any Proceeding between or among the Parties or their respective Affiliates arising out of the transactions contemplated by this Agreement or any Ancillary Agreement, with respect to which applicable rules of discovery shall apply). Purchaser, on the one hand, and Seller, on the other hand, shall promptly reimburse the other for such other’s reasonable out-of-pocket expenses associated with requests made by such first Party under this Section 6.01(a), but no other charges shall be payable by the requesting Party to the other Party in connection with such requests. (c) Purchaser acknowledges and agrees that (i) certain records may contain information relating to Seller or its Affiliates, other than the Business (and, notwithstanding the inclusion of such information in such records, such information shall not constitute Transferred Assets), and that Seller and its Affiliates may retain copies thereof and (ii) prior to making any records available to Purchaser, Seller or its Affiliates may redact any portions thereof that (A) do not relate to the Business or (B) constitute Excluded Books and Records. (d) Nothing contained in this Section 6.01 shall obligate any Party or their respective Affiliates, in such Party’s reasonable judgment, to (i) breach, or take any action that could violate or breach, any fiduciary duty, duty of confidentiality owed to any Person (whether such duty arises contractually, statutorily or otherwise), Law or Contract with any other Person, (ii) waive or jeopardize any privileges, including the attorney-client privilege, (iii) share any information

52 which constitutes trade secrets or other sensitive information or (iv) cause significant competitive harm to the Business if the transactions contemplated by this Agreement are not consummated (provided that, in any case, each Party and their respective Affiliates shall use their respective reasonable best efforts to obtain any required Consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney- client privilege) to enable such Persons to satisfy their obligations under this Section 6.01). SECTION 6.02 Confidentiality. (a) Purchaser acknowledges that the information provided to it, its Affiliates or its or their respective Representatives in connection with the Acquisition and the consummation of the other transactions contemplated by this Agreement, including pursuant to Section 6.01(a), is subject to the terms of the Confidential Disclosure Agreement, dated [**] (the “Confidentiality Agreement”), between Seller and Purchaser. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information to the extent related to the Transferred Entity, the Business, the Transferred Assets, the Product and the Assumed Liabilities (collectively, the “Business Confidential Information”); provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller or its Affiliates or Representatives concerning Seller or its Affiliates (other than the Business Confidential Information) shall remain subject to the terms and conditions of the Confidentiality Agreement following the Closing. (b) Until the fifth anniversary of the Closing Date, Seller shall, and shall cause its Affiliates to, treat as confidential and shall safeguard any and all Business Confidential Information, by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller used with respect thereto prior to the execution of this Agreement; provided, however, that Seller and its Affiliates shall be entitled to disclose and use any such Business Confidential Information (i) in order to comply with applicable Law and their respective regulatory, governmental, Tax and financial reporting requirements, (ii) in connection with any Proceeding and (iii) in order to perform their respective obligations or exercise or enforce their respective rights and remedies under, or to the extent reasonably necessary to exploit the benefits received by Seller and its Affiliates under, this Agreement or any Ancillary Agreement. The obligations of Seller and its Affiliates pursuant to this Section 6.02(b) shall not extend to any Business Confidential Information that is (x) required to be disclosed by applicable Law, (y) requested by a Governmental Entity or (z) except as a result of a disclosure by Seller or its Affiliates after the Closing in breach of this Agreement, generally available to the public. SECTION 6.03 Publicity. Other than the press release(s) to be agreed on by Purchaser and Seller to be issued following the execution of this Agreement, neither Purchaser nor Seller will issue or permit any of their respective Affiliates to issue any press release, website posting or other public announcement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated by this Agreement or any Ancillary Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that Purchaser and its Affiliates, on the one hand, and Seller and its Affiliates, on the other hand, may, subject to the terms and conditions of this Agreement (including Section 6.01), (a) communicate with any Governmental Entities and with customers,

53 suppliers, distributors or other Persons engaged in the Business regarding this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement or any Ancillary Agreement, including in order to obtain Consents of or from any such Person necessary or desirable to effect the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement and (b) make public announcements and engage in public communications regarding this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement or any Ancillary Agreement, in the case of this clause (b), to the extent such announcements or communications are consistent with the Parties’ prior public disclosures regarding the transactions contemplated by this Agreement made in accordance with this Section 6.03. If either Party or any of its Affiliates, based on the advice of its counsel, determines that this Agreement, or any of the other Ancillary Agreements, must be publicly filed with a Governmental Entity, then such Party or its applicable Affiliate, prior to making any such filing, shall provide the other Party and its counsel with a redacted version of this Agreement (and any other Ancillary Agreement) that it intends to file and any draft correspondence with the relevant Governmental Entity requesting the confidential treatment of those redacted sections of this Agreement (or relevant Ancillary Agreement), and will consider in good faith any comments provided by the other Party or its counsel and use commercially reasonable efforts to ensure the confidential treatment by such Governmental Entity of those sections specified by the other Party or its counsel for redaction and confidentiality. Notwithstanding any other provision of this Agreement, the requirements of this Section 6.03 shall not apply to any disclosure of Seller, Purchaser, or any of their respective Affiliates, of any information concerning this Agreement or the transactions contemplated by this Agreement in connection with any dispute between the Parties or their respective Affiliates regarding this Agreement, the Ancillary Agreements, or the transactions contemplated by this Agreement or any Ancillary Agreement. SECTION 6.04 Wrong Pockets. Until the second anniversary of the Closing, if either Purchaser or Seller becomes aware that any of the Transferred Assets have not been transferred to Purchaser or that any of the Excluded Assets have been transferred to Purchaser (in each case, except as expressly provided by the Ancillary Agreements), it shall promptly notify the other and the Parties shall, as soon as reasonably practicable thereafter, ensure that such property is transferred, at the expense of the Party that is seeking the assets to be transferred to it and with any necessary prior third party consent, to (a) Purchaser, in the case of any Transferred Assets which were not transferred to Purchaser at or in connection with the Closing, or (b) Seller or its applicable Affiliate, in the case of any Excluded Assets which were transferred to Purchaser at the Closing. Prior to any such transfer, the Person receiving or possessing such asset shall hold such asset for the benefit of any such other Person and shall not use such asset for any other purposes. SECTION 6.05 Accounts Receivable and Payable. (a) The Parties acknowledge and agree that all Pre-Closing Accounts Receivable shall remain the property of Seller or its applicable Affiliate and shall be collected by Seller or such Affiliate subsequent to the Closing. In the event that, subsequent to the Closing, Purchaser or its Affiliates (including the Transferred Entity) receive any payments from any obligor with respect to any Pre-Closing Accounts Receivable, then Purchaser shall, within 30 days after receipt of such payment, remit the full amount of such payment to Seller or its applicable Affiliate. In the case of the receipt by Purchaser or its Affiliates of any payment from any

54 obligor of both Seller or its Affiliates, on the one hand, and Purchaser or its Affiliates, on the other hand, then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Purchaser or its Affiliates with the excess, if any, remitted to Seller or its Affiliates. In the event that, subsequent to the Closing, Seller or any of its Affiliates receives any payments from any obligor with respect to an account receivable of Purchaser or its Affiliates (including the Transferred Entity) for any period following the Closing, then Seller or its Affiliates shall, within 30 days after receipt of such payment, remit the full amount of such payment to Purchaser or its applicable Affiliate. In the case of the receipt by Seller or its Affiliates of any payment from any obligor of both Seller or its Affiliates, on the one hand, and Purchaser or its Affiliates, on the other hand, then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Seller or its Affiliates with the excess, if any, remitted to Purchaser or its Affiliates. (b) The Parties acknowledge and agree that all Pre-Closing Accounts Payable shall remain the Liabilities of Seller or its applicable Affiliate (other than the Transferred Entity), and that Seller or such Affiliate shall satisfy such Pre-Closing Accounts Payable when due and payable subsequent to the Closing. In the event that, subsequent to the Closing, Purchaser or its Affiliates (including the Transferred Entity) receive any invoices from any Third Party with respect to any Pre-Closing Accounts Payable, then Purchaser shall, within 10 Business Days after receipt of such invoice, provide such invoice to Seller, and Seller shall timely pay in full such invoice. In the event that, subsequent to Closing, Seller or its Affiliates receive any invoices from any Third Party with respect to any account payable of Purchaser or any of its Affiliates (including the Transferred Entity) for any period following the Closing, then Seller or such Affiliate shall, within 10 Business Days after receipt of such invoice, provide such invoice to Purchaser, and Purchaser shall timely pay in full such invoice. SECTION 6.06 Litigation Support. After the Closing, Purchaser and its Affiliates, on the one hand, and Seller and its Affiliates, on the other hand, will cooperate with each other in the defense, appeal or settlement of any Proceedings (including Proceedings with respect to product liability) involving the Business, the Transferred Entity, or the Transferred Assets for which the other Party has responsibility under this Agreement by providing, subject to applicable Law, the other Party and such other Party’s legal counsel and other designated Persons access to employees, records, documents, data, facilities and other information regarding the Business, the Transferred Entity, or the Transferred Assets, as applicable, as such other Party may reasonably request, to the extent maintained or under the possession or control of the requested Party. The requesting Party shall reimburse the other Party for its reasonable out-of- pocket expenses paid to Third Parties in performing its obligations under this Section 6.06. Notwithstanding the foregoing, (a) this Section 6.06 shall not apply to any Proceeding in which Purchaser or any of its Affiliates, on the one hand, and Seller or any of its Affiliates, on the other hand, are opposing parties and (b) nothing contained in this Section 6.06 shall obligate Purchaser, Seller or any of their respective Affiliates to (x) waive or jeopardize any privileges, including the attorney-client privilege, held by such Person, (y) breach any duty of confidentiality owed to any other Person (whether such duty arises contractually, statutorily or otherwise) or any Contract with any other Person or (z) violate any applicable Law (provided that, in any case, Purchaser, Seller or their respective Affiliates, as the case may be, shall use its or their respective reasonable best efforts to obtain any required Consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid

55 loss of attorney-client privilege) to enable such Persons to satisfy their obligations under this Section 6.06). SECTION 6.07 Insurance. The coverage under all insurance policies related to the Business, the Transferred Entity, the Transferred Assets or the Assumed Liabilities and arranged or maintained by Seller or any of its Affiliates is only for the benefit of Seller and such Affiliates, and not for the benefit of Purchaser or any of its Affiliates (including, following the Closing, the Transferred Entity). From and after the Closing Date, the Business, the Transferred Entity, the Transferred Assets and the Assumed Liabilities shall cease to be insured by any of Seller or its Affiliates’ current and historical insurance policies, and neither Purchaser nor its Affiliates (including, following the Closing, the Transferred Entity) shall have any access, right, title or interest to or in any such insurance policies (including the right to make claims or receive proceeds thereunder) to cover the Business, the Transferred Entity, the Transferred Assets, the Assumed Liabilities or any other Liability arising from the Business at any time, whether before, at or after the Closing. As of and following the Closing Date, Purchaser agrees to arrange for its own insurance policies with respect to the Business, the Transferred Entity, all Transferred Assets and any Assumed Liabilities and agrees not to seek, through any means, to benefit from any of Seller’s or its Affiliates’ insurance policies which may provide coverage for claims relating in any way to the Business, the Transferred Entity, the Transferred Assets or the Assumed Liabilities. SECTION 6.08 Services from Affiliates; Intercompany Accounts. (a) Other than as may be provided pursuant to the terms of any Ancillary Agreement, Purchaser acknowledges and agrees that any and all administrative, corporate and other services and benefits provided with respect to the Business or the Transferred Entity by Seller or its Affiliates (other than the Transferred Entity) prior to the Closing shall cease, and any agreement in respect thereof shall terminate with respect to the Business and the Transferred Entity, as of the Closing Date, and thereafter, Seller’s and its Affiliates’ sole obligation with respect to the provision of any services with respect to the Business or the Transferred Entity shall be as set forth in the Ancillary Agreements. (b) All intercompany accounts receivable, intercompany accounts payable, intercompany debts or other intercompany obligations as of the Closing Date between Seller or any of its Affiliates (other than the Transferred Entity), on the one hand, and the Transferred Entity, on the other hand, shall be settled in full or, at the option of Seller, but only to the extent permitted by Law, cancelled, in each case on or prior to the Closing Date, and in all cases, without any Liability to the Transferred Entity, Purchaser or any of its Affiliates. Seller shall cause the Transferred Entity, as of immediately prior to the Closing, to have no Liability for any Indebtedness or Transaction Expenses. SECTION 6.09 Seller Guarantees. Purchaser acknowledges that in the course of conduct of the Business, Seller and its Affiliates may have entered into various arrangements (a) in which guarantees, letters of credit, bonds or similar arrangements were issued by Seller or its Affiliates and (b) in which Seller or its Affiliates are the primary obligors on other Contracts, in any such case to support or facilitate the Business. The arrangements entered into by Seller and its Affiliates referred to in the foregoing clauses (a) and (b) are set forth Schedule 6.09 and

56 are hereinafter referred to as the “Seller Guarantees”. It is understood that the Seller Guarantees shall not continue after the Closing. Purchaser agrees that it shall use its reasonable best efforts to obtain or provide replacement Seller Guarantees, which will be in effect at the Closing or, in the case of Seller Guarantees described in the foregoing clause (b), will either terminate the business transactions or programs of the Business supported or facilitated by such Seller Guarantees or arrange for itself or one of its Affiliates to be substituted as the primary obligor thereon as of the Closing through an assumption, accession, acknowledgement or similar agreement with the beneficiary of the applicable Seller Guarantee. In the event that Purchaser is unable to satisfy the terms of the immediately preceding sentence, Purchaser shall indemnify the Seller Indemnitees from and against, and reimburse and compensate them for, any and all Losses incurred by any of them relating to the Seller Guarantees and shall not amend, modify or renew any Contract subject to a Seller Guarantee without the prior written consent of Seller, which consent may be given or withheld in Seller’s sole discretion. SECTION 6.10 Use of Retained Names and Marks. (a) Purchaser hereby acknowledges that Seller or its Affiliates (excluding the Transferred Entity following the Closing) own all right, title and interest in and to the company names, trade names, logos, trade dress and other Trademark Rights set forth on Schedule 6.10(a), together with all variations, translations, transliterations and acronyms thereof and all company names, Trademark Rights and all other identifiers of source or goodwill containing, incorporating or associated with any of the foregoing (collectively, the “Retained Names and Marks”), and that, except as expressly provided below, neither Purchaser nor its Affiliates (including the Transferred Entity following the Closing) shall have any right to use the Retained Names and Marks. (b) No later than 15 days after the Parties have received written confirmation or acknowledgement from BSI that a change in the Transferred Entity’s corporate name, trade name or fictitious name will not, in and of itself, require modifications to the Product Labeling or destruction of units of Product Manufactured prior to such time, Purchaser shall cause the Transferred Entity to, and the Transferred Entity shall, change its corporate name, trade name and fictitious name, and cause its certificate of incorporation to be amended to remove any reference to the Retained Names and Marks. Immediately following the Closing Date, Purchaser shall cause the Transferred Entity to cease to hold itself out as having any affiliation with Seller and its Affiliates. (c) Subject to the terms and conditions of this Agreement, Purchaser shall, during the Label Transition Period, be entitled to use, and Seller (on behalf of itself and its Affiliates) hereby grants to Purchaser a limited, non-exclusive, royalty-free and non-transferable (except as set forth in Section 9.01) right and license, with the right to grant sublicenses to its Affiliates and solely to the extent necessary to manufacturers, distributors and Third Party contractors engaged in the operation of the Business in the Territory, to use during the Label Transition Period the Retained Names and Marks in or on (solely as such Retained Names and Marks are used therein or thereon) all of the Business’s stocks of promotional materials existing as of the Closing, including all website content, sales promotional aids, marketing literature, printed marketing materials and such other documents and materials in existence and included within the Transferred Product Records (collectively, the “Existing Stock”), in each case, solely in

57 connection with the operation of the Business in the Territory in such manner as is substantially similar as the Business was operated by Seller and its Affiliates in the Territory immediately prior to the Closing, after which Label Transition Period, Purchaser shall cause the removal or obliteration of all Retained Names and Marks from such Existing Stock or cease using such Existing Stock; provided that Purchaser shall use its reasonable efforts to discontinue all uses of the Retained Names and Marks on Existing Stock or to use, in lieu of the Existing Stock, content, documents and materials that do not contain the Retained Names and Marks as soon as possible during the Label Transition Period. (d) Subject to the terms and conditions of this Agreement, Seller (on behalf of itself and its Affiliates) hereby grants to Purchaser, effective during the Label Transition Period, a non- exclusive, royalty-free, and non-transferable (except as set forth in Section 9.01) right and license, with a right to grant sublicenses to its Affiliates and to manufacturers, distributors and Third Party contractors engaged in the operation of the Business in the Territory, to use the Retained Names and Marks solely as such Retained Names and Marks appear on the Product Labeling for any Finished Inventory that constitutes Transferred Inventory or Transferred Entity Inventory and solely in the distribution and sale of any such Finished Inventory in the Territory, which license and each sublicense in or pursuant to this Section 6.10(d) shall terminate on the termination of the Label Transition Period applicable to such Finished Inventory. (e) Subject to the terms and conditions of this Agreement, Seller (on behalf of itself and its Affiliates) hereby grants to Purchaser, effective during the Label Transition Period, a non- exclusive, royalty-free, and non-transferable (except as set forth in Section 9.01) right and license, with a right to grant sublicenses to its Affiliates and to manufacturers, distributors and Third Party contractors engaged in the operation of the Business in the Territory, to use the Retained Names and Marks on the Product Labeling for any Product manufactured by or on behalf of Purchaser or any of its Affiliates following the Closely Date solely (i) to the extent, and as, required under applicable Law on a country-by-country basis in the Territory, (ii) on Product that meets or exceeds, in all material respects, the quality of Product Manufactured, distributed, and sold by Seller immediately prior to the Closing Date, and (iii) except as otherwise required under applicable Law, as such Retained Names and Marks appear on the Product Labeling for any Finished Inventory that constitutes Transferred Inventory or Transferred Entity Inventory, and solely in the distribution and sale of any such finished Product in the Territory, which license and each sublicense in or pursuant to this Section 6.10(e) shall terminate on the termination of the Label Transition Period applicable to such Product. (f) Within 90 days following the Closing Date (the “Database Transition Period”), Purchaser shall remove, or cause to be removed, any Retained Names and Marks from all databases and data collections included in the Transferred Assets or otherwise included in the assets of the Transferred Entity. During such Database Transition Period, Seller (on behalf of itself and its Affiliates) hereby grants to Purchaser and its Affiliates (including the Transferred Entity) a limited, non-exclusive, royalty-free and non-transferable (except as set forth in Section 9.01) right and license, without the right to grant sublicenses, to use the Retained Names and Marks in or on such databases, data collections and such other assets of the Transferred Entity (solely as such Retained Names and Marks are used therein or thereon).

58 (g) Except as expressly provided in this Agreement or in any Ancillary Agreement, no right to use the Retained Names and Marks is granted by Seller or its Affiliates to Purchaser or its Affiliates (including the Transferred Entity), whether by implication or otherwise. Purchaser shall not, and shall cause its Affiliates (including the Transferred Entity) not to, adopt, use or register or seek to register, or to authorize any Third Party to adopt, use, register or to seek to register in any jurisdiction in the world, any of the Retained Names and Marks or any trademark that contains a term that is substantially similar to, or confusingly similar to, any of the Retained Names and Marks. Neither Seller nor any of its Affiliates shall have any obligation hereunder to maintain or undertake, the registration, maintenance, prosecution or defense of any of the Retained Names and Marks. Notwithstanding the foregoing, Purchaser and its Affiliates (including the Transferred Entity) shall have the right to disseminate or otherwise utilize existing publications and similar copyrighted works bearing the Retained Names and Marks “as is” without removal of the same or modification or exception of such works. (h) Purchaser shall ensure that all use of the Retained Names and Marks as permitted in this Section 6.10 shall be (i) only with respect to materials and assets of a level of quality substantially similar to that of Seller and its Affiliates used for the Retained Names and Marks in connection with the Business immediately prior to the Closing, (ii) comply with all written trademark usage restrictions or other written guidelines furnished by Seller or its Affiliates, as applicable, to Purchaser with respect to the use of such Retained Names and Marks (provided, that such restrictions and guidelines apply to substantially all licensees of the Retained Names and Marks), and (iii) comply with all applicable Laws. (i) Any and all goodwill generated by the use of the Retained Names and Marks as permitted under this Section 6.10 shall, in each case, inure solely to the benefit of Seller and its Affiliates (or its or their licensors, as applicable), and if Purchaser (or its Affiliates, including the Transferred Entity, and its and their sublicensees) obtains any goodwill, right, title or interest in or to any of the Retained Names and Marks, Purchaser shall assign, and shall and does hereby cause its Affiliates (including the Transferred Entity) and, to the extent it has such right, its and their sublicensees to assign, and hereby irrevocably assigns, to Seller or its Affiliates (or its or their licensors, as applicable) all such goodwill, rights, title and interests. Purchaser shall not, and shall and does hereby cause its Affiliates (including the Transferred Entity) not to, use the Retained Names and Marks in any manner that would reasonably be expected to damage or tarnish the reputation of Seller or its Affiliates or the goodwill associated with the Retained Names and Marks, or take any action that would adversely affect Seller’s or its Affiliates’ (or its or their licensor(s)’) rights in any of the Retained Names and Marks or the validity, enforceability or distinctiveness of any of the Retained Names and Marks or any registrations or applications therefor. (j) Following the end of the Label Transition Period, as between Purchaser and Seller, Purchaser shall be solely responsible for (including the cost of) either (i) the destruction and disposal, or (ii) relabeling of the Product Labeling of any Finished Inventory that constitutes Transferred Inventory or Transferred Entity Inventory, and any other Product Labeling that is in Purchaser’s or any of its Affiliates’ or any other sublicensees’ possession and that bear any of the Retained Names and Marks. SECTION 6.11 Intellectual Property Transfer.

59 (a) Seller shall execute (or, as applicable, cause its applicable Affiliates to execute) all Intellectual Property assignments as reasonably requested by Purchaser that are reasonably required to transfer to Purchaser the Registered Intellectual Property included in the Transferred Intellectual Property (other than the Transferred Domain Names, which transfer is addressed in Section 6.11(c)). As between Seller and Purchaser, except to the extent any such filing is required to be made by Seller under applicable Law, Purchaser shall be responsible for filing such Intellectual Property assignments and for preparing and filing any confirmatory assignments or other instruments of transfer, powers of attorney and other documentation as may be necessary to record Purchaser (or its designee) as the record owner for such Transferred Intellectual Property with applicable Governmental Entities promptly following the Closing Date, and shall be responsible for paying all costs and expenses associated with such transfer and filings. (b) On and immediately after the Closing Date, Purchaser shall be solely responsible for (and have sole discretion over) prosecuting, defending, maintaining and enforcing the Transferred Intellectual Property, and for paying all fees and taking all actions as may be necessary with respect thereto. (c) After the Closing Date, at Purchaser’s request, Seller shall, and shall cause its applicable Affiliates to, unlock the Transferred Domain Names and furnish to Purchaser or Purchaser’s selected Internet domain name registrar, any authorization code or other information reasonably required by Purchaser’s Internet domain name registrar to transfer the rights in, and control over, the Transferred Domain Names to Purchaser or its designee. (d) To the extent that: (i) any [**] (as defined in the [**] Agreement) is not Transferred Know-How at Closing; and (ii) following the Closing, [**] assigns to Seller the entire right, title and interest in or to such [**] pursuant to the terms of the [**] Agreement, then, effective upon the time of such assignment, and without further action by Seller, such [**] shall be deemed to constitute Transferred Know-How and be deemed to have been transferred to Purchaser at Closing in accordance with the terms of this Agreement. SECTION 6.12 License of Seller Background IP. Effective upon the Closing, Seller hereby grants, and shall cause its Affiliates to hereby grant, to Purchaser an exclusive, perpetual, irrevocable, royalty-free and fully paid-up license, under the Seller Background IPR, solely for the Development, Manufacture, Commercialization or other Exploitation of the Product or any component thereof anywhere in the world. Purchaser shall have the right to grant sublicenses of the foregoing license through multiple tiers to Purchaser’s Affiliates (including the Transferred Entity) and Third Parties solely for the performance of such Exploitation anywhere in the world; provided, that any such sublicenses shall be consistent with the terms and conditions of the license granted hereunder. SECTION 6.13 Commercialization. From and after the Marketing Authorization Transfer Date for each applicable country in the Territory, except to the extent otherwise provided in any Ancillary Agreement, as between the Parties, (a) Purchaser and its Affiliates (including the Transferred Entity), at Purchaser’s own cost and expense, shall be responsible for and have sole discretion over the Commercialization, Sale, Manufacturing and

60 distribution of the Product in each applicable country in the Territory; (b) Purchaser and its Affiliates (including the Transferred Entity) shall be responsible, at its own cost and expense, for all marketing, advertising and promotional materials related to the Product in each applicable country in the Territory; and (c) Purchaser or its Affiliates (including the Transferred Entity) shall be responsible for receiving and processing all orders, undertaking all invoicing, collection and receivables, and providing all customer service related to the sale of the Product in each applicable country in the Territory. SECTION 6.14 Regulatory Transfers. (a) Purchaser and Seller shall agree upon a timetable and plan for the Transfer of each Transferred Marketing Authorization, other than the Transferred Entity Marketing Authorizations, to Purchaser or its applicable designee (such plan, the “Marketing Authorizations Transfer Plan”) promptly, but no later than 60 days following the date hereof in connection with the transition plan contemplated under the Transition Services Agreement. Unless otherwise set forth in the Marketing Authorization Transfer Plan, Purchaser shall provide Seller details of the identity of each Person to whom Purchaser proposes to Transfer a Transferred Marketing Authorization pursuant to this Section 6.14 pursuant to and in accordance with the Marketing Authorizations Transfer Plan. Seller shall promptly notify Purchaser if Seller reasonably believes that any proposed transferee is not legally authorized to hold the Transferred Marketing Authorizations to be transferred to them or to Exploit the Product in the jurisdictions covered by such Transferred Marketing Authorizations. The Parties may, in accordance with the Marketing Authorizations Transfer Plan, discuss Seller’s reasons for such belief and whether any Transferred Marketing Authorizations should be transferred to such proposed transferee, and Purchaser shall consider Seller’s reasonable comments in good faith; provided, that Purchaser shall have sole discretion as to the identity of the proposed transferee. Notwithstanding anything to the contrary contained in this Section 6.14, nothing in this Section 6.14 shall apply with respect to any Transferred Entity Marketing Authorization. (b) Except to the extent provided otherwise in the Transition Services Agreement, Purchaser and Seller shall (and shall cause their respective Affiliates to) use their respective commercially reasonable efforts to (i) cooperate with one another (which, in the case of each Party, shall include the obligation to execute documents promptly upon request to the extent necessary to timely effect the Transfers) and (ii) to complete and execute all documentation required, in each case clause (i) and (ii), to effect the Transfer of the Transferred Marketing Authorizations described in the Marketing Authorization Transfer Plan as soon as reasonably practicable following the Closing. In each country in the Territory where, pursuant to applicable Law, Purchaser, as the transferee of a Transferred Marketing Authorization, is required to file documents with a Regulatory Authority to effectuate the Transfer of such Transferred Marketing Authorization to Purchaser or its designee, Purchaser shall prepare and file all documents necessary to Transfer such Transferred Marketing Authorization as soon as reasonably practicable following the Closing. In each country in the Territory where, pursuant to applicable Law, Seller, as the holder of a Transferred Marketing Authorization, is required to file documents with a Regulatory Authority to effectuate the Transfer of such Transferred Marketing Authorization, Seller shall prepare and file all documents necessary to Transfer such Transferred Marketing Authorization as soon as reasonably practicable following the Closing. As soon as reasonably practicable following the Closing, unless otherwise agreed in the Marketing

61 Authorizations Transfer Plan, Purchaser shall prepare and file all documents necessary to Transfer the Transferred Marketing Authorizations in each country in the Territory where, pursuant to applicable Laws, either Purchaser or Seller may file such required documents. The filing Party shall provide the non-filing Party with advance drafts of any documents to be filed with a Regulatory Authority pursuant to this Section 6.14(b) reasonably prior to the filing Party filing such documents with such Regulatory Authority and give the non-filing Party the right to review and comment on the same. The filing Party shall consider in good faith any reasonable comments timely provided by the non-filing Party (and, where the filing Party is Seller, shall incorporate all such comments provided by Purchaser before filing). The filing Party shall (and shall cause its respective Affiliates (including, in the case of Purchaser, the Transferred Entity) or the relevant Transferred Marketing Authorization holder, as applicable, to) submit the relevant documents to the relevant Regulatory Authority on or prior to the deadline for submission for such Transferred Marketing Authorization as set forth in the Marketing Authorizations Transfer Plan. (c) The Party that has responsibility for filing the documents with a Regulatory Authority to Transfer a Transferred Marketing Authorization pursuant to this Section 6.14 will (i) promptly notify the non-filing Party upon the making of any of its submissions to any Regulatory Authority for the Transfer of such Transferred Marketing Authorization (providing copies thereof) and the expected approval or effective date (if any is communicated or indicated to the filing Party by the Regulatory Authority); (ii) provide the non-filing Party with material status updates as to such Transfers on an ongoing basis and promptly notify the other Party of any material communication (whether written or oral) from a Regulatory Authority in relation to a Transfer and give the non-filing Party reasonable notice of all meetings and telephone calls with any Regulatory Authority expected to have a material impact upon a Transfer and give the non-filing Party a reasonable opportunity to participate at each such meeting or telephone call (provided, that where the non-filing Party is Purchaser, such meeting shall not be held without participant(s) from Purchaser unless required by the applicable Regulatory Authority); and (iii) notify the non-filing Party in writing of the effectiveness of the Transfer of such Transferred Marketing Authorization and the applicable Marketing Authorization Transfer Date, promptly following the applicable Regulatory Authority’s approval or acknowledgment of such Transfer. (d) Except to the extent provided otherwise in the Transition Services Agreement, each Party shall bear its own costs and expenses in connection with the Transfer of the Transferred Marketing Authorizations to Purchaser or its designee; provided, however, that Purchaser shall be responsible for (i) the payment of any filing or similar fees payable to the applicable Regulatory Authorities with respect to the Transfer of the Transferred Marketing Authorizations and (ii) any costs and expenses reasonably incurred by Seller or its Affiliates related to the withdrawal or termination of Transferred Marketing Authorizations contemplated by the Marketing Authorization Transfer Plan (provided, that, if such costs and expenses will exceed $5,000 for a given Transferred Marketing Authorization, Seller shall obtain Purchaser’s prior written consent prior to incurring such costs and expenses). (e) Unless otherwise required by applicable Law and subject to Section 6.14(g), from the Closing Date until the relevant Marketing Authorization Transfer Date for such Transferred Marketing Authorization, Seller shall or shall cause its applicable Affiliate to (i) maintain in force each Transferred Marketing Authorization held by it and remain the legal manufacturer for

62 the Product, (ii) comply with the terms of any such Transferred Marketing Authorization and (iii) use commercially reasonable efforts to progress any variation filed prior to the Closing Date to the Transferred Marketing Authorizations, at Purchaser’s cost. Any variation to the Transferred Marketing Authorizations to be filed on or after the Closing Date shall be handled in accordance with the Marketing Authorizations Transfer Plan; provided, that, unless otherwise agreed in the Marketing Authorizations Transfer Plan, neither Seller nor any of its Affiliates shall seek any such variation that would reasonably be expected to impact any Transferred Marketing Authorization without obtaining Purchaser’s prior written consent. Notwithstanding anything to the contrary set forth in this Agreement, except to the extent provided otherwise in the Transition Services Agreement, transfer of legal title to the Transferred Marketing Authorizations that will be transferred to Purchaser or any of its Affiliates (including the Transferred Entity) or designees shall be effective as of the applicable Marketing Authorization Transfer Date. (f) Each Party shall, and shall cause its Affiliates to, provide such reasonable assistance to the other Party as is necessary for the other Party to make any filings contemplated to be made by it under this Section 6.14; provided, that in connection with the activities contemplated by this Section 6.14, neither Seller nor any of its Affiliates shall be required to (i) conduct any additional studies (or extensions of existing studies) or generate any additional data; or (ii) take any actions to change the status of a Transferred Marketing Authorization from “withdrawn” to “active.” (g) If, as of the fifth anniversary of the Closing Date, any Transferred Marketing Authorizations shall not have been Transferred to Purchaser or its applicable designee, and Purchaser shall have provided written notice to Seller that Purchaser (i) is still actively seeking, or desires for Seller to continue to actively seek, the Transfer of any such Transferred Marketing Authorizations and (ii) agrees to pay any and all out-of-pocket costs reasonably incurred by Seller and its Affiliates for the maintenance and renewal of such Transferred Marketing Authorizations, then Seller and its Affiliates shall not withdraw or terminate such Transferred Marketing Authorizations for a reasonable period of time (of at least six months) as agreed by the Parties. In all other events, Seller and its Affiliates may, at such time and at Seller’s option, withdraw or terminate such Transferred Marketing Authorizations. SECTION 6.15 Regulatory Responsibilities. For each country in the Territory, following the Marketing Authorization Transfer Date for such country, except as required by a Party to comply with applicable Law or as contemplated by the terms hereof or any Ancillary Agreement, Purchaser and its Affiliates (including the Transferred Entity) shall have the sole right and responsibility for (and have sole discretion over) regulatory activities with respect to the Product in each applicable country in the Territory. Purchaser shall consult Seller reasonably in advance of making any material communications or filing any material reports with any Governmental Entity with respect to Adverse Events relating to units of Product sold by Seller or any of its Affiliates prior to the Closing, or units of Product with Product Labeling that contains any Retained Names and Marks, and consider in good faith any proposals timely provided by Seller with respect to such communications (provided, that Purchaser shall have sole discretion as to any such communications or filings). SECTION 6.16 Fulfillment of Tender Obligations. Purchaser acknowledges that, with respect to certain countries in the Territory, Seller and its Affiliates have agreed to

63 supply the Product at specified prices under government tender contracts to certain customers outside of the United States (collectively, the “Tender Commitments”). Prior to Purchaser or any of its Affiliates assuming any responsibilities under any Tender Commitments, Seller shall provide Purchaser with (a) a true and complete copy of any such Tender Commitments contained in a Transferred Contract and (b) a reasonably detailed summary of the applicable pricing and term of any such Tender Commitment that is a Contract other than a Transferred Contract. In connection with the obligations of Seller or its applicable Affiliate under the Tender Commitments relating to the Product which Seller or its applicable Affiliate is unable to terminate early or transfer to Purchaser, the Parties agree that, from the Closing Date until the scheduled expiration of the term of such Contract or obligation (or, if earlier, the termination of such Contract), except as may be set forth in the Transition Services Agreement or the other Ancillary Agreements: (i) Purchaser, or one of its Affiliates shall use commercially reasonable efforts to, promptly following reasonable advance written notice from Seller, supply to Seller, one of its Affiliates or the applicable customer directly (in each case at the reasonable request of Seller) all of the Product requested by the applicable customer under each of the Tender Commitments; (ii) Purchaser or any of its Affiliates shall invoice Seller for all of the Product supplied pursuant to clause (i) at the corresponding prices set forth in the Tender Commitments; (iii) all amounts payable pursuant to clause (ii) shall be paid within 30 days after the receipt by Seller of the invoice applicable thereto; and (iv) neither Seller nor any of its Affiliates shall extend or amend such Tender Commitments without obtaining the prior written consent of Purchaser. SECTION 6.17 Further Action. (a) On the terms and subject to the conditions of this Agreement, each Party shall use its commercially reasonable efforts (except to the extent a higher standard is provided for herein, in which case, the applicable Party shall use efforts that meet such higher standard) to take or cause to be taken in an expeditious manner all actions and to do or cause to be done all things necessary or appropriate to consummate the transactions contemplated by this Agreement and to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing. Notwithstanding the foregoing or any other provision of this Agreement, no Party or its Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation or grant any concession in favor of) any Person from whom any Consent may be required in order to consummate the Acquisition. In addition to the foregoing, Purchaser agrees, subject to any applicable obligations of confidentiality, to provide reasonable evidence of its financial capability, resources and creditworthiness as may be reasonably requested by any Third Party whose Consent is sought hereunder. Subject to mutually agreed on confidentiality protections, each of the Parties will cooperate with and furnish to the other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing. (b) In furtherance of the foregoing, no later than 30 days following the completion of the upgrades to the Back-up Packaging Line being conducted as of the date of this Agreement, Purchaser shall, or shall cause its representatives to, remove the Back-up Packaging Line from the PharmaCos Machinery Inc. facility located at [**]. The costs of the removal of the Back-up Packaging Line from such facility, and the costs of any shipping and delivery therefrom to Purchaser, shall be borne by

64 Purchaser. Purchaser shall provide Seller with at least three Business Days’ prior notice of the date it will pick up the Back-up Packaging Line. Purchaser and Seller shall reasonably cooperate with one another to develop a plan for the orderly and timely removal of the Back-up Packaging Line. On the removal date, Seller shall make available to Purchaser its employees with knowledge of the Back-up Packaging Line to reasonably assist Purchaser and its representatives to identify the equipment comprising the Back-up Packaging Line and to remove such equipment in an orderly fashion. SECTION 6.18 Parties’ Representations; Independent Investigation. (a) Purchaser, together with and on behalf of its Affiliates and Representatives, acknowledges and agrees that, except for the representations and warranties of Seller contained in Article IV or in any Ancillary Agreement: (a) Purchaser is acquiring the Transferred Assets on an “as is, where is” basis, (b) neither Seller nor its Affiliates has made any representation or warranty either express or implied whatsoever herein or otherwise related to this Agreement, any Ancillary Agreement, the Transferred Entity, the Transferred Shares, the Transferred Assets, the Assumed Liabilities, the Business or the transactions contemplated by this Agreement or any Ancillary Agreement, individually or collectively, either in fact or by operation of Law, by statute or otherwise, including any warranty as to quality, non-infringement, fitness for a particular purpose, merchantability, condition of the Transferred Assets, ownership, occupancy, use, sale, license or lease of the Transferred Assets by Purchaser or its Affiliates after the Closing, the probable success or profitability of the Business after the Closing, or as to any other matter and (c) neither Purchaser nor any of its Affiliates or Representatives shall have any claim or right of recourse against Seller or any of its Affiliates or Representatives with respect to any information provided to Purchaser or its Affiliates or Representatives in connection with the transactions contemplated by this Agreement or any Ancillary Agreement, including Purchaser’s due diligence investigation with respect thereto. Purchaser, together with and on behalf of its Affiliates and Representatives, specifically disclaims that it is or they are relying upon or have relied upon any representations or warranties that may have been made by any Person other than the representations and warranties of Seller contained in Article IV or in any Ancillary Agreement, and Purchaser, together with and on behalf of its Affiliates and Representatives, acknowledges and agrees that Seller and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. Nothing herein shall limit any claim by Purchaser for Fraud. (b) Purchaser acknowledges and agrees that (i) Section 4.15 does not address Proceedings with respect to Intellectual Property matters, which is the subject of Section 4.08(f), and (ii) Section 4.16 does not address regulatory matters, which are the subject of Section 4.18, (iii) the representations and warranties set forth in Section 4.08(f) are the sole and exclusive representations and warranties of Seller with respect to any actual or alleged infringement of the Intellectual Property of any Third Party, (iv) the representations and warranties set forth in Section 4.14 and Section 4.17 are the sole and exclusive representations and warranties of Seller with respect to Tax matters and (v) the representations and warranties set forth in Section 4.19 are the sole and exclusive representations and warranties of Seller with respect to environmental matters.

65 (c) Seller, together with and on behalf of its Affiliates and Representatives, acknowledges and agrees that, except for the representations and warranties of Purchaser contained in Article V or in any Ancillary Agreement: (a) neither Purchaser nor its Affiliates has made any representation or warranty either express or implied whatsoever herein or otherwise related to this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement, individually or collectively, either in fact or by operation of Law, by statute or otherwise, or as to any other matter and (b) neither Seller nor any of its Affiliates or Representatives shall have any claim or right of recourse against Purchaser or any of its Affiliates (including the Transferred Entity) or Representatives with respect to any information provided to Seller or its Affiliates or Representatives in connection with the transactions contemplated by this Agreement or any Ancillary Agreement. Seller, together with and on behalf of its Affiliates and Representatives, specifically disclaims that it is or they are relying upon or have relied upon any representations or warranties that may have been made by any Person other than the representations and warranties of Purchaser contained in Article IV or in any Ancillary Agreement, and Seller, together with and on behalf of its Affiliates and Representatives, acknowledges and agrees that Purchaser and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person. Nothing herein shall limit any claim by Seller for Fraud. SECTION 6.19 Mutual Release. (a) From and after the Closing, to the fullest extent permitted under applicable Law, Purchaser (on its own behalf and on behalf of its Affiliates (including the Transferred Entity)) knowingly, willingly, irrevocably and expressly waives any and all rights, claims and causes of action any of them may have against Seller, its past, present or future Affiliates, relating to the operation of any of their businesses (including the operation of the Transferred Entity or the Business) prior to the Closing Date (the “Purchaser Released Matters”), whether or not arising under, or based upon, any Law (including any right, claim or cause of action arising under the Comprehensive Environmental Response, Compensation, and Liability Act or any other Environmental Law, and any other right, claim, or cause of action, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy); provided that, for the avoidance of doubt, nothing in this Section 6.19(a) shall be construed as or deemed to be a release or waiver of, and Purchaser Released Matters shall in no event include, any rights of Purchaser under this Agreement or the Ancillary Agreements. Furthermore, from and after the Closing, without limiting the generality of this Section 6.19(a), to the fullest extent permitted under applicable Law, no Proceeding will be brought, encouraged, supported or maintained by, or on behalf of, Purchaser or its Affiliates (including the Transferred Entity) with respect to the Purchaser Released Matters against Seller and its past, present or future Affiliates, and, following the Closing, no recourse in respect of any Purchaser Released Matter will be sought or granted against any of them. (b) From and after the Closing, to the fullest extent permitted under applicable Law, Seller (on its own behalf and on behalf of its Affiliates) knowingly, willingly, irrevocably and expressly waives any and all rights, claims and causes of action any of them may have against Purchaser, its past, present or future Affiliates (including the Transferred Entity) relating to the operation of the Transferred Entity or the Business prior to the Closing Date (the “Seller Released Matters”), whether or not arising under, or based upon, any Law (including any right,

66 claim or cause of action arising under the Comprehensive Environmental Response, Compensation, and Liability Act or any other Environmental Law, and any other right, claim, or cause of action, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy); provided that, for the avoidance of doubt, nothing in this Section 6.19(b) shall be construed as or deemed to be a release or waiver of, and Seller Released Matters shall in no event include, any rights of Seller or its Affiliates under this Agreement or the Ancillary Agreements. Furthermore, from and after the Closing, without limiting the generality of this Section 6.19(b), to the fullest extent permitted under applicable Law, no Proceeding will be brought, encouraged, supported or maintained by, or on behalf of, Seller or its Affiliates with respect to the Seller Released Matters against Purchaser, its past, present or future Affiliates, and the Transferred Entity, and, following the Closing, no recourse in respect of any Seller Released Matter will be sought or granted against any of them. SECTION 6.20 Bulk Transfer Laws. Purchaser acknowledges neither Seller nor its Affiliates has taken, and does not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws, and Purchaser waives compliance by Seller and its Affiliates therewith. SECTION 6.21 Purchaser Insurance Policy Terms. Each Purchaser Insurance Policy shall provide that (a) the applicable insurers thereunder shall have no right of subrogation against Seller or any of its Affiliates (except to the extent Seller committed Fraud) and that such insurers have waived and shall not pursue any such right of subrogation (except to the extent Seller committed Fraud) and (b) Purchaser is not obligated to bring any claim against Seller or any of its Affiliates prior to bringing a claim under any such Purchaser Insurance Policy. Except as set forth in the immediately preceding sentence, Seller shall have no liability to any insurer under any of the Purchaser Insurance Policies or the insurance binders with respect thereto. Purchaser shall not, and shall cause its Affiliates not to, amend, modify or otherwise change, terminate or waive any provision of the R&W Policy (i) with respect to the waiver of subrogation set forth therein or (ii) in any manner that would reasonably be expected to be adverse to Seller without Seller’s prior written consent, such as with respect to the policy term, retention amount or coverage amount, including in any manner that could increase or expand Seller’s liability for indemnification of the Purchaser Indemnitees pursuant to Article VII or the ability or rights of any insurer thereunder to bring an action against, or otherwise seek recourse from Seller or any of its Affiliates. From and after the Closing, Purchaser agrees that it will comply with the terms of the R&W Policy and satisfy on a timely basis all conditions necessary for the continuance of coverage under the R&W Policy. Purchaser shall not, and shall cause its Affiliates not to, (A) amend, modify or otherwise change, terminate or waive any provision of the Product Liability Policy (x) with respect to the waiver of subrogation set forth therein, or (y) with the purpose or intent of adversely affecting Seller, including in any manner that could increase or expand Seller’s liability for indemnification of the Purchaser Indemnitees pursuant to Article VII, or (B) terminate the Product Liability Policy. SECTION 6.22 Novation of Prime Government Contracts. (a) Following the Closing Date, in connection with the novation of the Prime Government Contracts to Purchaser, each of Seller and Purchaser shall, and, as applicable, shall cause their respective Affiliates to, cooperate with one another to prepare and provide to the

67 applicable Governmental Entities such information as is required by the Responsible Contracting Officer (as defined in the FAR, including FAR 42.1202) for the Prime Government Contracts (the “Responsible Contracting Officer”), including, as relevant and appropriate, the documents and materials described in FAR 42.1204. (b) Without limiting the generality of the foregoing, the Parties shall (i) as soon as reasonably practicable following the Closing, submit one or more novation requests for the Prime Government Contracts in accordance with FAR Subpart 42.12 (the “Novation Packages”), and (ii) use reasonable best efforts to secure novation approval(s) for each of the Prime Government Contracts. Such reasonable best efforts shall include, among other things, Purchaser providing to Seller, as soon as reasonably practicable following the Closing, such information as is required under FAR Subpart 42.12 by an acquiring entity with respect to a Novation Package, and reasonably making available during normal business hours and upon reasonable advance written notice personnel of Purchaser and its Affiliates to consult and support during the novation process, and Seller promptly reviewing each such draft and submitting it to the Responsible Contracting Officer(s). Seller may make reasonable changes to the draft Novation Package after providing to Purchaser reasonable prior written notice and an opportunity to provide comments thereto, and once submitted shall keep Purchaser informed on a regular basis and in reasonable detail of the status of its efforts. Seller shall coordinate with Purchaser in advance of any further submissions or other material communication, and Purchaser shall reasonably cooperate with, and shall cause its Affiliates to reasonably cooperate with, Seller (including, where necessary, providing additional documentation as reasonably requested by Seller or the Responsible Contracting Officer(s)) to cause such novations to be obtained. (c) Subject to Section 2.02 and Section 2.04, from and after the Delayed Transfer Contracts Transfer Date until the execution of the Novation Agreement or for the remaining period of performance of the relevant Prime Government Contracts if novation does not occur, the rights and obligations of the Parties with respect to the Prime Government Contracts shall be as set forth in the Pre-Novation Agreement. SECTION 6.23 Non-Compete. In order to protect the goodwill of the Business, until the third anniversary of the Closing Date, Seller shall not, and shall cause its Affiliates not to, whether alone or jointly with another party, directly or indirectly, engage in the Exploitation of any product that is intended to remove or neutralize chemical warfare agents from the skin, including any product that contains the same chemical components as the Product (whether alone or in combination with other chemical components), anywhere in the world (a “Competing Business”) or own, manage, operate or control any Person engaged in such a Competing Business; provided, however, that nothing in this Section 6.23 shall restrict (a) Seller or any of its Affiliates from owning or acquiring, directly or indirectly, in a passive or non- operational capacity, securities of, or other interests in, any Person engaged, directly or indirectly, in a Competing Business so long as Seller and its Affiliates do not, directly or indirectly, collectively own or control the voting of securities or other interests representing more than 20 percent of the aggregate voting power of such Person; (b) Seller or any of its Affiliates from acquiring (whether by merger, stock purchase, asset purchase, other business combination or otherwise) any Person or business engaged, directly or indirectly, in a Competing Business that as of immediately prior to the time of such acquisition (i) generates 20 percent or less of such Person’s or business’s annual revenue, and continuing such Competing Business from and

68 after the consummation of such acquisition or (ii) generates more than 20 percent of such Person’s or business’s annual revenue, so long as Seller or its applicable Affiliate, at its option, (A) ceases such Competing Business within 90 days following the consummation of such acquisition or (B) enters into a Contract to divest such Competing Business within 12 months following the consummation of such acquisition; (c) Seller or any of its Affiliates from entering into any joint venture, collaboration or other partnering arrangement with any Person that is engaged, directly or indirectly, in a Competing Business so long as such joint venture, collaboration or other partnering arrangement does not involve a Competing Business; (d) any activities of any Person who acquires (whether by merger, stock purchase, asset purchase, other business combination or otherwise) any securities or assets of Seller or any of its Affiliates and who, prior to entering into or consummating such acquisition, is not an Affiliate of Seller; or (e) Seller or any of its Affiliates from performing their respective obligations under this Agreement or any Ancillary Agreement. The Parties intend for the covenants in this Section 6.05 (and any other “restrictive covenants” in this Agreement as defined in the Tax Act) to satisfy the conditions of subsection 56.4(7) of the Tax Act, and without limiting the generality of the foregoing, the Parties agree that no portion of the Purchase Price is or will be received or receivable for the granting of such covenants, such covenants are integral to this Agreement, and such covenants are granted to maintain and preserve the value of the Transferred Assets and Transferred Shares (including any goodwill of the Business). The Parties agree to do all things and execute and file all elections under the Tax Act and any applicable provincial income tax statutes as required to give effect to the foregoing. SECTION 6.24 Non-Solicitation. Until the second anniversary of the Closing Date, Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly through any Person or contractual arrangement, solicit, recruit or hire any (a) person who is employed by Seller or an Affiliate of Seller with a title of senior director or higher, who had any oversight of, or interaction with, the Business, or (b) any person who is employed by Seller or an Affiliate of Seller and with whom Purchaser, its Affiliates or any other Representatives had contact during, or who became known to Purchaser, its Affiliates or any of its or their Representatives in connection with, the negotiation or consummation of the transactions contemplated by this Agreement; provided, that the foregoing shall not prohibit (i) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at any such employee or (ii) Purchaser or any of its Affiliates from soliciting or hiring any such employee who, prior to the initiation of any employment discussions with Purchaser or any of its Affiliates, either terminates his or her employment with, or has his or her employment terminated by, Seller or one of its Affiliates. SECTION 6.25 Indemnification of Directors and Officers. (a) Purchaser and Seller agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the current or former directors, officers, employees or agents, as the case may be, of the Transferred Entity (each, a “Transferred Entity Indemnitee”) as provided in the organizational documents of the Transferred Entity or in any Contract with the Transferred Entity as in effect on the date of this Agreement shall survive the Closing and shall continue in full force and effect in accordance with their

69 respective terms, which provisions shall not be amended, repealed or modified in any manner that would adversely affect the rights thereunder of the Transferred Entity Indemnitees. (b) Purchaser shall cause the Transferred Entity to maintain in effect any and all exculpation, indemnification and advancement of expenses provisions currently existing in the organizational documents of the Transferred Entity, or in any indemnification agreements of the Transferred Entity with any of the Transferred Entity Indemnitees, in each case in effect as of the date of this Agreement, for acts or omissions occurring at or prior to the Closing. (c) In the event the Transferred Entity or any of its successors or assigns (i) consolidates with or merges into any other Person (or engages in any similar transaction) and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Purchaser shall ensure that proper provision is made so that the successors and assigns of the Transferred Entity comply with the obligations set forth in this Section 6.25. The provisions of this Section 6.25 are intended for the benefit of, and shall be enforceable by, the Transferred Entity Indemnitees and their respective heirs and Representatives. The rights of all Transferred Entity Indemnitees under this Section 6.25 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract, applicable Law or otherwise. SECTION 6.26 Privileged Matters. (a) Each of the Parties acknowledges and agrees that Covington & Burling LLP (“Deal Counsel”) has acted as counsel to Seller and its Affiliates in connection with the negotiation of this Agreement and the Ancillary Agreements and any consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In that capacity, Deal Counsel has engaged or may engage in communications with (i) other counsel to Seller and its Affiliates (including internal counsel), (ii) Seller and its Affiliates (including the Transferred Entity) and (iii) advisors and consultants to any of the foregoing that relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement and any Ancillary Agreement (“Deal Communications”). (b) Purchaser consents and agrees to Deal Counsel representing Seller and its Affiliates after the Closing, including with respect to disputes in which the interests of Seller and its Affiliates may be directly adverse to the interests of Purchaser and its Affiliates, and even though such Deal Counsel may have represented the Transferred Entity in a matter substantially related to any such dispute, or may be handling ongoing matters for Seller and its Affiliates. Purchaser further consents and agrees to the use by Deal Counsel and Seller and its Affiliates in connection with any such representation of any information known or obtained in connection with the representation described in Section 6.26(a). (c) In connection with the foregoing, Purchaser irrevocably waives any conflict of interest arising from or in connection with (i) Deal Counsel’s prior representation of the Transferred Entity and (ii) Deal Counsel’s representation of Seller and its Affiliates prior to and after the Closing.

70 (d) Subject to Section 6.26(e), Purchaser, on the one hand, and Seller, on the other hand, acknowledge and agree that the information relating to or arising out of the legal advice or services that have been or will be provided prior to the Closing for the benefit of both (i) Seller and its Affiliates (other than the Transferred Entity) and (ii) the Transferred Entity, shall be subject to a shared privilege between Seller and such Affiliates (other than the Transferred Entity), on the one hand, and the Transferred Entity, on the other hand, and Seller and such Affiliates and the Transferred Entity shall have equal right to assert all such shared privileges in connection with privileged information under any Law and no such shared privilege may be waived after Closing by (x) Seller or its Affiliates without the prior written consent of Purchaser or the Transferred Entity or (y) by the Transferred Entity, Purchaser or any of their respective Affiliates without the prior written consent of Seller. (e) Purchaser acknowledges and agrees, on its own behalf and on behalf of its directors, stockholders, members, partners, officers, employees and Affiliates that all Deal Communications shall be deemed to be retained, owned and controlled collectively by Seller and its Affiliates (other than the Transferred Entity) and shall not pass to or be claimed by Purchaser or, following the Closing, the Transferred Entity, even if such communications are in the possession of the Transferred Entity. All Deal Communications that are subject to the attorney- client privilege or the attorney work product privilege (the “Privileged Deal Communications”) shall remain privileged after the Closing, with the privilege belonging solely to Seller and not Purchaser. (f) In the event that a dispute arises between Purchaser, the Transferred Entity and a Third Party, Purchaser and the Transferred Entity shall assert the attorney-client privilege to prevent the disclosure of Privileged Deal Communications to such Third Party. In the event that Purchaser or the Transferred Entity is asked by any Third Party, for example in connection with a Proceeding, to access or obtain any of the Privileged Deal Communications, Purchaser shall (or shall cause the Transferred Entity, as applicable, to) immediately (and, in any event, within three Business Days) notify Seller in writing (including by making specific reference to this Section 6.26(f)). Purchaser further agrees to use (and to cause the Transferred Entity to use) commercially reasonable efforts to assist Seller in connection with any attempt to prevent the disclosure of any Privileged Deal Communications to a Third Party. (g) Purchaser agrees that it will not access, use, or seek to obtain the Deal Communications in any way. In furtherance of the foregoing, prior to the Closing, Seller, the Transferred Entity or any of their respective Affiliates or Representatives may take action to protect from access or remove from the premises of the Transferred Entity (or any offsite back- up or other facilities) any Deal Communications, including by segregating, encrypting, copying, deleting, erasing, exporting or otherwise taking possession of any Deal Communications. In the event that any Deal Communication remains accessible to Purchaser or the Transferred Entity, Purchaser agrees that neither it nor any of its Affiliates or Representatives will attempt to gain access to or view any Deal Communication for any purpose. SECTION 6.27 WARN Act. Purchaser and its Affiliates shall provide any required notice under the WARN Act, and any similar Law, and otherwise comply with, and retain all Liabilities relating to, the WARN Act and any such other similar Law with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act) or group termination or

71 similar event affecting Employees and occurring after the Closing. Seller and its Affiliates shall provide any required notice under the WARN Act, and any similar Law, and otherwise comply with, and retain all Liabilities relating to, the WARN Act and any such other similar Law with respect to any “plant closing” or “mass layoff” or group termination or similar event affecting Employees (including as a result of the consummation of the Acquisition) and occurring prior to the Closing. Neither Purchaser nor any of Purchaser’s Affiliates shall take any action on or during the 90-day period after the Closing Date that would cause any termination of employment of any Employees by Seller or its Affiliates occurring prior to the Closing to constitute a “plant closing,” “mass layoff” or group termination or similar event under the WARN Act or any similar federal, state, local or foreign Law, or to create any liability or penalty to Seller or any of its Affiliates for any employment terminations under Law. Schedule 6.27 contains details of all layoffs of any Employees that occurred during the 90-day period prior to the Closing. SECTION 6.28 Employee Matters. (a) For a period of 12 months following the Closing Date (or upon an earlier termination of employment), Purchaser and its Affiliates shall provide each Employee who is in the employment of the Transferred Entity on the Closing Date (a “Continuing Employee”) (i) an annual salary, wage rate, and annual short-term bonuses or other short-term variable compensation opportunity, as applicable, that are, in each case, no less than the annual salary, wage rate, and annual short-term bonuses or other short-term variable compensation opportunity, as applicable provided to the Continuing Employee immediately prior to the Closing, and (ii) other employee benefits that are, taken as a whole, substantially comparable in the aggregate to the other compensation and benefits provided to such Employee immediately prior to the Closing Date; provided, however, that no severance, equity-based, retention, change-in-control or other special or non-recurring compensation or benefits provided prior to the Closing Date shall be taken into account for purposes of this covenant. Without limitation of the foregoing, for the calendar year in which the Closing occurs, Purchaser and its Affiliates shall pay to the Continuing Employees short-term cash bonuses and other cash incentive compensation (such payments, the “Seller Bonuses”) pursuant to the terms of the applicable bonus and incentive compensation programs covering the Continuing Employees that are in effect immediately prior to Closing, as set forth on Schedule 6.28, and, no later than 15 days after Purchaser notifies Seller that such Seller Bonuses have been paid to Continuing Employees, Seller shall transfer to Purchaser a cash payment, the amount of which shall be equal to the product of (i) the total amount of the Seller Bonuses for the calendar year that includes the Closing Date that Purchaser and its Affiliates paid to the Continuing Employees and (ii) a fraction, (A) the numerator of which is the number of days between and including January 1, 2024 and the Closing Date and (B) the denominator of which is 366, plus the employer-portion of payroll Taxes associated therewith. (b) Effective as of the Closing Date, Employees shall cease all active participation in and accrual of benefits under the Benefit Plans (other than the Seller Bonuses). Seller Parent or its Affiliates (other than the Transferred Entity) shall retain sponsorship of all Liabilities in respect of the Benefit Plans (other than: (i) the portion of the Seller Bonuses that shall become a Liability of Purchaser and its Affiliates to the extent set forth in Section 6.28(a); and (ii) Accrued PTO to the extent set forth in Section 6.28(d)).

72 (c) With respect to any welfare plan maintained or established by Purchaser or its Affiliates in which Continuing Employees are or become eligible to participate after the Closing, Purchaser shall, and shall cause its Affiliates to, use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees (including any requirements for medical underwriting for life insurance benefits) to the extent such conditions and exclusions were satisfied or did not apply to such employees under the applicable employee benefit plan prior to the Closing and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any analogous deductible or out-of-pocket requirements under the applicable employee benefit plan. (d) Purchaser and Purchaser’s Affiliates shall credit or cause to be credited each Continuing Employee’s length of service with Seller and its Affiliates for all purposes (such as eligibility, vesting and benefit accrual, including calculating entitlement to vacation days, sick days and severance payments) to the same extent such service was recognized under the Benefit Plan covering such Continuing Employee that most closely resembles that to be offered by Purchaser or one of Purchaser’s Affiliates; provided, however, that such credit need not be provided to the extent that such credit would result in any duplication of benefits for the same period of service. For purposes of determining the number of vacation or annual leave days to which each Continuing Employee shall be entitled following the Closing, Purchaser shall assume and honor all vacation or annual leave days accrued or earned but not yet taken by such Continuing Employee as of the Closing Date (“Accrued PTO”), provided that within five Business Days following the Closing, Seller shall transfer to Purchaser a cash payment, the amount of which shall be equal to the aggregate Liability for all Accrued PTO. (e) Prior to the Closing, Purchaser shall, or shall cause one or more of its Affiliates to, maintain or cause to be maintained a defined contribution plan that meets the requirements of Section 401(a) of the Code and includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (such Purchaser plan being referred to as the “Purchaser 401(k) Plan”). All Continuing Employees who were eligible to participate in the 401(k) Plan maintained by Seller or its Affiliates that covered the Employees immediately prior to the Closing (the “Seller 401(k) Plan”) shall be eligible to participate in the Purchaser 401(k) Plan effective immediately after the Closing. The Purchaser 401(k) Plan shall accept the rollover of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Seller 401(k) Plan, including plan loans, if such rollover is elected in accordance with applicable Law by such Continuing Employee. To the extent necessary to avoid a default of such a plan loan under the terms of the Seller 401(k) Plan, Purchaser shall cooperate with Seller to ensure that any such plan loan shall be repaid through payroll deductions from the payroll of Purchaser, provided that, to the extent such repayment is not permitted through Purchaser’s payroll, Purchaser shall in good faith cooperate with Seller to establish a repayment plan. For the avoidance of doubt, nothing provided in this Section 6.28(e) shall require Purchaser to amend or modify the Purchaser 401(k) Plan or any other employee benefit plan maintained by Purchaser or any of its Affiliates. (f) Seller shall, and shall cause its Affiliates to, and Purchaser shall, and shall cause its Affiliates to, reasonably cooperate and use good faith efforts in all matters reasonably necessary to effect the transactions contemplated by this Section 6.28, including exchanging

73 information and data relating to workers’ compensation, employee benefits and employee benefit plan coverages (except to the extent prohibited by Law), making any and all required filings and notices, and making any and all required communications with Continuing Employees. (g) Except with respect to the bonus and incentive compensation programs described on Section 6.28(a) of the Seller Disclosure Schedules, nothing contained herein shall be construed as requiring Purchaser or the Transferred Entity to continue any specific plans or to continue the employment of any Person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Purchaser or its Affiliates (including, following the Closing, the Transferred Entity) to amend, modify or terminate any specific plans, programs, policies, arrangements, agreements or understandings of Purchaser or its Affiliates (including, following the Closing, the Transferred Entity). No provision of this Agreement shall be deemed to be the establishment, adoption or amendment of any employee benefit or compensation plan, program, agreement or policy. The provisions of this Section 6.28 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 6.28 shall create such rights in any such Persons. ARTICLE VII INDEMNIFICATION; SURVIVAL SECTION 7.01 Indemnification by Seller. Subject to the limitations set forth in this Article VII and Section 9.05, from and after the Closing, Seller shall defend, indemnify and hold harmless Purchaser and its Affiliates (including, from after the Closing, the Transferred Entity) and each of their respective officers, directors, employees and stockholders (the “Purchaser Indemnitees”) from and against, and compensate and reimburse them for, any and all losses, damages, fines, penalties and amounts paid in settlement, and reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, including reasonable out-of- pocket legal fees and expenses (collectively, “Losses”) incurred by such Purchaser Indemnitees, to the extent arising or resulting from any of the following: (a) any breach of any covenant or agreement of Seller contained in this Agreement; (b) any Pre-Closing Taxes; and (c) any Retained Liability. SECTION 7.02 Indemnification by Purchaser. Subject to the limitations set forth in this Article VII and Section 9.05, from and after the Closing, Purchaser shall defend, indemnify and hold harmless Seller and its Affiliates and each of their respective officers, directors, employees and stockholders (the “Seller Indemnitees”) from and against, and compensate and reimburse them for, any and all Losses incurred by such Seller Indemnitees, to the extent arising or resulting from any of the following: (a) any breach of any covenant or agreement of Purchaser contained in this Agreement;

74 (b) any Assumed Liability; (c) any Alternative Arrangement; (d) the use of the Retained Names and Marks by Purchaser or any of its Affiliates in violation of or outside the scope permitted by Section 6.10; and (e) the Seller Guarantees under Section 6.09. SECTION 7.03 Indemnification Procedures. (a) Third Party Claims. (i) If any Purchaser Indemnitee or Seller Indemnitee (the “Indemnified Party”) receives written notice of the commencement of any Proceeding or the assertion of any claim by a Third Party or the imposition of any penalty or assessment (in each case, other than with respect to Taxes from a Taxing Authority, for which Section 8.04 applies) for which indemnity may be sought under Section 7.01 or Section 7.02 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Article VII, the Indemnified Party shall promptly (but no later than 30 days after receiving such notice) provide the Party against which such indemnification claim would be made (the “Indemnifying Party”) with written notice of such Third Party Claim, stating the nature, basis, the amount thereof (to the extent known or estimated, which amount shall not be conclusive of the final amount of such Third Party Claim), the method of computation thereof (to the extent known or estimated), any other remedy sought thereunder, any relevant time constraints relating thereto, and, to the extent practicable, any other material details pertaining thereto, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice within such 30-day period will not relieve the Indemnifying Party from its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby. (ii) The Indemnifying Party will have 45 days from receipt of any such notice of a Third Party Claim to give notice to the Indemnified Party whether it is assuming and controlling the defense, appeal or settlement proceedings thereof at the cost of the Indemnifying Party and with counsel of the Indemnifying Party’s choice; provided that it shall be a condition to assuming such defense that the Indemnifying Party shall acknowledge by written notice to the Indemnified Party its responsibility, subject to the provisions of this Article VII, for indemnification of the relevant Third Party Claim, and the Indemnifying Party shall not be entitled to assume the defense of such Third Party Claim if (A) the claim seeks injunctive or equitable relief, or (B) the Indemnified Party shall have reasonably concluded that an actual conflict of interest exists between the Indemnifying Party and the Indemnified Party that would make separate representation reasonably necessary. The Indemnified Party shall diligently conduct such defense, appeal or settlement (including the making of all filings and responses due during such time) during the period prior to the assumption of such defense, appeal or settlement proceeding by the Indemnifying Party, or the expiration of such 45-day notice period, and, subject to the provisions of this Article VII, the costs related thereto shall constitute indemnifiable Losses hereunder. So long as the Indemnifying Party has so assumed the defense,

75 appeal or settlement proceedings with respect to the Third Party Claim in accordance herewith, (A) the Indemnified Party may retain separate co-counsel at the Indemnified Party’s sole cost and expense and participate in (but not control) the defense, appeal or settlement proceedings of the Third Party Claim, (B) the Indemnified Party will not admit any liability, file any papers or consent to the entry of any judgment or enter into any settlement agreement, compromise or discharge with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (C) the Indemnifying Party will not admit to any wrongdoing by the Indemnified Party. The Indemnifying Party shall have the right to settle or compromise any Third Party Claim for which it obtains a full release of the Indemnified Party with respect to such Third Party Claim or to which settlement the Indemnified Party consents in writing (such consent not to be unreasonably withheld, conditioned or delayed). As to any Third Party Claim with respect to which the Indemnifying Party does not elect to assume control of the defense, appeal or settlement proceedings thereof or for which the Indemnifying Party is not permitted to elect to assume control of the defense, appeal or settlement proceedings thereof, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, appeal or settlement proceedings, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same. (iii) The Parties will act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims. The Parties will also cooperate in good faith in any such defense, appeal or settlement proceedings, and give each other reasonable access to all information and employees relevant thereto; provided, that neither Party will be required to furnish any such information that would (in the reasonable judgment of such Party on advice of counsel) be reasonably likely to (A) waive any privileges, including the attorney-client privilege, held by such Party or any of its Affiliates or (B) breach any duty of confidentiality owed to any Person (whether such duty arises contractually, statutorily or otherwise) or any Contract with any other Person or violate any applicable Law (provided, that such Party shall use reasonable best efforts to obtain any required Consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney- client privilege) to permit such access). (iv) Whether or not the Indemnifying Party has assumed or controls the defense, appeal or settlement proceedings with respect to a Third Party Claim, such Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). (b) Other Claims. (i) As soon as reasonably practicable after an Indemnified Party becomes aware of any claim that does not involve a Third Party Claim (and is not with respect to Taxes, for which Section 8.04 applies) that might result in Losses for which such Indemnified Party may be entitled to indemnification under this Article VII (a “Direct Claim”), the Indemnified Party shall provide written notice (a “Claim Notice”) to the Indemnifying Party stating the nature, basis, the amount thereof (to the extent known or estimated, which amount shall not be conclusive of the final amount of such Direct Claim), the method of computation thereof (to the

76 extent known or estimated) and, to the extent practicable, any other material details pertaining thereto, along with copies of the relevant documents evidencing such Direct Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such Claim Notice will not relieve the Indemnifying Party from its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby. (ii) Following receipt of a Claim Notice from an Indemnified Party, the Indemnifying Party shall have 30 days to make such investigation of the Direct Claim as the Indemnifying Party reasonably deems necessary or desirable. For purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party or its Representatives the information relied on by the Indemnified Party to substantiate the Direct Claim and all other information in the Indemnified Party’s possession or under the Indemnified Party’s control that the Indemnifying Party reasonably requests in connection with the relevant Claim Notice, provided that such actions and cooperation by the Indemnified Party will not unduly disrupt the operation of the Indemnified Party’s business or cause it to waive any statutory or common law privileges, breach any confidentiality obligations owed to Third Parties, or otherwise cause any confidential information of the Indemnified Party to become public. (iii) Within such 30-day period, an Indemnifying Party may object to any Direct Claim set forth in such Claim Notice by delivering written notice to the Indemnified Party of the Indemnifying Party’s objection (an “Indemnification Objection Notice”). Such Indemnification Objection Notice must describe the grounds for such objection in reasonable detail. If an Indemnification Objection Notice is not delivered by the Indemnifying Party to the Indemnified Party within 30 days after receipt by the Indemnifying Party of the Claim Notice (the “Indemnification Objection Period”), such failure to so object shall be deemed a rejection of such Indemnified Party’s request for indemnification. (iv) If an Indemnifying Party objects in writing during the Indemnification Objection Period to any Direct Claim or Direct Claims by an Indemnified Party made in any Claim Notice or is otherwise deemed to have rejected a request for indemnification pursuant to the final sentence of Section 7.03(b)(iv) above, the Indemnified Party shall have 30 days after its receipt of the Indemnification Objection Notice to respond in a written statement to such objection. If after such 30-day period there remains a dispute as to any Direct Claims, the Indemnifying Party and the Indemnified Party shall attempt in good faith for 20 days (or any mutually agreed upon extension thereof) thereafter to agree in writing upon the rights of the respective parties with respect to each of such Direct Claims. If no such written agreement can be reached after good faith negotiation, each of the Indemnifying Party and the Indemnified Party may take action to resolve the objection in accordance with Section 9.07. SECTION 7.04 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement: (a) no Party’s aggregate maximum liability under Section 7.01 or Section 7.02, as applicable, shall exceed [**]; (b) Seller’s aggregate maximum liability under Section 7.01(c) shall in no event exceed [**]

77 (c) no Party shall have any liability for an otherwise indemnifiable Loss that is contingent unless and until such contingent Loss becomes an actual Loss of the Indemnified Party and is due and payable, so long as the claim for such Loss was timely submitted pursuant to the provisions of this Article VII; (d) no Party shall be liable for any Losses to the extent the Purchaser Indemnitees or the Seller Indemnitees, as applicable, failed to mitigate such Losses in accordance with applicable Laws; (e) no Party shall be liable for any Loss to the extent arising from (i) a change in accounting or taxation Law, policy or practice made after the Closing, other than a change required to comply with any Law, policy or practice in effect on the date hereof, (ii) any Law not in force on the date hereof or any change in Law which takes effect retroactively or (iii) any increase in the rates of taxation in force on the date hereto; (f) no Party shall be liable for any otherwise indemnifiable Loss unless a claim therefor is asserted with reasonable detail and in writing by the Indemnified Party in accordance with Section 7.08; and (g) the limitations detailed in Section 7.04(a) and Section 7.04(b) shall not apply to Losses arising out of or related to [**]. SECTION 7.05 Calculation of Indemnity Payments. (a) The amount of any Loss for which indemnification is provided under this Article VII shall be net of any amounts recovered by the Indemnified Party (including amounts recovered under insurance policies, calculated net of any Taxes incurred with respect to the receipt of insurance proceeds) with respect to such Loss (net of reasonable and documented out- of-pocket expenses, or any deductible or increased premium incurred in obtaining such recovery) by the Indemnified Party (including under insurance policies and any Purchaser Insurance Policy, calculated net of any Taxes incurred with respect to the receipt of such insurance proceeds). (b) If an Indemnified Party recovers an amount from a Third Party (including any insurer) in respect of Losses that are the subject of indemnification hereunder after all or a portion of such Losses have been paid by an Indemnifying Party pursuant to this Article VII, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) (A) the amount paid by the Indemnifying Party in respect of such Losses plus (B) the amount received by the Indemnified Party from a Third Party in respect thereof (net of reasonable and documented out-of-pocket expenses incurred in obtaining such recovery) over (ii) the full amount of the Losses. (c) Each Party shall, and shall cause its respective Affiliates to, mitigate, in accordance with applicable Law, any Loss indemnifiable hereunder upon and after becoming aware of any event that could reasonably be expected to give rise to any Loss. No Party shall be

78 entitled to any payment, adjustment or indemnification more than once with respect to the same matter. SECTION 7.06 Exclusivity. (a) Except (i) for the determination of the Final Purchase Price in accordance with Section 3.03, (ii) as provided in Section 9.11, (iii) as expressly set forth in the Confidentiality Agreement or any Ancillary Agreement and (iv) claims for Fraud, and subject to Purchaser’s rights pursuant to the Purchaser Insurance Policies, (A) each Party acknowledges and agrees that, following the Closing, the remedies provided for in this Article VII shall be the sole and exclusive remedies for any and all claims and damages available to, in the case of the Purchaser, the Purchaser Indemnitees, and, in the case of the Seller, the Seller Indemnitees, arising out of or relating to this Agreement, the Business, the Transferred Entity, the Transferred Shares, the Transferred Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, including the negotiation of this Agreement, any alleged non-disclosure or misrepresentations made hereunder or in any certificate delivered under Section 3.02 and Purchaser’s and its Affiliates’ due diligence investigation with respect to the transactions contemplated by this Agreement; (B) subject to the indemnification provisions set forth in this Article VII, (x) Purchaser waives, on behalf of itself and each other Purchaser Indemnitee, any and all rights, claims and causes of action, whether based on or in warranty, contract, tort (including negligence or strict liability), that any such Person may have against Seller or any of its past, present or future Affiliates, Representatives, incorporators, members, partners, stockholders, successors or assigns (and any past, present or future Affiliate, Representative, incorporator, member, partner, stockholder, successor or assign of any of the foregoing) (each such Person, a “Seller Released Party”), and (y) Seller waives, on behalf of itself and each other Seller Indemnitee, any and all rights, claims and causes of action, whether based on or in warranty, contract, tort (including negligence or strict liability), that any such Person may have against Purchaser or any of its past, present or future Affiliates (including, from after the Closing, the Transferred Entity), Representatives, incorporators, members, partners, stockholders, successors or assigns (and any past, present or future Affiliate, Representative, incorporator, member, partner, stockholder, successor or assign of any of the foregoing) (each such Person, a “Purchaser Released Party”) in each case to the extent such rights, claims and causes of action arise out of or relate to the negotiation, execution, performance or breach of this Agreement, the Business, the Transferred Entity, the Transferred Shares, the Transferred Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, including the negotiation of this Agreement, any alleged non-disclosure or misrepresentations made hereunder or in any certificate delivered under Section 3.02 and Purchaser’s and its Affiliates’ due diligence investigation with respect to the transactions contemplated by this Agreement (collectively, “Released Claims”); and (C) subject to the indemnification provisions set forth in this Article VII, Purchaser irrevocably agrees, on behalf of itself and each other Purchaser Indemnitee, and Seller irrevocably agrees, on behalf of itself and each other Seller Indemnitee, to refrain from directly or indirectly asserting, or assisting any other Person’s assertion of, any right, claim or demand or commencing (or causing to be commenced) any Proceeding of any kind, in any court or before any tribunal, against any Seller Released Party or Purchaser Released Party (as applicable) based upon any Released Claim and disclaims any reliance upon any Seller Released Party or Purchaser Released Party (as applicable) with respect to the performance of this Agreement or any representation or warranty made in, or in connection with, or as an inducement to this

79 Agreement. Purchaser, on behalf of itself and each other Purchaser Indemnitee, and Seller, on behalf of itself and each other Seller Indemnitee, hereby waives any rights it may have under any Law which provides that a general release does not extend to claims which the releasing party does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement. Purchaser on behalf of itself and each other Purchaser Indemnitee, acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the claims released hereby, but Purchaser, on behalf of itself and each other Purchaser Indemnitee, intends to and, by operation of this release shall have, fully, finally and forever settled and released any and all Released Claims without regard to the subsequent discovery of existence of such different or additional facts. For the avoidance of doubt, any claim arising under this Agreement or the Ancillary Agreements is not a Released Claim for any purposes hereunder. (b) Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Purchaser or Seller after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated by this Agreement. (c) No (x) Seller Released Party other than Seller shall have any liability, whether based on or in warranty, contract, tort (including negligence or strict liability) or otherwise, for any Liabilities of Seller, or (y) Purchaser Released Party other than Purchaser shall have any liability, whether based on or in warranty, contract, tort (including negligence or strict liability) or otherwise, for any Liabilities of Purchaser, in each case, arising under, in connection with or related to this Agreement or for any claim based on, in respect of or by reason of the transactions contemplated by this Agreement, including any alleged non-disclosure or misrepresentations made by any such Persons. (d) Except in the case of claims for Fraud, Purchaser, on behalf of itself and each other Purchaser Indemnitee, acknowledges and agrees that the sole and exclusive source of recovery for the Purchaser Indemnitees with respect to a breach or inaccuracy of any representation or warranty of Seller in this Agreement or in any certificate delivered under Section 3.02 shall be to make a claim against the R&W Policy. For the avoidance of doubt, this Section 7.06(d) shall apply even if (i) the R&W Policy is never issued to Purchaser, (ii) the R&W Policy is revoked, cancelled, terminated or modified after issuance, (iii) the R&W Policy is expired, (iv) the underwriters of the R&W Policy become insolvent, (v) Purchaser or any Affiliate thereof makes a claim under the R&W Policy that is denied or not paid by the R&W Insurer (or any agent thereof) or (vi) Purchaser or any Affiliate thereof is unable to make a claim under the R&W Policy due to lack of coverage or exclusions thereunder. (e) Notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees that Purchaser shall, with respect to any claims pursuant to Section 7.01(b) or Section 7.01(c), (i) first seek recovery under the applicable Purchaser Insurance Policies and (ii) second, if and only if such recovery under such Purchaser Insurance Policies has been denied (or such claim is excluded from coverage under the terms of such Purchaser Insurance Policies) or such

80 recovery is insufficient in amount or unavailable to satisfy such claim, then Purchaser shall be entitled to seek recovery for such claim from Seller, subject to the limitations of this Article VII. SECTION 7.07 Tax Treatment of Indemnification. For all Tax purposes, Purchaser, Seller Parent and Seller agree to treat any indemnity payment under this Agreement as an adjustment to the Final Purchase Price unless a final determination of a Taxing Authority provides otherwise. SECTION 7.08 Survival. The representations and warranties of Seller and Purchaser contained in Article IV and Article V shall terminate effective as of the Closing and shall not survive the Closing for any purpose whatsoever. The covenants and agreements contained in this Agreement shall survive the Closing until the earliest of (a) the time at which such covenants or agreements are fully performed in accordance with the Agreement, and (b) the expiration of the term of the undertaking set forth in such covenants and agreements. After the Closing, no Party shall have any liability or obligation of any nature with respect to any representation, warranty, agreement or covenant after the termination thereof unless a notice of a breach thereof giving rise to a right of indemnity, stating the nature, basis and (to the extent known) amount and basis of computation of such claim, shall have been given to the Party against whom such indemnity may be sought prior to the expiration of the survival period for such representation, warranty, agreement or covenant, in which case such representation, warranty, agreement or covenant shall survive as to such claim until such claim has been finally resolved without the requirements of commencing any Proceeding in order to extend such survival period or preserve such claim. SECTION 7.09 No Setoff Rights. Neither Party shall have any right of setoff of any amounts due and payable, or any Losses arising, under this Agreement against any other amounts due and payable under this Agreement or any amounts due and payable, or any Losses arising, under any Ancillary Agreement or any other agreement between Seller and Purchaser or any of their respective Affiliates. The payment obligations under each of this Agreement, the Ancillary Agreements and such other agreements remain independent obligations of each Party, irrespective of any amounts owed to any other Party under this Agreement, the Ancillary Agreements or such other agreements. ARTICLE VIII CERTAIN TAX MATTERS SECTION 8.01 Transfer Taxes. Purchaser and Seller shall equally bear the cost of all Transfer Taxes (if any) that may be due, payable and non-recoverable. The Party (or its Affiliates) that is required under applicable Law to file Tax Returns in respect of such Transfer Taxes will timely prepare and file such Tax Returns. If one Party (or its Affiliates) is legally required to pay any Transfer Taxes, then such Party shall pay such Transfer Taxes, and the other Party shall, subject to receipt of reasonably satisfactory evidence of payment thereof, promptly reimburse the first Party for its portion. Purchaser and Seller shall, and shall cause their respective Affiliates to, reasonably cooperate in timely making all filings, returns, reports and forms as may be required in connection with the payment of Transfer Taxes and in minimizing applicable Transfer Taxes, including in obtaining all available exemptions from

81 Transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions. Seller and Purchaser shall, and shall cause their respective Affiliates to execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any Transfer Taxes. For greater certainty, based on the representation set out in Section 5.10 of this Agreement, Seller and Purchaser understand that the sale of any Transferred Inventory (other than the Finished Inventory) that are located in Manitoba at Closing is not subject to Manitoba RST under PST Law as they are not being purchased by Purchaser at a retail sale. SECTION 8.02 VAT. The Purchase Price, the Assumed Liabilities and all other consideration under this Agreement in respect of the sale of the Transferred Assets are exclusive of any applicable VAT, and the payment of any VAT or PST in respect thereof, including any interest and penalties thereon, shall be the responsibility of Purchaser. If any amount of VAT or PST is or becomes chargeable in respect of the sale of the Transferred Assets, the Assumed Liabilities or any other consideration or any part thereof under this Agreement and payable by Purchaser (or any Affiliate of Purchaser, if applicable), Purchaser (or an Affiliate of Purchaser, if applicable) shall, against delivery of a valid invoice, in addition to any other amount payable under this Agreement to be payable by Purchaser, pay or cause to be paid to Seller the full amount of any VAT or PST and any interest and penalties thereon so charged. If any invoice is not initially issued (in whole or in part) in an appropriate form under applicable Law as determined by Purchaser, acting reasonably and in good faith, the Parties shall cooperate to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with VAT requirements and/or PST Law. SECTION 8.03 Tax Returns. (a) Seller Parent shall have the right to prepare or cause to be prepared all Tax Returns of the Transferred Entity with respect to any Pre-Closing Tax Period that are due to be filed after the Closing (each, a “Seller Tax Return”), which, for the avoidance of doubt, shall not include any Tax Returns of Seller Parent, including with respect to any consolidated or affiliated group of which Seller Parent is the common parent company. For this purpose, Seller Parent shall prepare any such Seller Tax Return in a manner consistent with the Transferred Entity’s past practice, unless otherwise required by applicable Law or this Agreement. The Transferred Entity shall timely file any Seller Tax Return; provided such Seller Tax Returns, in the Transferred Entity’s good faith judgment, reflect positions that are at least “more likely than not” to be sustained, failing which the Transferred Entity shall have the right to prepare and file or cause to be prepared and filed any Seller Tax Return. (b) For purposes of calculating the Tax liability of the Transferred Entity or with respect to any Transferred Assets for any Straddle Tax Period, the portion of any Tax that is allocable to the portion of such Straddle Tax Period ending on the Closing Date shall be (i) in the case of real property Taxes, personal property Taxes and similar ad valorem Taxes, pro-rated on a per diem basis between the Pre-Closing Tax Period and the Post-Closing Tax Period; and (ii) in the case of Taxes other than those described in the preceding clause (i), determined on the basis of a closing of the books of the respective Transferred Entity as though its tax period and the tax period of any of its subsidiaries terminated as of the end of the Closing Date; provided that any

82 items that are determined on a time basis, such as depreciation, shall be calculated by pro-rating such item on a per diem basis. (c) Purchaser shall not, and shall procure that its Affiliates will not, (i) amend any Tax Return filed by or with respect to the Transferred Entity relating in whole or in part to a Tax period ending on or prior to the Closing Date (a “Pre-Closing Tax Return”), (ii) consent to the waiver or extension of the statute of limitations relating to any Pre-Closing Tax Return, or (iii) participate in any voluntary compliance, amnesty, self-correction or similar program with respect to any Taxes of the Transferred Entity in relation to any Pre-Closing Tax Period. SECTION 8.04 Tax Contests. (a) After the Closing, each of Purchaser and Seller shall promptly notify the other in writing of the proposed assessment or the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim with respect to Taxes, of which such Party has been informed in writing by any Taxing Authority, or on Purchaser or the Transferred Entity, which, if determined adversely to the taxpayer or after the lapse of time, could be grounds for indemnification under this Agreement. Such notice shall contain factual information (to the extent known to Seller or Purchaser, as applicable) describing the asserted Liability for Taxes in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Liability for Taxes; provided, that failure to so notify Seller or Purchaser, as applicable, shall not relieve any Party of its obligations hereunder unless and to the extent such Party is actually and materially prejudiced thereby. (b) In the case of a Tax audit or administrative or judicial proceeding with respect to the Transferred Entity or the Transferred Assets that relates to a Pre-Closing Tax Period or any Seller Tax Return (a “Seller Tax Contest”), Seller shall have the right to control at its expense the conduct of such Seller Tax Contest; provided, that Seller shall notify Purchaser of Seller’s decision to control any Seller Tax Contest and thereafter, (i) pursue such Seller Tax Contest in good faith, (ii) keep Purchaser reasonably informed of the progress thereof, (iii) allow Purchaser (and any designee of Purchaser) to participate at Purchaser’s expense in the prosecution thereof, and (iv) not settle or compromise any such Seller Tax Contest without the prior written consent of Purchaser, which consent Purchaser shall not unreasonably withhold, delay or condition. If Seller does not elect to control a Seller Tax Contest, Purchaser shall (A) pursue such Seller Tax Contest in good faith, (B) keep Seller reasonably informed of the progress thereof, (C) allow Seller (and any designee of Seller) to participate at Seller’s expense in the prosecution of any such Seller Tax Contest, and (D) not settle or compromise any such Seller Tax Contest without obtaining the prior written consent of Seller, which consent Seller shall not unreasonably withhold, delay or condition. SECTION 8.05 Section 338(h)(10) Election. (a) Upon Purchaser’s written request after the Closing Date but at least 30 days before the applicable filing due date, Seller Parent shall join with Purchaser in making an election under Section 338(h)(10) of the Code and any similar election under any applicable state, local or foreign Law applicable to Taxes (collectively, the “Section 338(h)(10) Election”)

83 with respect to the purchase of the Transferred Shares. The following clauses apply only where Purchaser requests a Section 338(h)(10) Election. (b) Within 90 days hereof, Purchaser shall deliver to Seller Parent drafts of IRS Form 8023 and any similar forms under applicable state, local and foreign Tax Law (collectively, the “Section 338(h)(10) Election Forms”). The Seller Parent shall review the Section 338(h)(10) Election Forms and shall provide any proposed revisions to Purchaser within five (5) days after the receipt thereof from Purchaser. The Section 338(h)(10) Election Forms shall be duly executed by Seller Parent and Purchaser as promptly as practicable after the Section 338(h)(10) Election Forms are finalized. Purchaser shall duly and timely file with the appropriate Taxing Authority pursuant to applicable Law the Section 338(h)(10) Election Forms as prescribed by Treasury Regulation Section 1.338(h)(10)-1 or the corresponding provisions of applicable state, local, or foreign Law applicable to Taxes. If, after filing any of such Section 338(h)(10) Election Forms, any changes or supplements are required thereto, Purchaser and Seller Parent shall reasonably cooperate to complete any required amendments or supplements thereto, and Purchaser and Seller Parent shall execute such amended form as soon as reasonably practicable and Purchaser shall timely file such amended form, and any required supplements thereto, with the appropriate Taxing Authorities. (c) Purchaser shall in good faith determine and prepare an allocation of the portion of the Purchase Price allocated to the Transferred Shares pursuant to the Allocation among the assets of the Transferred Entity, in accordance with the principles of Section 338 and 1060 of the Code, the Treasury Regulations thereunder and IRS Form 8883 not later than forty-five (45) days following the determination of the Allocation pursuant to Section 3.05 (the “Section 338(h)(10) Allocation Table”). The Seller Parent may provide comments on any amounts reflected on the Section 338(h)(10) Allocation Schedule within 30 days following receipt of the Section 338(h)(10) Allocation Schedule, and Purchaser shall consider such comments in good faith. If the Parties are unable to resolve any disagreement regarding the Section 338(h)(10) Allocation Table, then the Parties shall engage the Independent Expert, whose resolution shall be final and binding on the Parties, and shall split equally the cost and expenses of engaging the Independent Expert. For U.S. federal (and applicable state and local) income Tax purposes, each of Purchaser and Seller Parent shall (A) be bound by the final Section 338(h)(10) Allocation Schedule for purposes of determining any Taxes, (B) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns (including IRS Form 8883) on a basis consistent with the final Section 338(h)(10) Allocation Schedule (as modified by the mutual agreement of Purchaser and the Seller Parent or by the Independent Expert), and (C) take no position, and cause its Affiliates to take no position, inconsistent with the final Section 338(h)(10) Allocation Schedule on any Tax Return, in any refund claim, in any audit, dispute or proceeding before any Taxing Authority or otherwise with respect to such Tax Returns. SECTION 8.06 Tax Refunds. Seller shall be entitled to any refunds of Taxes in respect of the Transferred Entity or Transferred Assets relating to any Pre-Closing Tax Period (including any refund that relates to the portion of any Straddle Tax Period that is a Pre-Closing Tax Period) received by Purchaser or any of its Affiliates (including the Transferred Entity after the Closing), including such refunds received by way of any credits that become available against the Tax liability of Purchaser or any of its Affiliates. Purchaser shall pay over to Seller any such refund or the amount of any such credit, net of any reasonable out-of-pocket expenses

84 incurred by Purchaser or any of its Affiliates attributable to the receipt of such refund or credit, within 15 days after receipt of such refund or when such credit becomes available to Purchaser or an Affiliate, as applicable. SECTION 8.07 Records. Purchaser agrees to retain all records relating to Taxes of the Transferred Entity with respect to the Transferred Assets for all taxable periods ending on or prior to the Closing Date until the expiration of the statutes of limitation (including any extensions thereof) for the taxable period or periods to which such records relate. Purchaser and Seller agree to provide each other with such information and assistance as is reasonably necessary, including access to records and personnel, for the preparation of any Tax Return, audit or other examination by any Taxing Authority or Proceeding related to liability for Taxes in connection with the Transferred Assets. SECTION 8.08 Tax Elections. Following Closing and to the extent permitted under applicable Tax Law, Purchaser and Seller will cause to be filed, in a timely manner, a joint election to have the rules in subsection 20(24) of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to Assumed Liabilities in respect of undertakings of Seller which arise from the operation of the Business and to which paragraph 12(1)(a) or 12(1)(e) of the Tax Act applies. Purchaser and Seller acknowledge that Seller is transferring assets to Purchaser (or an applicable Affiliate) which have a value equal to the elected amount as consideration for the assumption by Purchaser (or an applicable Affiliate) of such obligations of Seller. SECTION 8.09 Survival of Tax Covenants. The covenants contained in this Article VIII shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions thereof). ARTICLE IX MISCELLANEOUS SECTION 9.01 Assignment. Neither this Agreement nor any of the rights and obligations of the Parties hereunder may be assigned by Purchaser or Seller without the prior written consent of Seller (in the case of Purchaser) or Purchaser (in the case of Seller), as applicable; provided that either Party may assign any rights and obligations hereunder to any Affiliate without the prior written consent of the other Party; provided, that no such assignment shall relieve such assigning Party (as applicable) of any of its obligations hereunder. Subject to the first sentence of this Section 9.01, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment or transfer in violation of this Section 9.01 shall be null and void. SECTION 9.02 No Third-Party Beneficiaries. Except as provided in Section 2.01(b), Section 6.09 or Article VII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder. Nothing in this Agreement shall constitute an amendment to

85 any employee benefit plan, and no employee benefit plan shall be amended absent a separate written amendment that complies with such employee benefit plan’s amendment procedures. SECTION 9.03 Expenses. Each of the Parties shall pay its own legal, accounting and other fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and the consummation of the transactions contemplated by this Agreement and any other costs and expenses incurred by such Party, except as otherwise expressly set forth herein. SECTION 9.04 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or delivered by electronic mail or globally recognized express delivery service to the Parties at the addresses set forth below or to such other address as the Party to whom notice is to be given has indicated to the other Parties in writing in accordance herewith. Any such notice, request, permission, waiver or other communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of electronic mail, on the date of sending if no automated notice of delivery failure is received by the sender (notice given upon transmission if sent by e-mail transmission prior to 6:00 p.m. local time on a Business Day, or at 9:00 a.m. local time on the next Business Day if sent by e-mail transmission after 6:00 p.m. on a Business Day or on a day that is not a Business Day), and (c) in the case of a globally recognized express delivery service, on the date on which receipt by the addressee is confirmed pursuant to the service’s systems. (i) If to Seller, Emergent BioSolutions Canada Inc 400 Professional Drive, Suite 400 Gaithersburg, MD 20879 Attention: [**]; EBSI Legal Inbox Email: [**] with copies (which shall not constitute effective notice) to: Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 Attention: [**] Email: [**] (ii) If to Purchaser, BTG International Inc. 300 Four Falls Corporate Center Suite 300 300 Conshohocken State Road

86 West Conshohocken, PA Attention: Legal Department Email: [**] and SERB SAS c/o BTG International Inc. 40 Avenue George V Paris, France 75008 Attention: Legal Department Email: [**] with copies (which shall not constitute effective notice) to: Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Attention: [**] Email: [**] SECTION 9.05 Limitation on Damages. Notwithstanding anything to the contrary contained in this Agreement, to the maximum extent permitted by applicable Law, in no event shall either Party be liable in connection with this Agreement, the negotiation of this Agreement or the transactions contemplated by this Agreement for punitive damages, whether or not caused by or resulting from the actions of such Party or the breach of its covenants, agreements, representations or warranties hereunder and whether or not based on or in warranty, contract, tort (including negligence or strict liability) or otherwise, except to the extent actually paid by such Party to a Third Party pursuant to a Third Party Claim. SECTION 9.06 Severability. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or affecting the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction, and in lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and reasonably acceptable to the Parties. SECTION 9.07 Governing Law; Jurisdiction; Dispute Resolution. (a) This Agreement, the negotiation, execution or performance of this Agreement and any Disputes (whether for breach of contract, tortious conduct or otherwise) shall be governed

87 and construed in accordance with the Laws of the State of Delaware, without reference to its conflicts of law principles that would refer the construction, validity, interpretation or enforceability of, or the resolution of any Dispute under, this Agreement to the substantive Laws of another jurisdiction. (b) Subject to Section 9.11, each Party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the Delaware Court of Chancery and the United States District Court for the District of Delaware sitting in New Castle County (the “Chosen Courts”) with respect to any Proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any Proceeding (other than appeals therefrom) related thereto except in such Chosen Courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such action, suit or proceeding brought in any such Chosen Court has been brought in an inconvenient forum. SECTION 9.08 Service of Process. Each of the Parties consents to service of any process, summons, notice or document which may be served in any Proceeding in the Chosen Courts, which service may be made by certified or registered mail, postage prepaid, or as otherwise provided in Section 9.04, to such Party’s respective address set forth in Section 9.04. SECTION 9.09 Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or thereby or Disputes relating hereto or thereto. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.09. SECTION 9.10 Amendments and Waivers. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the Parties or, in the case of a waiver, by or on behalf of the Party waiving compliance. No failure or delay by any Party in exercising any right, power or privilege hereunder, and no course of dealing between the Parties, shall be effective to amend or waive any provision of this Agreement. SECTION 9.11 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) each Party shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of

88 competent jurisdiction without proof of damages or otherwise, this being in addition to any other remedy to which it is entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Seller nor Purchaser would have entered into this Agreement. Each Party agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the other Party otherwise has an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.11 shall not be required to provide any bond or other security in connection with any such order or injunction. SECTION 9.12 Joint Drafting. The Parties have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the Parties, and no rule of construction will be invoked respecting the authorship of this Agreement. SECTION 9.13 Fulfillment of Obligations. (a) Any obligation of any Party to any other Party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party. (b) Purchaser and Seller shall each take any and all actions necessary to cause its Affiliates to perform and fulfill their covenants, obligations and agreements under this Agreement and any Ancillary Agreement to which such Affiliate is party. SECTION 9.14 Counterparts. This Agreement may be executed in any number of counterparts (including electronically), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement. SECTION 9.15 Entire Agreement. This Agreement, and the Exhibits and Schedules, including the Disclosure Schedule, the Confidentiality Agreement and the Ancillary Agreements constitute the entire understanding between the Parties with respect to the subject matter hereof and thereof, and supersede all understandings, negotiations, discussions, conversations, representations and promises, whether written or oral, with respect to the subject matter hereof and thereof. The Parties agree to define their rights, liabilities and obligations with respect to such understanding and the transactions contemplated by this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement and the Ancillary Agreements, and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement or the Ancillary Agreements. [Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE STOCK AND ASSET PURCHASE AGREEMENT IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above. BTG INTERNATIONAL INC. by: Name:Thomas Kolaras Title: Director

SIGNATURE PAGE STOCK AND ASSET PURCHASE AGREEMENT IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above. EMERGENT BIOSOLUTIONS CANADA INC. by: Name: Jennifer Fox Title: Director Docusign Envelope ID: B0A8E031-BBFB-4115-86EF-8BEB487271BC